UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934

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ZBB ENERGY CORPORATION
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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N93 W14475 Whittaker Way
Menomonee Falls, Wisconsin 53051

Dear ZBB Energy Shareholder:

You are cordially invited to attend a special meeting of shareholders of ZBB Energy Corporation (the “Company”) to be held at the Company’s corporate headquarters at N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051, on Monday, June 29, 2015 at 10:00 a.m., local time.  As described in the Notice of Meeting and Proxy Statement that follow, at the special meeting shareholders will be asked to approve a strategic transaction with Solar Power, Inc. (“SPI”).

The proposed transaction with SPI began to take shape almost a year ago.  It was clear then that SPI’s market vision combining renewables and storage was very much aligned with our own vision.

At that time, SPI was just beginning its aggregation of global solar projects.  We watched with great interest SPI’s rapid growth and increasing financial strength.  SPI’s announced project pipeline now exceeds 2.6 GWs as detailed in their most recent annual report on Form 10-K and their balance sheet strength shows they can execute on these projects.  In addition, they are employing very creative financing options such as an e-commerce platform, www.Solarbao.com, to provide even greater financial strength as they add more projects to their pipeline.  Their objective is to become the global leading provider of photovoltaic solutions.  Their current and expanding global market reach today demonstrates they are on the right track to achieve that objective.

SPI’s market is global with over 2 GWs of solar projects in different stages of development and in its pipeline in Europe, North America and Central America.  Their biggest market, however, is Asia, with more than 1.5 GW of projects primarily located in China and Japan.  China has announced its intention to install solar projects exceeding 15 GWs per year for the next 10 years.  Part of SPI's strategy is to capitalize on the growing market in China, which China's National Energy Administration (NEA) has pledged to actively support in the coming years.  SPI intends to be a key player in this major expansion in China.

As part of the transaction with ZBB, SPI and ZBB intend to execute a supply agreement pursuant to which ZBB will sell and SPI will purchase 40 MWs of ZBB’s electronics and battery equipment with a minimum of 2 hours of storage capability.  We expect that many of the committed projects will require many more hours of storage capability.  All told, we expect this first commitment of 40 MWs to yield revenue between $80 and $120 million.  This first commitment represents only 1.5% of the 2.6 GWs currently in SPI’s announced pipeline.  As SPI grows, we expect this purchase commitment to grow as well.  In addition, ZBB will continue to market to other customers and we expect to create a robust business beyond SPI’s commitments.

To deliver on these commitments, ZBB will need to expand its manufacturing capability for all of its products.  This takes capital and a balance sheet that will support global contracting for facilities and equipment.  SPI and ZBB have therefore agreed a two-step financing package whereby SPI will provide ZBB initially with $33.4 million in new equity financing and, as a second step, may later provide an additional $36.7 million upon exercise of a warrant.

This two-step financing package provides a potential path to majority ownership for SPI, but only under certain circumstances.  The most important consideration is that SPI needs to meet specific milestones in the current purchase commitment.  It is also important to note that SPI’s equity value in ZBB increases only as SPI provides an increasing number of orders to ZBB and ZBB delivers an increasing amount of product that produces increasing revenues for ZBB in the coming years.  In light of SPI’s significant ownership interest in ZBB, we expect ZBB to be SPI’s preferred supplier of storage over the long-term. Importantly, we also believe that this investment structure aligns SPI’s interests with those of existing investors in driving shareholder value.  And, finally, the last consideration is that this investment is a long-term STRATEGIC investment and not simply a financial investment.  We believe this investor is incentivized to hold its investment long-term and help it appreciate in value.  Long-term appreciation of SPI’s investment in ZBB strengthens SPI’s balance sheet, providing both ZBB investors and SPI an investment win/win.  In the meantime, shares eligible for trading will be limited to little more than the shares currently outstanding.

The Board of Directors has thought long and hard about this transaction.  When SPI presented a deal that not only gives ZBB a business transforming purchase commitment but also capital to provide the financial wherewithal, the decision became a much easier one to make.  We believe that this deal offers an exciting opportunity for the growth of ZBB’s business.  For these reasons, we are unanimously recommending approval of this deal.

We will be using the “Notice and Access” method of providing proxy materials to you via the Internet. We believe that this process should provide you with a convenient and quick way to access your proxy materials and vote your shares, while allowing us to conserve natural resources and reduce the costs of printing and distributing the proxy materials. On or about May [●], 2015, we will mail to our shareholders a Notice of Internet Availability of Proxy Materials (“Meeting Notice”) containing instructions on how to access our proxy statement and vote electronically via the Internet or by telephone. This notice also contains instructions on how to receive a paper copy of your proxy materials.

We look forward to your attending either in person or by proxy. Your vote is important, and I hope that you will vote as soon as possible by following the voting instructions set forth in the Meeting Notice.

Very truly yours,

Paul F. Koeppe
Chairman of the Board

May [●], 2015

N93 W14475 Whittaker Way
Menomonee Falls, Wisconsin 53051

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 29, 2015

To the Shareholders of ZBB Energy Corporation:

A special meeting of the shareholders of ZBB Energy Corporation, a Wisconsin corporation (“ZBB,” the “Company,” “we,” “us” or “our”), will be held on June 29, 2015, at 10:00 a.m., local time at the Company’s corporate headquarters at N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051. The purposes of the meeting are to consider and vote on the following proposals:

1.
To consider and act upon a proposal to approve and ratify, for purposes of Section 713 of the Company Guide of the NYSE MKT, LLC, the issuance of securities of the Company as described in the attached Proxy Statement under the terms of:

(a)
that certain Securities Purchase Agreement by and between the Company and Solar Power, Inc. dated as of April 17, 2015, which provides for the issuance of (i) 8,000,000 shares of the Company’s common stock, (ii) 28,048 shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and (iii) a warrant to purchase 50,000,000 shares of the Company’s common stock (the “Warrant”);

(b)	the Certificate of Designation of Preferences, Rights and Limitations governing the Series C Preferred Stock; and

(c)	the Warrant;

2.	To consider and act upon a proposal to approve an amendment to the Company’s Articles of Incorporation, as amended to date, to change the name of the Company to [●]; and

3.	To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Our board of directors is not aware of any other business to come before the special meeting. Only common shareholders of record at the close of business on May 12, 2015 are entitled to receive notice of, and to vote at, the special meeting.

Please vote by using the telephone or Internet voting systems described in the Notice of Internet Availability of Proxy Materials or, if the attached Proxy Statement and a proxy card were mailed to you, please sign, date, and return the proxy card in the enclosed envelope as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on June 29, 2015: The Proxy Statement for the Special Meeting of Shareholders is available at http://www.proxyvote.com.

By Order of the Board of Directors,

Dilek Wagner
Vice President of Finance and Secretary

Menomonee Falls, Wisconsin
May [●], 2015

ZBB ENERGY CORPORATION
______________________

PROXY STATEMENT
FOR
SPECIAL MEETING OF SHAREHOLDERS
______________________

This proxy statement is furnished in connection with the solicitation on behalf of the board of directors of ZBB Energy Corporation, a Wisconsin corporation (“ZBB,” the “Company,” “we,” “us” or “our”), of proxies to be voted at the special meeting of shareholders to be held on June 29, 2015, at 10:00 a.m., local time at the Company’s corporate headquarters at N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051.  The proxies may also be voted at any adjournments or postponements of the meeting.

The mailing address for our principal executive offices is ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051.

All properly executed written proxies and all properly completed proxies submitted by telephone or Internet that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before completion of voting at the meeting.

Only owners of record of shares of common stock and series B convertible preferred stock of the Company as of the close of business on May 12, 2015, the “record date,” are entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the meeting. Each owner of record is entitled to one vote for each share of common stock or series B convertible preferred stock, as applicable, held. On the record date, there were 39,101,209 shares of common stock and 2,575 shares of series B convertible preferred stock outstanding.

ABOUT THE SPECIAL MEETING AND VOTING

What am I being asked to vote on at the meeting?

You will be voting on the following proposals:

1.
To consider and act upon a proposal (the “Exchange Approval Proposal”) to approve and ratify, for purposes of Section 713 of the Company Guide of the NYSE MKT, LLC (“NYSE MKT”), the issuance of securities of the Company as described in this proxy statement under the terms of:

(a)
that certain Securities Purchase Agreement by and between the Company and Solar Power, Inc. (“SPI”) dated as of April 17, 2015, (the “Purchase Agreement”), which provides for the issuance of (i) 8,000,000 shares of the Company’s common stock (the “Purchased Common Shares”), (ii) 28,048 shares of the Company’s Series C Convertible Preferred Stock (the “Purchased Preferred Shares”) and (iii) a warrant to purchase 50,000,000 shares of the Company’s common stock (the “Warrant”);

(b)	the Certificate of Designation of Preferences, Rights and Limitations governing the Purchased Preferred Shares; and

(c)	the Warrant;

2.	To consider and act upon a proposal to approve an amendment to the Company’s Articles of Incorporation, as amended to date, to change the name of the Company to [●] (the “Name Change Proposal”); and

3.	To transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

As described in this proxy statement, our Company’s board of directors (the “Board”) believes these proposals are in the best interests of our Company and its shareholders.

The board of directors is not aware of any other matters to be brought before the meeting. If any other business is properly raised at the meeting or any adjournments or postponements thereof, the proxy holders may vote any shares represented by proxy in their discretion.

Why is shareholder approval of the Exchange Approval Proposal required?

Because our common stock is listed on the NYSE MKT, we are subject to Section 713 of the Company Guide of the NYSE MKT (“Section 713”), which requires shareholder approval prior to certain issuances of securities.  Section 713(a) requires shareholder approval in connection with a transaction involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) at a price less than the greater of book value or market value which equals 20% or more of presently outstanding shares of common stock.  Section 713(b) requires shareholder approval in connection with a transaction involving the issuance or potential issuance of additional shares will result in a change of control of the issuer.

While the initial sale of Purchased Common Shares, the Purchased Preferred Shares and the Warrant would not immediately result in the issuance by the Company of common stock equal to 20% or more of presently outstanding stock or a change of control of our Company for the purposes of Section 713, the shares of the Company’s common stock issuable upon the conversion of the Purchased Preferred Shares and the exercise of the Warrant would cross both of these thresholds.  Approval of the Exchange Approval Proposal will constitute approval for purposes of both Section 713(a) and Section 713(b).

What is a proxy statement and what is a proxy?

A proxy statement is a document that Securities and Exchange Commission (“SEC”) regulations require us to give you when we ask you to sign a proxy designating individuals to vote on your behalf. A proxy is your legal authorization of another person to vote the stock you own. That other person is referred to as a proxy holder. Our Board is asking for your proxy. We have designated two of our officers to serve as proxy holders for the special meeting. All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before completion of voting at the meeting.

What is a shareholder of record?

A shareholder of record or registered shareholder is a shareholder whose ownership of ZBB common stock or series B convertible preferred stock is reflected directly on the books and records of our transfer agent, Computershare. If you hold stock through an account with a bank, broker, nominee or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a shareholder of record. For shares held in street name, the shareholder of record is your bank, broker, nominee or similar organization. We only have access to ownership records for the registered shares.

How do I vote?

It is not necessary to attend the special meeting to vote. If you are a shareholder of record, you may vote by proxy by mail, internet or telephone pursuant to the instructions on the proxy card provided. If you hold shares beneficially in street name, you may vote by proxy by following the voting instruction card provided to you by your broker, bank or nominee. The availability of internet voting or telephone voting for shareholders whose shares are held in street name may depend on the voting procedures of that organization.

If you are a shareholder of record and you attend the special meeting, you may vote at the meeting by ballot. If you hold your shares in street name and you wish to vote at the meeting, you must obtain a legal proxy, executed in your favor, from your bank, broker, nominee or other holder of record.

What vote is required to approve the proposals?

The Exchange Approval Proposal will be approved if a majority of the votes cast by the holders of our common stock and series B convertible preferred stock, voting together on a combined basis, at the special meeting with respect to such proposal are voted in favor of such proposal.  The Name Change Proposal will be approved if not less than 75% of the votes cast by the holders of our common stock and series B convertible preferred stock, voting together on a combined basis, at the special meeting duly called for with respect to such proposal are voted in favor of such proposal.

What is a quorum for the special meeting?

The presence, in person or by proxy, of one-third of the total votes entitled to be cast on each matter at the special meeting will constitute a quorum at the special meeting.  Abstentions and broker non-votes, which are proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which brokers or nominees do not have discretionary power to vote, will be treated as present for purposes of determining the quorum.

What happens if I do not give specific voting instructions?

If you are a shareholder of record and you sign and return a proxy without providing specific voting instructions, then the proxy holders will vote your shares “FOR” the proposals to be presented at the special meeting, and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the special meeting.

If you hold shares in street name through a broker, bank or other nominee and do not vote your shares or provide voting instructions, your nominee may generally vote for you on “routine” proposals but not on “non-routine” proposals. If your nominee does not receive instructions from you on how to vote your shares on a non-routine proposal, your nominee will inform the inspector of elections that it does not have authority to vote on the matter with respect to your shares. This is referred to as a “broker non-vote.”

The approval of the Exchange Approval Proposal (“Proposal 1”) is considered to be a non-routine matter under applicable rules. A broker, bank or other nominee cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1.

The Name Change Proposal (“Proposal 2”) is considered to be a routine matter under applicable rules. A broker, bank or other nominee may generally vote on routine matters, and we do not expect there to be any broker non-votes with respect to Proposal 2.

How are abstentions and broker non-votes treated?

Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Abstentions are not counted as votes cast with respect to any proposal considered at the special meeting and, therefore, will have no effect on the proposals being considered at the special meeting. Broker non-votes are not counted as present with respect to Proposal 1 and, therefore, will have no effect on such proposal.  We expect no broker non-votes on Proposal 2.

What if I want to change my vote?

If you are a shareholder of record, you may change or revoke your proxy any time before it is voted at the special meeting by:

•	timely delivering a properly executed, later-dated proxy;

•	delivering a written revocation of your proxy to our Secretary, Dilek Wagner, at our principal executive offices; or

•	voting in person at the meeting.

If you hold your shares beneficially in street name, you may change your vote by submitting new voting instructions to your bank, broker or nominee following the instructions they provide.

What do I need to do if I plan to attend the meeting in person?

All shareholders must present a form of personal identification in order to be admitted to the meeting. If your shares are held in street name through a bank, broker or other nominee, we may require additional proof of your ownership as of the record date, such as a copy of your brokerage account statement or a copy of your notice or voting instruction card. If you plan to attend the special meeting and require directions, please contact our Secretary, Dilek Wagner, at (262) 253-9800.

Who pays for solicitation of proxies?

We are paying the cost of soliciting proxies which may include engagement of a proxy solicitor. We may reimburse brokers and other custodians, nominees and fiduciaries for their reasonable expenses for forwarding proxy materials to shareholders. Our directors, officers and employees also may solicit proxies by mail, telephone, facsimile, email and personal contact. They will not receive any compensation for doing so.

Where can I find the voting results of the special meeting?

We will report voting results of the special shareholders meeting in a Form 8-K filed with the SEC no later than four business days following the meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

AND RELATED SHAREHOLDER MATTERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of May 12, 2015 by:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our common stock;

•	principal executive officer and our two other most highly compensated executive officers;

•	each of our directors; and

•	all executive officers and directors as a group.

Unless otherwise noted below, the address of each person listed on the table is c/o ZBB Energy Corporation at N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051. To our knowledge, and subject to applicable community property laws, each person listed below has sole voting and investment power over the shares shown as beneficially owned except to the extent jointly owned with spouses or otherwise noted below.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”). The information does not necessarily indicate ownership for any other purpose. Under these rules, a person is deemed the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days after May 12, 2015, including the right to acquire shares of common stock subject to options, warrants or convertible preferred stock.  Shares of common stock subject to options and warrants that may be exercised within 60 days after May 12, 2015 are deemed to be beneficially owned and outstanding for purposes of calculating the number of shares and the percentage of common stock beneficially owned by the shareholder holding the options or warrants, but are not deemed to be beneficially owned and outstanding for purposes of computing the percentage beneficially owned by any other person.  The applicable percentage of common stock outstanding as of May 12, 2015 is based upon 39,101,209 shares outstanding on that date.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Common Stock		Shares Underlying Convertible Preferred Stock, Options and Warrants (1)		Total	Percentage of Class
Directors, Nominees and Executive Officers
Richard A. Abdoo	463,670		594,456		1,058,127	2.7%
Eric C. Apfelbach	153,365		134,151		287,516	*
Manfred E. Birnbaum	195,155		37,785		232,940	*
Kevin A. Dennis	7,262		80,025		87,287	*
Bradley L. Hansen	-		-		-	*
Paul F. Koeppe	591,885		665,588		1,257,474	3.2%
James H. Ozanne	51,862		15,000		66,862	*
Theodore Stern	783,792	(2)	1,285,948	(3)	2,069,740	5.1%
Directors and Executive Officers as a group (11 persons)	2,250,992		3,025,687		5,276,679	12.5%

Five Percent Stockholders
Marathon Capital Management (4)	2,318,300		-		2,318,300	5.9%
*	Less than one percent.

(1)
Includes shares of stock issuable upon the exercise of warrants and stock options exercisable within 60 days of May 12, 2015 and shares underlying shares of series B convertible preferred stock convertible within 60 days of May 12, 2015.  Does not include shares of stock issuable upon the exercise of stock options not exercisable within 60 days of May 12, 2015 or shares of common stock underlying restricted stock unit awards that are not issuable within 60 days of May 12, 2015.

(2)	617,187 of these shares are held by Bomoseen Associates, LP. Mr. Stern shares voting and dispositive power over these shares.

(3)
Includes shares of stock issuable upon the exercise of warrants and shares underlying shares of series B convertible preferred stock held by Bomoseen Associates, LP. Mr. Stern shares voting and dispositive power over these shares.

(4)
Shares are beneficially owned by Marathon Capital Management, LLC, a Maryland limited liability company.  Marathon Capital Management, LLC has sole voting power with respect to 26,000 shares and sole dispositive power with respect to 2,318,300 shares.  The principal business address of the above-named entity is 4 North Park Drive, Suite 106, Hunt Valley, MD 21030.  This information has been obtained from a Schedule 13G/A filed by the above-named entities and persons with the SEC on September 19, 2014.

PROPOSAL NO. 1

APPROVAL OF THE ISSUANCE OF THE COMPANY'S COMMON STOCK IN EXCESS OF 20% OF THE COMPANY’S OUTSTANDING COMMON STOCK AND A POTENTIAL CHANGE OF CONTROL

Summary of the Transaction

On April 17, 2015, the Company and Solar Power, Inc., a California corporation (“SPI”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) pursuant to which we agreed to issue and sell to SPI for an aggregate purchase price of $33,390,400 (the “Purchase Price”) a total of (1) 8,000,000 shares (the “Purchased Common Shares”) of the Company’s common stock and (2) 28,048 shares (the “Purchased Preferred Shares”) of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”).  The aggregate purchase price for the Purchased Common Shares was based on a purchase price per share of $0.6678 and the aggregate purchase price for the Purchased Preferred Shares was determined based on price of $0.6678 per common equivalent.  Pursuant to the Purchase Agreement, it is also contemplated that SPI will be issued a warrant to purchase 50,000,000 shares of common stock for an aggregate purchase price of $36,729,000 and a per share exercise price equal to $0.7346 (the “Warrant”, and together with the Purchased Common Shares and the Purchased Preferred Shares, the “Purchased Securities”).

The Purchase Agreement contemplates the Company entering into a supply agreement with SPI pursuant to which we will sell and SPI will purchase certain products and services we offer from time to time, including certain energy management system solutions for solar projects (the “Supply Agreement”).

The Purchased Preferred Shares were sold for $1000 per share and are convertible into shares of common stock at a conversion price of $0.6678, prepaid at closing of the transaction; provided, that (A) the first one-fourth of the Purchased Preferred Shares only become convertible upon the completion of five megawatts worth of solar projects in accordance with the Supply Agreement (the “Projects”), (B) the second one-fourth (the “Series C-2 Preferred Stock”) only become convertible upon the completion of 15 megawatts worth of Projects, (C) the third one-fourth (the “Series C-3 Preferred Stock”) only become convertible upon the completion of 25 megawatts worth of Projects and (D) the last one-fourth only become convertible upon the completion of 40 megawatts worth of Projects.  Additionally, the Warrant only becomes exercisable upon the completion of 40 megawatts worth of Projects.

SPI (OTC: SOPW) is a leading provider of photovoltaics (“PV”) solutions for business, residential, government and utility customers and investors.  It provides a full spectrum of engineering, procurement, construction (“EPC”) services to third party project developers, as well as develops, owns and operates solar projects that sell electricity to the grid in multiple countries, including China, the U.S., the U.K., Panama, Greece, Japan and Italy.  Starting from 2014, SPI expanded its full spectrum EPC service business to China, where it provides comprehensive and quality services to large solar projects. In addition, SPI commenced its global project development business by ramping up its portfolio of global solar projects, including projects that it plans to hold in the long term and derive electricity generation revenue from under its independent power producer model, and projects that it plans to sell in the future when it is presented with attractive opportunities under its build-and-transfer model. SPI grows its project portfolio through acquisitions or greenfield project origination. In early 2015, SPI launched www.solarbao.com through a variable interest entity acquired in 2015, a first of its kind online energy e-commerce and investment platform which enables individual and institutional investors to purchase PV based investments and enables retail customers to purchase solar kits should they plan on building DG projects.  SPI’s platform primarily targets customers residing in China, but it plans to expand its customer base and create a global network connecting investors keen on the solar industry and developers around the world.

We believe that SPI has a strong, worldwide presence in the markets with high growth potentials for our products.  We also believe that a strategic partnership with SPI will give us immediate access to regions and countries where we lack a presence today, providing a major opportunity for ZBB to become a global leader in energy storage and energy management systems.  We estimate the value of the Supply Agreement to be $80 million to $120 million, depending on the mix of storage applications and installation requirements, which we believe would transform our Company from development stage to a high growth manufacturing company.

The closing of the transactions contemplated by the Purchase Agreement is expected to take place following satisfaction of various closing conditions, including obtaining the approval of our shareholders.  The net proceeds from the Transaction will be used by the Company to make improvements to its products intended to facilitate bankability, third party insurance and warranty coverage and for working capital and general corporate purposes.

Reason for Seeking Shareholder Approval

As a NYSE MKT-listed company, the Company is subject to Section 713 of the NYSE MKT Company Guide (the “Company Guide”) which requires shareholder approval for the issuance of additional shares of the Company's common stock under certain circumstances.  Section 713(a) of the Company Guide provides that an issuer is required to seek shareholder approval when “additional shares will be issued in connection with a transaction involving the sale, issuance, or potential issuance by the issuer of common stock (or securities convertible into common stock) at a price less than the greater of book value or market value which [. . .] equals 20% or more of presently outstanding shares of common stock”.  Additionally, Section 713(b) requires shareholder approval in connection with a transaction in which “the issuance or potential issuance of additional shares will result in a change of control of the issuer...”.  The $0.6678 per share conversion price of the Purchased Preferred Shares was less than the closing price of our common stock as reported by NYSE MKT on April 16, 2015 ($0.97), the trading day immediately prior to the date we executed the Purchase Agreement.

Including the Purchased Common Shares and assuming the full conversion of the Purchased Preferred Shares and the full exercise of the Warrant, SPI will acquire a total of 100,000,599 shares of our common stock.  This number of shares exceeds 20% of the number of shares of common stock outstanding under Section 713(a) and would constitute a change of control for the purposes of Section 713(b).  Assuming the full conversion of the Purchased Preferred Shares and the full conversion of the Company’s outstanding shares of Series B convertible preferred stock, and that no other shares of common stock are issued pursuant to the exercise or conversion of outstanding derivative securities or otherwise, SPI would own, in the aggregate (including the Purchased Common Shares), approximately 54% of our common stock and current shareholders would own approximately 46% of our common stock.  Assuming the full conversion of the Purchased Preferred Shares, the full conversion of the Company’s outstanding shares of Series B convertible preferred stock, and the full exercise of the Warrant, and that no other shares of common stock are issued pursuant to outstanding derivative securities or otherwise, SPI would own, in the aggregate (including the Purchased Common Shares), approximately 70% of our common stock and current shareholders would own approximately 30% of our common stock.  Approval of the Exchange Approval Proposal will constitute approval for purposes of both Section 713(a) and Section 713(b).

The Board’s Reasons for the Transaction

The Board has determined that the consummation of the transactions contemplated by the Purchase Agreement, including the issuance of the Purchased Securities, is in the best interests of the Company.  Accordingly, the Board approved, adopted and caused the Company to enter into the Purchase Agreement and is now recommending the approval of the transaction contemplated by the Purchase Agreement to our shareholders.  In making this determination, the Board considered a number of factors which supported its decision to enter into the Purchase Agreement and to recommend this Proposal 1 to the Company’s shareholders.

In the course of its deliberations, the Board considered a variety of factors and risks, including the following:

•	the Company’s business and historical and projected financial results;

•	the Company’s objective to transition from development stage to a high growth manufacturing company;

•
the Supply Agreement, including the significant revenues anticipated to be associated with it, and the fact that the convertibility of the Purchased Preferred Shares and the exercise of the Warrant is conditioned upon completion of Projects thereunder;

•	the advantages and disadvantages of potential alternative transactions, such as a strategic merger or acquisition, public equity financing or other private equity alternatives;

•	the terms of the proposed SPI investment and the ongoing strategic partnership between the Company and SPI;

•
the terms of the Purchased Preferred Stock, which such shares are non-voting, carry no accruing dividend, are convertible at a fixed conversion price and become convertible only upon completion of Projects under the Supply Agreement;

•	the terms of the Warrant, which does not become exercisable until 40 megawatts of Projects have been completed under the Supply Agreement;

•	the fact that the supply agreement with SPI is not exclusive and allows the Company to continue to grow its business with other customers;

•
the opinion of Craig-Hallum Capital Group, LLC, dated April 17, 2015, to the board of directors as to the fairness, from a financial point of view and as of such date, of the consideration to be received by the Company for the sale of the Purchased Securities as set forth in the Purchase Agreement, as more fully described in the section entitled “—Opinion of Craig-Hallum Capital Group LLC, financial advisor to the Company’s Board of Directors.”

•	our expectation that SPI will be a long-term strategic investor in the Company;

•	the Company’s ability to obtain the approval of the transaction by our shareholders;

•	the Company’s ability to satisfy other conditions to the transaction on the proposed terms and timeframe;

•	the possibility that the transaction does not close when expected or at all;

•	the Company’s ability to deliver its products and services at the levels required by the Supply Agreement;

•	the potential dilutive effect of the conversion of the Purchased Preferred Shares and the exercise of the Warrant on the Company’s current shareholders;

•	the governance and other rights granted to SPI pursuant to the Governance Agreement; and

•	the change of control of the Company that would occur upon the conversion of the Purchased Preferred Shares and the exercise of the Warrant.

Vote Required for Approval

Provided a quorum is present, the affirmative vote of a majority of the total votes cast on the foregoing resolution by the holders of our common stock and series B convertible preferred stock, voting together on a combined basis, is required to approve the Exchange Approval Proposal.

Consequences if the Exchange Act Proposal is Not Approved

If the Exchange Approval Proposal is not approved by our shareholders, we will not be able to consummate the transactions contemplated by the Purchase Agreement.  We will not receive the $33,390,000 Purchase Price and we will not issue the Purchased Securities.  Additionally, will not enter into the Supply Agreement, pursuant to which we expect to sell to SPI significant amounts of our products and services.

Board Recommendation

The board of directors unanimously recommends that shareholders vote “FOR” this Proposal.

THE TRANSACTION

Background of the Transaction

This background section is intended to provide a description of the events leading to the Board’s decision to approve the Purchase Agreement.

For several years, the Company’s management and board of directors have periodically explored strategic partnership opportunities.

As a result of business dealings with prior companies, Bradley Hansen, the Company’s President and Chief Operating Officer, has known Xiaofeng Peng,  SPI’s Chairman of the Board, since 2007. Mr. Peng first approached Mr. Hansen to understand more about ZBB’s position in the energy storage market in July 2014.  Mr. Hansen and Mr. Peng met in September 2014 and November 2014 and held discussions concerning a potential strategic transaction.

The Company’s board of directors first formally discussed the possibility of a strategic transaction with SPI at its November 18, 2014 meeting.

Mr. Hansen had further discussions with Mr. Peng concerning a potential strategic transaction in December 2014 and then again in early March 2015.

On March 16, 2015, the Company’s board of directors met, together with legal counsel and representatives of Craig-Hallum Capital Group, a financial advisor to the Company, to consider a draft term sheet for a potential transaction.

On March 17, 2015, Paul Koeppe, the Company’s Chairman of the Board, Eric Apfelbach, the Company’s Chief Executive Officer, and Mr. Hansen met with Mr. Peng and discussed proposed transaction terms.

The Company engaged Craig-Hallum to act as financial advisor to the Company in connection with the potential transaction on March 19, 2015.

On March 19, 2015, the Company and SPI signed a non-binding term sheet outlining the anticipated terms of a proposed transaction.

During late March 2015, through April 17, 2015 SPI conducted its due diligence investigations regarding the Company and the parties negotiated the definitive Purchase Agreement and the other transaction documents.

On April 14, 2015, the Company’s board of directors met, together with legal counsel and representatives of Craig-Hallum Capital Group, and reviewed and discussed the terms of the draft transaction documents and the director’s fiduciary duties in connection with the proposed transaction.

On April 16, 2015, the Company’s board of directors met, together with legal counsel and representatives of Craig-Hallum, and reviewed final transaction documents and received a draft presentation from Craig-Hallum regarding its views of the financial terms of the proposed transaction.

On April 17, 2015, the Company’s board of directors met, together with legal counsel and representatives of Craig-Hallum, and received from Craig-Hallum an oral opinion, confirmed by delivery of a written opinion dated April 17, 2015, to the effect that, as of that date and based upon and subject to the assumptions set forth in such opinion, the Purchase Price to be received by the Company for the sale of the Purchased Securities as set forth in the Purchase Agreement (the “Transaction”) was fair, from a financial point of view, to the Company. After deliberation, the board (1) determined that Purchase Agreement and Transaction are advisable, and in the best interests of the Company and its shareholders, (2) approved and adopted the Purchase Agreement and Transaction, and (3) recommended that the shareholders approve and adopt the Purchase Agreement and Transaction.

Immediately following the conclusion of this board meeting, the Company and SPI executed the Purchase Agreement.

Opinion of Craig-Hallum Capital Group LLC, financial advisor to the Company’s Board of Directors

Craig-Hallum rendered its opinion to the Company’s Board that, as of April 17, 2015, and based upon and subject to the factors and assumptions set forth therein, the Purchase Price to be received by the Company for the sale of the Purchased Securities as set forth in the Purchase Agreement (the “Transaction”) was fair, from a financial point of view, to the Company.

The full text of the written opinion of Craig-Hallum, dated April 17, 2015, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Appendix A to this proxy statement. Craig-Hallum provided its opinion for the information and assistance of the Company’s Board in connection with its consideration of the Transaction. The Craig-Hallum opinion was not intended to and does not constitute a recommendation as to how any holder of the Company common stock should vote or make any election with respect to the Transaction or any other matter.

In arriving at its opinion, Craig-Hallum, among other things:

•
Reviewed and analyzed the terms of the draft Purchase Agreement, Certificate of Designations for Series C Preferred Stock, Supply Agreement, Governance Agreement, and Form of Common Stock Purchase Warrant in each case received by Craig-Hallum on April 16, 2015;

•	Reviewed certain publicly available financial and other information about the Company;

•	Reviewed the Company’s internal financial projections for the fiscal years ended June 30, 2015 through June 30, 2019, prepared and furnished to Craig-Hallum by the management of the Company;

•	Reviewed publicly available audited financial statements of the Company for the fiscal years ended June 30, 2012 through June 30, 2014;

•	Reviewed publicly available unaudited financial statements of the Company for the quarters ended September 30, 2014, and December 31, 2014;

•
Held discussions with members of senior management of the Company concerning their businesses, technology, operating environments, competitive landscape, financial conditions, industry conditions, as well as such other matters as Craig-Hallum deemed necessary or appropriate for purposes of rendering its opinion;

•	Reviewed historical market prices and trading activity for the Company’s common stock;

•	Compared certain publicly available financial and stock market data for the Company with similar information for certain other publicly traded companies that Craig-Hallum deemed to be relevant;

•	Performed a discounted cash flow analysis of the Company on a stand-alone basis utilizing information prepared and furnished to Craig-Hallum by the Company’s management team;

•	Compared the financial terms of the Transaction with the financial terms, to the extent publicly available, of other convertible preferred financing transactions that Craig-Hallum deemed relevant; and

•	Conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as Craig-Hallum deemed necessary and appropriate in arriving at its opinion.

In conducting its review and rendering its opinion, Craig-Hallum relied upon and assumed the accuracy, completeness and fairness of the financial, accounting and other information discussed with, reviewed by, provided to or otherwise made available to Craig-Hallum, and did not attempt to independently verify, and assumed no responsibility for the independent verification, of such information; relied upon the assurances of management of the Company that the information provided was prepared on a reasonable basis in accordance with industry practice, and that management was not aware of any information or facts that made the information provided to Craig-Hallum incomplete or misleading; assumed that there were no material changes in assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to Craig-Hallum prior to the date of its opinion; assumed that the Company was not party to any material pending transaction, including any external financing, recapitalization, acquisition or merger, other than the Transaction; assumed with respect to financial forecasts and other estimates and forward-looking information relating to the Company reviewed by Craig-Hallum, that such information reflected the best available estimates and judgments of management at that time; and expressed no opinion as to any financial forecasts, net operating loss or other estimates or forward-looking information of the Company or the assumptions on which they were based.

 The Company does not publicly disclose internal management projections of the type provided to Craig-Hallum in connection with Craig-Hallum’s analysis of the Transaction, and such internal management projections were not prepared with a view toward public disclosure. These internal management projections provided to Craig-Hallum were prepared by management and were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including, without limitation, factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in such internal management projections.

Craig-Hallum was not asked to undertake, and did not undertake, an independent verification of any information provided to or reviewed by Craig-Hallum, nor was Craig-Hallum furnished with any such verification and Craig-Hallum does not assume any responsibility or liability for the accuracy or completeness thereof. Craig-Hallum did not conduct a physical inspection of any of the properties or assets of the Company. Craig-Hallum did not make an independent evaluation or appraisal of the assets or the liabilities (contingent or otherwise) of the Company, nor was Craig-Hallum furnished with any such evaluations or appraisals, nor did Craig-Hallum evaluate the solvency of the Company under any state or federal laws.

Craig-Hallum also assumed that the final executed form of the Purchase Agreement did not differ in any material respects from the latest draft provided to Craig-Hallum, and that the Transaction will be consummated in accordance with the terms and conditions of the Purchase Agreement, without waiver, modification or amendment of any material term, condition or agreement, and that, in the course of obtaining the necessary consents and approvals (contractual or otherwise) for the Transaction, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company. Craig-Hallum is not a legal, tax or regulatory advisor and relied upon, without independent verification, the assessment of the Company and its legal, tax and regulatory advisors with respect to such matters.

Craig-Hallum was not been requested to, and did not, (i) participate in negotiations with respect to the Supply Agreement, (ii) solicit any expressions of interest from any other parties with respect to any business combination with any other parties or any other alternative transaction or (iii) advise the Company’s Board or any other party with respect to alternatives to the Transaction.  Craig-Hallum expressed no opinion as to the amount, nature or fairness of consideration or compensation to be received in or as a result of the proposed Transaction by preferred stock holders, warrant holders, option holders, officers, directors, employees or any other class of such persons or relative to or in comparison with the Purchase Price.  Craig-Hallum’s opinion did not address any other aspect or implication of the Transaction, the Purchase Agreement or any other agreement or understanding entered into in connection with the Transaction or otherwise. Craig-Hallum was not requested to opine as to, and its opinion does not address, the decision to undertake or the terms of the Supply Agreement, the basic business decision to proceed with or effect the Transaction, or any solvency or fraudulent conveyance consideration relating to the Transaction.

Craig-Hallum’s opinion was necessarily based upon economic, market, monetary, regulatory and other conditions as they existed and could be evaluated, and the information made available to Craig-Hallum, as of the date of its opinion. Craig-Hallum did not express any opinion as to the prices or trading ranges at which the Company’s common stock will trade at any time. Furthermore, Craig-Hallum did not express any opinion as to the impact of the Transaction on the solvency or viability of the Company or its ability to pay its obligations when they become due.

Craig-Hallum assumed no responsibility for updating or revising its opinion based on circumstances or events occurring after the date thereof. Craig-Hallum’s opinion was approved by Craig Hallum’s fairness opinion committee in accordance with established procedures.

The Purchase Price was determined through arm’s-length negotiations between the Company and SPI and was approved by the Company’s Board.  Craig-Hallum’s opinion and its presentation to the Company’s Board were one of many factors taken into consideration by the Company’s Board in deciding to approve the Transaction.

Summary of Financial Analyses

In accordance with customary investment banking practice, Craig-Hallum employed generally accepted methods in reaching its financial opinion. The following is a summary of the material financial analyses contained in the presentation that was made by Craig-Hallum to the Company’s Board on April 17, 2015, and that were utilized by Craig-Hallum in connection with providing its opinion. The following summary, however, does not purport to be a complete description of the financial analyses performed by Craig-Hallum, nor does the order of analyses described represent the relative importance or weight given to those analyses by Craig-Hallum. Some of the summaries in the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Craig-Hallum’s financial analyses. The following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before April 16, 2015, and is not necessarily indicative of current or future market conditions.

For purposes of its standalone analyses performed on the Company, Craig-Hallum utilized the Company’s internal financial projections for fiscal years ended June 30, 2015 through June 30, 2019 prepared and furnished to Craig-Hallum by the management of the Company. Information regarding the net cash, minority interest, number of fully-diluted shares of common stock outstanding and net operating losses for the Company was provided by management.

Transaction and Capitalization Overview

Craig-Hallum summarized certain financial details of the Transaction for the Company’s Board, including the amount to be invested by SPI ($33.4 million), the number of shares of common stock purchased (8 million), the number of shares of common stock issuable upon conversion of the Series C Preferred Stock (42 million), the number of shares of common stock purchasable pursuant to the Warrants to be issued in connection with the Transaction (50 million), and the cash to be received by the Company in the event the Warrants are exercised ($36.7 million; no partial warrant exercises).  Craig-Hallum summarized the conversion features of the Series C Preferred Stock and the exercise eligibility of the Warrants subject to the completion of certain energy storage project milestones detailed below (measured in Megawatts, or MWs, of energy storage systems installed).  Craig-Hallum calculated the number of fully diluted shares of common stock outstanding on a pro forma basis assuming conversion of the Series C Preferred Stock upon completion of each energy storage project milestone and assuming both no exercise, and the exercise, of the Warrants issued in connection with the Transaction. The diluted share count Craig-Hallum utilized prior to the Transaction was based on 48,833,943 diluted shares outstanding as of March 31, 2015, which includes outstanding options and warrants, outstanding restricted stock units, and the shares underlying the Series B Preferred stock on an as-if-converted basis.

	Closing	Milestone 1	Milestone 2	Milestone 3	Milestone 4
Aggregate MWs installed	-	5MW	15MW	25MW	40MW
Series C Shares Eligible to Convert	-	10,500,000	21,000,000	31,500,000	42,000,000
Warrants Eligible For Exercise	-	-	-	-	50,000,000

SPI Pro Forma Ownership
Assumed Series C Conversion	-	10,500,000	10,500,000	10,500,000	10,500,000
Initial Common Stock Purchased	8,000,000	-	-	-	-
Pro forma Ownership (Exc. Warrants)	8,000,000	18,500,000	29,000,000	39,500,000	50,000,000
Assumed Warrant Exercise	-	-	-	-	50,000,000
Pro forma Ownership (Inc. Warrants)	8,000,000	18,500,000	29,000,000	39,500,000	100,000,000

Pro Forma Diluted Shares Outstanding(1)
No Warrant Exercise	56,833,943	67,333,943	77,833,943	88,333,943	98,833,943
Assumed Warrant Exercise	56,833,943	67,333,943	77,833,943	88,333,943	148,833,943

SPI Pro Forma Ownership %
No Warrant Exercise	14.1%	27.5%	37.3%	44.7%	50.6%
Assumed Warrant Exercise	14.1%	27.5%	37.3%	44.7%	67.2%

(1)	Based on 48,833,943 diluted shares of the Company’s common stock outstanding as of March 31, 2015.

Valuation of Common Stock, Preferred Stock, and Warrants

Craig-Hallum analyzed the value of the common stock, Series C Preferred Stock, and Warrants sold in the Transaction, for an aggregate Purchase Price of approximately $33.4 million.  Craig-Hallum used Black-Scholes modeling to estimate that the value of the Warrants issued in connection with the Transaction were $0.1329 per share of common stock issuable upon conversion of the Warrant. This implied an offering price per share of $0.5349 (rounded to $0.53) for the common stock and common stock into which the Series C Preferred Stock is convertible (the “Implied Purchase Price”).

ZBB Energy Historical Trading Analyses

Craig-Hallum reviewed the share price trading history of the Company’s common stock for the six-month period ending April 16, 2015:

Stock Price (as of April 16, 2015)
Last Close	$0.97
6 Month Low	$0.46
6 Month High	$0.97
6 Month Average	$0.63
6 Month Volume Weighted Average Price (VWAP)	$0.65

1-Week Average	$0.81
1-Month Average	$0.66
3-Month Average	$0.62

Precedent Convertible Preferred Financing Transactions

Craig-Hallum reviewed 16 convertible preferred financing transactions (“Comparable Transactions”) it deemed comparable to the Transaction.  Craig-Hallum’s analysis was based on information obtained from SEC filings, public company disclosures, press releases and industry databases and by applying the following criteria:

•	Transactions announced since January 1, 2010;

•	U.S. companies with market capitalizations less than $500 million;

•	Transactions with publicly available information regarding terms;

•	Transactions utilizing a convertible preferred security with a fixed conversion rate;

•	Transactions with gross proceeds raised of at least $10 million; and

•	Transactions where the lead investor, upon conversion and exercise of warrants, would control 30% or more of the voting securities

Craig-Hallum included transactions involving the following companies:

•	RMG Networks Holding Corporation

•	Vuzix Corporation

•	Hennessy Capital Acquisition Corporation

•	CHC Group Limited

•	Lighting Science Group Corporation

•	You On Demand Holdings Inc.

•	Magellan Petroleum Corporation

•	Frederick's of Hollywood Group Inc.

•	VelaTel Global Communications Inc.

•	Talon Therapeutics Inc.

•	Solar Power, Inc.

•	Keyuan Petrochemicals Inc.

•	China New Energy Group Company

•	K-Sea Transportation Partners L.P.

•	Overland Storage, Inc.

•	China Medicine Corporation

Craig-Hallum analyzed the terms of the Comparable Transactions, including the warrants issued in connection with such transactions and the premium or discount to market at which the Comparable Transaction were priced. The following table sets forth such comparisons:

		Comparable Transactions:
Financing information:	Company	Low	25th Percentile	Median	Mean	75th Percentile	High
Gross Proceeds Raised (in Millions)	$33.4	$10.0	$12.0	$22.9	$65.8	$44.4	$600.0
Interest / Dividend	None	None	3.3%	6.0%	5.9%	8.6%	13.5%
Warrant Coverage	100%	None	None	None	16.2%	6.4%	141.0%
% Pro Forma Ownership(1)	70.3%	30.1%	43.4%	49.8%	50.5%	57.9%	74.1%
Liquidation Preference	1.0x	0.0x	1.0x	1.0x	1.0x	1.0x	2.5x

Premium (discount) to last sale price:
Conversion Premium (Discount)	(31.2%)	(47.9%)	(25.5%)	3.5%	7.5%	20.9%	169.9%
Warrant Premium (Discount)	(24.3%)	(1.5%)	1.1%	3.7%	29.0%	44.3%	84.8%

Premium (discount) to 30-Day VWAP:
Conversion Premium (Discount)	(8.1%)	(42.1%)	(24.3%)	4.6%	13.7%	22.5%	144.2%
Warrant Premium (Discount)	1.1%	(0.4%)	12.7%	25.9%	28.4%	42.8%	59.7%
(1)Upon conversion of preferred shares and exercise of warrants.
Craig-Hallum noted that with the exception of the warrant discount to the last sale price, all of the parameters of the Transaction fell within the range of the Comparable Transactions.  Further, Craig-Hallum noted that of the 16 Comparable Transactions, 13 paid a coupon or dividend with an average rate of 5.9%, whereas there was no coupon or dividend for the Transaction.

Comparable Public Company Analysis

Craig-Hallum reviewed and compared certain financial information for the Company to corresponding financial information, ratios and public market multiples for the following publicly traded companies, which, in the exercise of its professional judgment, Craig-Hallum determined to be relevant to its analysis.  In selecting comparable companies, Craig-Hallum focused on businesses in the energy storage industry.

Selected Companies:

Energy Storage

•	Active Power Inc.

•	China BAK Battery, Inc.

•	Hydrogenics Corporation

•	Redflow Limited

Craig-Hallum obtained financial metrics and projections for the selected companies from SEC Edgar and S&P Capital IQ (“Capital IQ”). In its analysis, Craig-Hallum derived and compared multiples for the Company and the selected companies, calculated as follows:

•	the total enterprise value (“TEV”) as a multiple of latest twelve month revenue, which is referred to below as “TEV/LTM Revenue”; and

•	the TEV as a multiple of revenue for calendar year 2015, which is referred to below as “TEV/2015E Revenue”.

Market capitalization is calculated utilizing the treasury stock method.  TEV refers to market capitalization plus all outstanding debt and capital lease obligations, plus preferred stock, plus minority interest, and less cash and cash equivalents.

            This analysis indicated the following:

Financial Multiple	Low*	Median*	High*
TEV/LTM Revenue	0.7x	0.9x	2.8x
TEV/2015E Revenue	0.7x	1.4x	2.0x

*	Excludes the Company; multiples greater than 10x considered not meaningful.

Craig-Hallum then applied the financial multiple ranges to LTM revenue and calendar year 2015 estimated revenue for the Company, resulting in ranges of implied total enterprise values. These total enterprise values were further adjusted for the Company’s cash, debt, and minority interest to calculate ranges of implied equity values and the implied share price of the Company’s common stock utilizing the treasury stock method. Craig-Hallum compared the ranges of implied share prices for the Company’s common stock to the Transaction Implied Purchase Price of the common stock and common stock into which the Series C Preferred Stock is convertible.

	Multiple Range			Implied Share Price			Implied
	Low	Median	High	Low	Median	High	Purchase Price
TEV/LTM Revenue	0.7x	0.9x	2.8x	$0.30	$0.32	$0.43	$0.53
TEV/2015E Revenue	0.7x	1.4x	2.0x	$0.35	$0.42	$0.50	$0.53

Craig-Hallum noted that the Implied Purchase Price was greater than the implied share price ranges of the Company’s common stock utilizing the comparable company trading multiples.

Although Craig-Hallum selected the companies reviewed in the analysis because, among other things, their businesses are reasonably similar to that of the Company, no selected company is identical to the Company. In evaluating the financial multiples for the selected companies, Craig-Hallum made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters. Accordingly, Craig-Hallum’s comparison of selected companies to the Company and analysis of the results of such comparisons was not purely quantitative, but instead necessarily involved qualitative considerations and professional judgments concerning differences in financial and operating characteristics and other factors that could affect the relative value of the Company.

Precedent M&A Transaction Analysis

Craig-Hallum performed a search for precedent merger and acquisition transactions in the energy storage industry, but did not identify any transactions for which public information was available or that it deemed relevant.

Discounted Cash Flow Analysis

Craig-Hallum conducted an illustrative discounted cash flow analysis for the Company on a stand-alone basis, which is designed to estimate an implied value of a company by calculating the present value of the estimated future unlevered free cash flows and terminal value of the company. Craig-Hallum calculated a range of implied equity values of the Company based on forecasts of future unlevered free cash flows for the remainder of fiscal year 2015 as of April 17, 2015 through fiscal year 2019 provided by management of the Company. Craig-Hallum first calculated unlevered free cash flows (calculated as earnings before interest and taxes, less taxes, plus depreciation and amortization, plus stock-based compensation, plus equity in affiliates, plus proceeds from sale of power purchase agreements, less the amount of any increase or plus the amount of any decrease in net working capital, and less capital expenditures) of the Company for fiscal years 2015 to 2019, and assumed no taxes were paid during this period as a result of net operating loss offsets. Craig-Hallum then calculated terminal values for the Company using the terminal value method based on revenue multiples. The terminal value based on revenue multiples was calculated by applying a range of terminal LTM revenue multiples of 1.0x to 2.0x (which range was selected based on Craig-Hallum’s professional judgment after consideration of the comparable public company multiples) to the Company management’s forecast of revenue for fiscal year 2019. These unlevered free cash flows and terminal values were then discounted to present values as of April 17, 2015 using a range of discount rates of 20.0% to 24.0% (which range was selected based on Craig-Hallum’s professional judgment and derived from an analysis of the estimated weighted average cost of capital using the Company and the comparable company data) to calculate a range of implied total enterprise values for the Company. These total enterprise values were further adjusted for the Company’s cash, debt, and minority interest to calculate ranges of implied equity values on a treasury stock method basis. Craig-Hallum compared the ranges of implied share prices for the Company’s common stock to the Transaction Implied Purchase Price of the common stock and common stock into which the Series C Preferred Stock is convertible.

Discounted Cash Flow Analysis	Implied Share Price Range	Implied Purchase Price
Terminal Revenue Method	$0.10 – $0.52	$0.53

Craig-Hallum noted that the Implied Purchase Price was greater than the implied share price range of the Company’s common stock produced by the discounted cash flow analysis.

Miscellaneous

The foregoing summary of material financial analyses does not purport to be a complete description of the analyses or data presented by Craig-Hallum. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Craig-Hallum believes that the foregoing summary set forth above and its analyses must be considered as a whole and that selecting portions of it, without considering all of its analyses, could create an incomplete view of the processes underlying the analyses and its opinion. No single factor or analysis was determinative of Craig-Hallum’s fairness determination. Rather, Craig-Hallum considered the totality of the factors and analyses performed in arriving at its opinion. Craig-Hallum based its analyses on assumptions that it deemed reasonable, including those concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which Craig-Hallum based its analysis have been described under the description of each analysis in the foregoing summary. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by Craig-Hallum are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, Craig-Hallum analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which securities may trade at the present time or at any time in the future or at which businesses actually could be bought or sold.

As part of its investment banking business, Craig-Hallum and its affiliates are continually engaged in the valuation of businesses and their securities in connection with financings and mergers and acquisitions. Craig-Hallum was selected as financial advisor to the Board of Directors of the Company on the basis of Craig-Hallum’s experience and its familiarity with the Company and the industry in which it operates.

Under the terms of the engagement letter dated March 19, 2015, the Company agreed to pay Craig-Hallum fees for its services which are currently estimated to be approximately $500,000 in the aggregate as of the record date, of which $325,000 is not contingent on the consummation of the Transaction and the remaining $175,000 is contingent upon the completion of the Transaction.  In addition, the Company has agreed to reimburse Craig-Hallum for reasonable expenses incurred in connection with the engagement and to indemnify Craig-Hallum against certain liabilities that may arise out of its engagement by the Company and the rendering of the opinion.  In 2014, Craig-Hallum acted as an underwriter in a registered public offering of the Company’s common stock, for which Craig-Hallum received compensation of approximately $1.0 million (including reimbursement of certain expenses).  Craig-Hallum has not received compensation in the past two years from SPI.  In the ordinary course of business, Craig-Hallum and its affiliates may actively trade or hold the securities of the Company, SPI or any of their affiliates for Craig-Hallum’s account or for others and, accordingly, may at any time hold a long or short position in such securities.

Craig-Hallum’s analyses were prepared solely as part of Craig-Hallum’s analysis of the fairness, from a financial point of view, of the Purchase Price to be received by the Company for the sale of the Purchased Securities in the Transaction. The opinion of Craig-Hallum was only one of the factors taken into consideration by the Company’s Board in making its determination to approve the Transaction.

Securities Purchase Agreement

After review of Craig-Hallum’s fairness opinion and approval and authorization of the Company’s Board, on April 17, 2015, the Company and SPI entered into the Purchase Agreement pursuant to which we agreed to issue and sell to SPI for an aggregate purchase price of $33,390,000 a total of (i) 8,000,000 shares of the Company’s common stock (the “Purchased Common Shares”) and (ii) 28,048 shares of the Company’s Series C Preferred Stock (the “Purchased Preferred Shares”).  The aggregate purchase price for the Purchased Common Shares was based on a purchase price per share of $0.6678 and the aggregate purchase price for the Purchased Preferred Shares was determined based on price of $0.6678 per common equivalent.  Please see “Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock” below for additional details regarding the terms of the Purchased Preferred Shares.  Pursuant to the Purchase Agreement, it is also contemplated that SPI will be issued a warrant to purchase 50,000,000 shares of Common Stock for an aggregate purchase price of $36,729,000 and a per share exercise price equal to $0.7346 (the “Warrant”, and together with the Purchased Common Shares and the Purchases Preferred Shares, the “Purchased Securities”). Please see “The Warrant” below for additional details regarding the Warrant.

The Purchase Agreement contemplates the Company entering into a supply agreement with SPI pursuant to which we will sell and SPI will purchase certain products and services we offer from time to time, including certain energy management system solutions for solar projects (the “Supply Agreement”).  Please see “Supply Agreement” below for additional details regarding the Supply Agreement.

The Purchase Agreement contains customary representations, warranties and covenants by the Company and SPI.  The Company has agreed, among other things, not to solicit alternative transactions or, subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with any alternative transaction.  In addition, certain covenants require each of the parties to use commercially reasonable best efforts to cause the Purchase Agreement and its related transactions to be consummated.  The Purchase Agreement also requires the Company to call and hold a shareholders’ meeting and recommend that the Company’s shareholders approve the Purchase Agreement.  The Purchase Agreement contains certain conditions to closing, including obtaining approval of the Company’s shareholders and NYSE MKT clearance.

The Purchase Agreement contains certain termination rights and provides that upon the termination of the Purchase Agreement under specified circumstances, including a termination by the Company to accept a superior proposal, the Company will be required to pay SPI a cash termination fee of $600,000.  A copy of the Purchase Agreement is attached hereto as Appendix B, and the descriptions contained herein are qualified in their entirety by reference to the Purchase Agreement.

Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock

The material terms and provisions of the Series C Preferred Stock are summarized below.  A copy of the Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock is attached hereto as Appendix C, and the descriptions contained herein are qualified in their entirety by reference to the Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock.

Ranking and Voting

The Series C Preferred Stock ranks with respect to rights upon liquidation, winding-up or dissolution, (1) senior to common stock, and any other classes of stock or series of preferred stock of the Company (except the Company’s Series B Convertible Preferred Stock), and (2) junior to the Company’s Series B Convertible Preferred Stock and to all existing and future indebtedness of the Company. Except as required by law or as set forth in the certificate of designations for the Series C Preferred Stock, holders of the Series C Preferred Stock do not have rights to vote on any matters, questions or proceedings, including the election of directors.

Protective Provisions

So long as any shares of Series C Preferred Stock are outstanding, we may not, without the affirmative approval of the holders of a majority of the shares of the Series C Preferred Stock then outstanding (voting as a class), (1) alter or change adversely the powers, preferences or rights given to the Series C Preferred Stock or amend the certificate of designation, (2) authorize or create any class of stock ranking as to distribution of assets upon a liquidation senior to or otherwise at parity with the Series C Preferred Stock, (3) amend the Company’s Articles of Incorporation in any matter that adversely affects any rights of the Series C Preferred Stock holders, (4) increase the authorized number of shares of Series C Preferred Stock, or (5) enter into any agreement with respect to the foregoing.

Conversion

The Series C Preferred Stock is convertible at a conversion price of $0.6678, prepaid at closing of the Transaction; provided, that (A) the first one-fourth of the Purchased Preferred Shares only become convertible upon the completion of five megawatts worth of solar projects in accordance with the Supply Agreement (the “Projects”), (B) the second one-fourth (the “Series C-2 Preferred Stock”) only become convertible upon the completion of 15 megawatts worth of Projects, (C) the third one-fourth (the “Series C-3 Preferred Stock”) only become convertible upon the completion of 25 megawatts worth of Projects and (D) the last one-fourth only become convertible upon the completion of 40 megawatts worth of Projects.

Dividends and Other Distributions

The Series C Preferred Stock is not entitled to any dividend; provided, however, so long as any of the Series C Preferred Stock remains outstanding, the Company may not pay dividends on any junior securities.

Liquidation and Fundamental Transactions

Upon any liquidation, dissolution or winding-up of the Company or a Fundamental Transaction (as defined in the Certificate of Designation of Preferences, Rights and Limitations of the Series C Preferred Stock), holders of the Series C Preferred Stock shall be entitled to receive, prior and in preference to the holders of Common Stock, an amount per Series C Preferred Stock share equal to the higher of $1,000 and the amount payable to the holder if it had converted such Series C Preferred Stock into Common Stock immediately prior to such liquidation, dissolution, winding-up or Fundamental Transaction.

The Warrant

The Warrant represents the right to acquire 50,000,000 shares of Common Stock at an exercise price equal to $0.7346.  The Warrant has a four year term beginning on the date of the closing of the Transaction and only becomes exercisable upon the completion of 40 megawatts worth of Projects.  A copy of the Warrant is attached hereto as Appendix D, and the descriptions contained herein are qualified in their entirety by reference to the Warrant.

Supply Agreement

In connection with the Purchase Agreement, the Company has agreed to a form of Supply Agreement with SPI to be entered at the closing of the transactions contemplated by the Purchase Agreement pursuant to which the Company will sell and SPI will purchase certain products and services offered by the Company from time to time, including certain energy management system solutions for solar projects.  The Supply Agreement provides that the Company will sell and SPI will purchase Products and related Services (each as defined in the Supply Agreement) that have an aggregated total of at least 40 megawatt of energy storage rated power output prior to the 48-month anniversary of the date of the Supply Agreement with certain lower megawatt thresholds being required to be met at the 12-month, 24-month and 36-month anniversaries of the Supply Agreement.

The Supply Agreement contains customary representations, warranties and covenants by the Company and SPI and prohibits the Company from selling lower quantities of its Products and Services (each as defined in the Supply Agreement) to other buyers at prices below those provided to SPI.  The Supply Agreement is terminable upon one year prior written notice by either party; however, neither party may terminate the Supply Agreement until all of the Purchased Preferred Shares have become convertible into shares of the Company’s Common Stock.  We estimate the value of the Supply Agreement to be $80 million to $120 million, depending on the mix of storage applications and installation requirements.  A copy of the Supply Agreement is attached hereto as Appendix E, and the descriptions contained herein are qualified in their entirety by reference to the Supply Agreement.

Governance Agreement

In connection with the Purchase Agreement, the Company has agreed to a form of governance agreement with the Purchaser (the “Governance Agreement”) to be entered at the closing of the transactions contemplated by the Purchase Agreement pursuant to which the Purchaser is entitled to nominate one director to the Company’s Board for so long as the Purchaser holds at least 10,000 Purchased Preferred Shares or 25 million shares of Common Stock or Common Stock equivalents (the “Requisite Shares”).  Additionally, for so long as the Purchaser holds the Requisite Shares (1) following the time at which the Series C-2 Preferred Stock shall have become convertible in full, the Purchaser shall be entitled to nominate a total of two directors to the Board and (2) following the time at which the Series C-3 Preferred Stock shall have become convertible in full, the Purchaser shall be entitled to nominate a total of three directors.

The Governance Agreement provides that for so long as the Purchaser holds the Requisite Shares, the Company will not take any of the following actions without the affirmative vote of the Purchaser: (a) change the conduct by the Company’s business; (b) change the number or manner of appointment of the directors on the board; (c) cause the dissolution, liquidation or winding-up of the Company or the commencement of a voluntary proceeding seeking reorganization or other similar relief; (d) other than in the ordinary course of conducting the Company’s business, cause the incurrence, issuance, assumption, guarantee or refinancing of any debt if the aggregate amount of such debt and all other outstanding debt of the Company exceeds $10 million; (e) cause the acquisition, repurchase or redemption by the Company of any securities junior to the Purchased Preferred Shares; (f) cause the acquisition of an interest in any entity or the acquisition of a substantial portion of the assets or business of any entity or any division or line of business thereof or any other acquisition of material assets, in any such case where the consideration paid exceeds $2 million, or cause the Company to engage in certain other Fundamental Transactions (as defined in the Certificate of Designation of Preferences, Rights and Limitations of the Series C Convertible Preferred Stock); (g) enter into any agreement, arrangement or transaction with an affiliate that calls for aggregate payments (other than payment of salary, bonus or reimbursement of reasonable expenses) in excess of $120,000; (h) commit to capital expenditures in excess of $7 million during any fiscal year; (i) select or replace the auditors of the Company; (j) enter into of any partnership, consortium, joint venture or other similar enterprise involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $5 million; (k) amend or otherwise change its Articles of Incorporation or by-laws or equivalent organizational documents of the Company or any subsidiary; (l) grant, issue or sell any equity securities (with certain limited exceptions); (m) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock; provided, however, that the dividends called for by Section 3(b) of the Certificate of Designation of Preferences, Rights and Limitations of the Company’s Series B Convertible Preferred Stock shall nonetheless continue to accrue and accumulate on each share of the Company’s Series B Convertible Preferred Stock; (n) reclassify, combine, split or subdivide, directly or indirectly, any of its capital stock; (o) permit any item of material intellectual property to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in such intellectual property; or (p) enter into any contract, arrangement, understanding or other similar agreement with respect to any of the foregoing.

Additionally, the Governance Agreement provides preemptive right to the Purchaser in the case of certain issuances of equity securities.  A copy of the Governance Agreement is attached hereto as Appendix F, and the descriptions contained herein are qualified in their entirety by reference to the Governance Agreement.

Company Shareholder Dilution

The following table shows the effect on our current shareholders ownership percentage upon (1) the closing of the Transaction, (2) SPI’s conversion in full of the Purchased Preferred Shares and (3) SPI’s full exercise of the Warrant, in each case assuming that no other shares of common stock are issued pursuant to the exercise or conversion of outstanding derivative securities or otherwise.  The percentages in the following table are calculated based on 39,101,209 shares outstanding as of the record date and reflect the number of shares of common stock issuable upon exercise of the Company’s currently outstanding shares of Series B convertible preferred stock on such date.

	Pre-Closing	At Closing	Upon Conversion of Purchased Preferred Shares in Full	Upon Exercise of the Warrant
Current Company Shareholders	100%	84.1%	45.8%	29.7%
SPI	-	15.9%	54.2%	70.3%

Use of Proceeds

The net proceeds from the transaction will be used by the Company to make to make improvements to its products intended to facilitate bankability, third party insurance and warranty coverage and for working capital and general corporate purposes.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO [●]

Reason for the Change of Corporate Name

On [●], 2015, our Board approved, declared advisable and in the Company’s best interests, and directed that there be submitted to the Company’s shareholders for approval, the proposed amendment to the Company’s Articles of Incorporation, as amended to date, to change the name of the Company to [●].

The text of the amendment to our Articles of Incorporation to change our name is set forth in Appendix G to this Proxy Statement and is incorporated by reference into this Proxy Statement.  Provided this proposal is approved by our shareholders, we will change our name from ZBB Energy Corporation to [●]. Our Board recommends we change our name to demarcate our current business plan from our former plan and because the Board believes the suggested name is more reflective of our business.

Effects of the Corporate Name Change

The change of name will not affect in any way the validity or transferability of stock certificates outstanding, the capital structure of the Company or the trading of the Company’s common stock on the NYSE MKT, nor will there be any changes to the rights of our shareholders.  If the Name Change Proposal is passed by our shareholders, it will not be necessary for shareholders to surrender or exchange their existing stock certificates.  Uncertificated shares held in direct registration accounts and any new stock certificates that are issued after the name change becomes effective will bear the name [●]. After the change of name, the Company may seek to change the trading symbol on the NYSE MKT.

The Board has directed that this proposal to approve this amendment to our Articles of Incorporation be submitted to our shareholders for consideration and action. The text of the proposal to our Articles of Incorporation to change our name is set forth in Appendix G to this Proxy Statement and is incorporated by reference into this Proxy Statement. If the proposed amendment to the Certificate to change the name of the Company is approved by our shareholders, the Company will file an amendment to its Articles of Incorporation with the Wisconsin Department of Financial Institutions reflecting our name change. The amendment will become effective on the date the amendment to its Articles of Incorporation is accepted for filing by the Wisconsin Department of Financial Institutions.

If the Name Change Proposal is not approved by our shareholders, the proposed amendment to our Articles of Incorporation will not be made.

Vote Required for Approval

Provided a quorum is present, the affirmative vote of 75% of the total votes cast on the foregoing resolution by the holders of our common stock and series B convertible preferred stock, voting together on a combined basis, is required to approve the Exchange Approval Proposal.

Board Recommendation

The board of directors unanimously recommends that shareholders vote “FOR” Proposal 2.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This proxy statement, and the information incorporated by reference into this proxy statement, include forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from historical experience or our present expectations. Factors that could cause these differences include, but may not be limited to, the factors set forth in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our most recent Form 10-K and other reports subsequently filed with the SEC.

The forward-looking statements made in this report, or incorporated herein by reference, relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Caution should be taken not to place undue reliance on our forward-looking statements.

SHAREHOLDER PROPOSALS

In accordance with our Bylaws, nominations, other than by or at the direction of the Board of Directors, of candidates for election as directors at the 2015 Annual Meeting of Shareholders must be received by us no earlier than June 21, 2015 and no later than August 20, 2015.  Such nominations must also satisfy the other requirements for shareholders nominations set forth in our bylaws.

To be considered for inclusion in the proxy statement solicited by the Board of Directors, shareholder proposals for consideration at the 2015 Annual Meeting of Shareholders, pursuant to Rule 14a-8 promulgated under the Exchange Act by the SEC, must be received by us at our principal executive offices by June 11, 2015.  Such proposals must also satisfy the procedures set forth in Rule 14a-8 under the Exchange Act.  Our Bylaws require shareholders who wish to make a proposal at the next annual meeting of our shareholders—other than one that will be included in our proxy statement—to notify us no later than August 20, 2015.  Such proposals must also satisfy the other requirements for shareholders proposals set forth in our Bylaws.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

 Some banks, brokers and other nominee record holders may be participating in the practice of “householding.” This means that only one copy of this proxy statement will be sent to shareholders who share the same last name and address. Householding is designed to reduce duplicate mailings and save significant printing and postage costs.

If you receive a household mailing and would like to receive additional copies of this proxy statement, please submit your request in writing to: ZBB Energy Corporation, N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin 53051, Attention: Secretary or by calling the Company at (262) 253-9800. Any shareholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. The SEC’s website contains reports, proxy and information statements and other information regarding issuers, such as us, that file electronically with the SEC. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the SEC. Please call the SEC at 1–800–SEC–0330 for further information on the operation of its Public Reference Room.

OTHER MATTERS

We do not know of any items, other than those referred to in the accompanying notice of special meeting of shareholders, which may properly come before the special meeting or other matters incident to the conduct of the meeting. If any other matters properly come before the special meeting, it is intended that the proxies will be voted in accordance with the discretion of the proxy holders.

Appendix A

CRAIG-HALLUM FAIRNESS OPINION

April 17, 2015

Personal and Confidential

Board of Directors
ZBB Energy Corporation
N93 W14475 Whittaker Way
Menomonee Falls, WI 53051

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to ZBB Energy Corporation (the “Company”) of the Purchase Price (as defined below) to be received by the Company for the sale of the Securities (as defined below) as set forth in the Securities Purchase Agreement (the “Agreement”), to be entered into among the Company, and Solar Power, Inc., a California corporation (the “Purchaser”).  The Agreement provides for the sale (the “Transaction”) by the Company of (i) 8,000,000 shares of common stock of the Company, par value $0.01 (the “Subscribed Common Shares”), (ii) 28,048 shares of Subscribed Preferred Shares (as defined in the Agreement), convertible into 42,000,000 shares of common stock of the Company, and (iii) a Warrant (as defined in the Agreement) to purchase 50,000,000 shares of common stock of the Company, to the Purchaser for cash consideration of $33,390,000 (the “Purchase Price”).  The Subscribed Common Shares, Subscribed Preferred Shares and the Warrant collectively referred to herein as the “Securities.”  The terms and conditions of the Transaction are more fully set forth in the Agreement.  Capitalized terms not otherwise defined will have the same meaning as in the Agreement.

We, as a customary part of our investment banking business, engage in the valuation of businesses and their securities in connection with mergers and acquisitions, underwriting and secondary distributions of securities, private placements and valuations for estate, corporate and other purposes. We were retained to act as financial advisor to the Company in the Transaction.  We received a retainer fee upon execution of the engagement and we will receive a fee from the Company which is contingent upon the consummation of the Transaction.  We will also receive a fee for providing this opinion, which is not contingent upon consummation of the Transaction.  Further the Company has agreed to reimburse our expenses and indemnify us against certain liabilities that may arise in relation to our engagement.  We have not been requested to, and did not, (i) participate in negotiations with respect to the Supply Agreement (as defined in the Agreement), (ii) solicit any expressions of interest from any other parties with respect to any business combination with the Company or any other alternative transaction or (iii) advise the Board of Directors or any other party with respect to alternatives to the Transaction.

In the ordinary course of our business, we and our affiliates may actively trade securities of the Company or the Purchaser for our own account or the account of our customers and, accordingly, we may at any time hold a long or short position in such securities.   In 2014 we acted as an underwriter in a registered public offering of the Company’s common stock, for which we received compensation of $1,015,265 (including reimbursement of certain expenses).  We have not received compensation in the past two years from the Purchaser.  We may seek to be engaged for compensation in the future to perform investment banking services for the Company or Purchaser.

In connection with our review of the Transaction, and in arriving at our opinion, we have: (i) reviewed the financial terms of the draft of the Agreement dated April 16, 2015; (ii) reviewed certain business, financial and other information and data with respect to the Company publicly available or made available to us from internal records of the Company; (iii) reviewed certain internal financial projections for the Company on a stand-alone basis prepared for financial planning purposes and furnished to us by management of the Company; (v) conducted discussions with members of the senior management of the Company with respect to the business and prospects of the Company on a stand-alone basis; (vi) reviewed the reported prices and trading activity of Company common stock and similar information for certain other companies deemed by us to be comparable to the Company; (vii) compared the financial performance of the Company with that of certain other publicly traded companies deemed by us to be comparable to the Company; (viii) reviewed the financial terms, to the extent publicly available, of certain comparable private placements of public equity transactions; and (ix) performed a discounted cash flows analysis for the Company on a stand-alone basis.  In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary and appropriate in arriving at our opinion.

In conducting our review and in rendering our opinion, we have relied upon and assumed the accuracy, completeness and fairness of the financial, accounting and other information discussed with us, reviewed by us, provided to us or otherwise made available to us, and have not attempted to independently verify, and have not assumed responsibility for the independent verification, of such information.  We have further relied upon the assurances of the Company’s management that the information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make the information provided to us incomplete or misleading.  We have assumed that there have been no material changes in the Company’s assets, financial condition, results of operations, business or prospects since the date of the last financial statements made available to us.  Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that the Company is not a party to any material pending transaction, including any external financing, recapitalization, acquisition or merger, other than the Transaction.  With respect to financial forecasts and other estimates and forward-looking information relating to the Company reviewed by us, we have assumed that such information reflects the best currently available estimates and judgments of the Company’s management.  We express no opinion as to any financial forecasts, net operating loss or other estimates or forward-looking information of the Company or the assumptions on which they were based.  We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement.

We have assumed that the final form of the Agreement will be substantially similar to the draft, dated April 16, 2015, reviewed by us, without modification of material terms or conditions.  We have assumed that the representations and warranties contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement, and that the Transaction will be consummated pursuant to the terms of the Agreement without amendments thereto and without waiver by any party of any conditions or obligations thereunder.  In arriving at our opinion, we have assumed that all the necessary regulatory approvals and consents required for the Transaction will be obtained in a manner that will not adversely affect the Company or alter the terms of the Transaction.

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company or concerning the solvency or appraised or fair value of the Company, and have not been furnished with any such appraisals or valuations, and we have made no physical inspection of the property or assets of the Company.  We express no opinion regarding the liquidation value of any entity.  The analyses we performed in connection with this opinion were going concern analyses of an entity.  We were not requested to opine, and no opinion is hereby rendered, as to whether any analyses of an entity, other than as a going concern, is appropriate in the circumstances and, accordingly, we have performed no such analyses.

We have undertaken no independent analysis of any pending or threatened litigation, governmental proceedings or investigations, possible unasserted claims or other contingent liabilities, to which any of the Company, or its affiliates is a party or may be subject and at the Company’s direction and with its consent, our opinion makes no assumption concerning and therefore does not consider, the possible assertion of claims, outcomes, damages or recoveries arising out of any such matters.  No company or transaction used in any analysis for purposes of comparison is identical to the Company or the Transaction.  Accordingly, an analysis of the results of the comparisons is not mathematical; rather, it involves complex considerations and judgments about differences in the companies and transactions to which the Company and the Transaction were compared and other factors that could affect the public trading value or transaction value of the companies.

This opinion is necessarily based upon the information available to us, facts and circumstances and  economic, market and other conditions as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion.  We are not expressing any opinion herein as to the price at which shares of common stock of the Company have traded or such stock may trade following announcement of the Transaction or at any future time.  We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.

This opinion is furnished pursuant to our engagement letter dated March 19, 2015.  This opinion is directed to the Board of Directors of the Company in connection with its consideration of the Transaction.  This opinion is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the Transaction.  Except with respect to the use of this opinion in connection with the proxy statement relating to the Transaction in accordance with our engagement letter with the Company, this opinion shall not be published or otherwise used, nor shall any public references to us be made, without our prior written approval.  This opinion has been approved by the Craig-Hallum Fairness Opinion Committee.

This opinion addresses solely the fairness, from a financial point of view, to the Company of the Purchase Price set forth in the Agreement and does not address any other terms or agreement relating to the Transaction.  We were not requested to opine as to, and this opinion does not address, the decision to undertake or the terms of the Supply Agreement, the basic business decision to proceed with or effect the Transaction, or any solvency or fraudulent conveyance consideration relating to the Transaction.  We express no opinion as to whether any alternative transaction might produce consideration in excess of the amount contemplated in the Transaction.   We express no opinion as to the relative merits of the Transaction as compared to any alternative business strategies or transactions that might exist for the Company or any other party or the effect of any other transaction in which the Company or any other party might engage.  We express no opinion as to the amount, nature or fairness of the consideration or compensation to be received in or as a result of the Transaction by preferred stock holders, warrant holders, option holders, officers, directors or employees of the Company, or any other class of such persons, or relative to or in comparison with the Purchase Price.

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that, as of the date hereof, the Purchase Price to be received by the Company upon the sale of the Securities in the Transaction is fair, from a financial point of view, to the Company.

Sincerely,

Craig-Hallum Capital Group, LLC

Appendix B

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of April 17, 2015, by and between ZBB Energy Corporation, a Wisconsin corporation (the “Company”), and Solar Power, Inc., a California corporation  (the “Purchaser”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act, contained in Section 4(a)(2) thereof and/or Regulation D thereunder, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, unregistered securities of the Company as more fully described in this Agreement; and

WHEREAS, in connection with the Closing, Company and Purchaser shall enter into that certain Supply Agreement in substantially the form attached hereto as Exhibit A (the “Supply Agreement”);

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1  Definitions.  In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Acquisition Proposal” means any offer, proposal or indication of interest from any Third Party relating to any transaction or series of related transactions involving (i) any acquisition or purchase by any Person, directly or indirectly, of 15% or more of any class of outstanding voting or equity securities of Company, or any tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 15% or more of any class of outstanding voting or equity securities of Company, (ii) any acquisition or purchase by any Person, directly or indirectly, of a majority of any class of outstanding voting or equity securities of one or more Subsidiaries of Company the business of which contributes 15% or more of the consolidated revenues, net income or assets (based on fair market value) of Company and its Subsidiaries taken as a whole (for, or as of the end of, as applicable, the twelve (12) month period ended June 30, 2014), (iii) any merger, reorganization, amalgamation, consolidation, share exchange, business combination, joint venture or other similar transaction involving Company or any of its Subsidiaries whose business contributes 15% or more of the consolidated net revenues, net income or assets (based on fair market value) of Company and its Subsidiaries taken as a whole (for, or as of the end of, as applicable, the twelve (12) month period ended June 30, 2014), (iv) any sale, lease, license, exchange, transfer or disposition of 15% or more of the consolidated assets of Company and its Subsidiaries (based on the fair market value thereof as of June 30, 2014), but excluding in all cases any sales of inventory to customers, (v) any liquidation, dissolution, recapitalization, or similar transaction involving Company or (vi) any other transaction proposed in writing to the board of directors of the Company (or special committee thereof) by a Person unaffiliated with the Company the consummation of which would reasonably be expected to prevent or materially delay the transactions contemplated hereby.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Adverse Recommendation Change” shall have the meaning ascribed to such term in Section 4.8(d).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Wisconsin are authorized or required by applicable Law to close.

“Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock to be filed prior to the Closing by the Company with the Wisconsin Department of Financial Institutions, in the form of Exhibit B attached hereto.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all conditions precedent to (i) the Purchaser’s obligations to pay the Purchase Price and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.  References to the Code also include the Regulations promulgated thereunder.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means K&L Gates LLP, with offices located at 214 N. Tryon Street, 47th Floor, Charlotte, NC 28202.

“Company Environmental Liability” means any Environmental Liability of the Company relating to or arising out of (i) any Releases of Hazardous Materials occurring prior to or on the Closing Date at any location; (ii) any exposure to Hazardous Materials occurring prior to, on or after the Closing Date to the extent such Hazardous Materials were Released prior to or on the Closing Date or were included in any product sent or distributed by the Company or any Subsidiary prior to or on the Closing Date; (iii) any violation of or noncompliance with any Environmental Law occurring prior to or on the Closing Date; (iv) any claims, suits, proceedings, legal actions, orders, judgments or notices relating to any Environmental Law to the extent based upon any pre-Closing Date violation, noncompliance, fact,  circumstance or condition.

“Company Recommendation” shall have the meaning ascribed to such term in Section 4.8(a).

“Conversion Shares” means the shares of Common Stock issuable upon the conversion or redemption of the Subscribed Preferred Shares.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“Environment” means soil, land surface, or subsurface strata, surface waters, groundwater, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life or as otherwise defined under any Environmental Law.

“Environmental Law” means any Law pertaining to the Environment and human health and safety, including any relating to the generation, manufacture, treatment, storage, disposal, use, transportation, handling, or Release of, or exposure to, any Hazardous Materials.

“Environmental Liabilities” means any liabilities, losses, costs, expenses, harm, obligations, contingencies or damages relating to Environmental Laws, including any relating to noncompliance with Environmental Laws, the actual or alleged Releases of Hazardous Materials, any exposure to Hazardous Materials, and any investigation or remediation of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to a Person in question, any other Person that is (i) a member of a controlled group with such Person in question for purposes of Section 414(b) of the Code or (ii) under common control with such Person in question for purposes of Section 414(c) of the Code.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Governance Agreement” means a governance agreement between the Company and the Purchaser in substantially the form attached hereto as Exhibit C.

 “Hazardous Materials” means any materials, substances, wastes, pollutants, contaminants or chemicals that are regulated, or with respect to which any liability or obligation may be imposed, under applicable Environmental Laws, including any toxic, hazardous or petroleum hydrocarbon substances or wastes.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Law” means any federal, state, local or foreign Order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation, including common law.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Losses” shall have the meaning ascribed to such term in Section 4.4.

“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(c).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“NYSE Clearance” shall have the meaning ascribed to such term in Section 2.3(a)(iii).

“Order” means any decree, decision, injunction, judgment, order, ruling or verdict entered, issued, made or rendered by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign), in each case, having applicable jurisdiction.

“Outside Date” shall have the meaning ascribed to such term in Section 5.1(b).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” means the Company’s Series C Convertible Preferred Stock issued hereunder, having the rights, preferences and privileges set forth in the Certificate of Designation.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Proxy Statement” means the proxy statement, including any amendment or supplement thereto, to be sent to the holders of the Common Stock in connection with the Shareholder Meeting.

“Purchase Price” means $33,390,000.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.5.

“Regulations” means the Treasury Regulations (including Temporary Regulations) promulgated by the United States Department of Treasury with respect to the Code or other federal tax statutes.

“Release” means any releasing, disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, migrating, placing and the like into or upon soil, water or air or otherwise entering into the Environment.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(c).

“Securities” means the Subscribed Shares, the Warrant, the Conversion Shares and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Service Provider” means each of the officers, employees, directors and independent contractors of the Company and each Subsidiary.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Shareholder Approval” means the approval of this Agreement and, to the extent required by applicable Law, the other Transaction Documents and the transactions contemplated hereby and thereby required of the shareholders of the Company pursuant to applicable Laws and listing requirements.

“Shareholder Meeting” means a meeting of the Company’s shareholders following the mailing of the definitive Proxy Statement to the Company’s shareholders for the purpose of considering the Shareholder Approval.

“Subscribed Common Shares” shall have the meaning ascribed to such term in Section 2.1.

“Subscribed Preferred Shares” shall have the meaning ascribed to such term in Section 2.1.

“Subscribed Shares” shall have the meaning ascribed to such term in Section 2.1.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a), and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Superior Proposal” means a bona fide written Acquisition Proposal that the Company’s Board of Directors determines in its reasonable judgment is more favorable to the Company’s shareholders from a financial point of view than the terms of this Agreement (including any adjustment to the terms proposed by Purchaser in response to such proposal); provided, that for purposes of the definition of “Superior Proposal,” the references to “15%” in the definition of Acquisition Proposal shall be deemed to be references to “50.1%.”

“Supply Agreement” shall have the meaning ascribe to such term in the Recitals.

“Taxes” means any and all taxes, fees, levies, duties, tariffs, imposts, and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers’ compensation, unemployment compensation, or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added, or gains taxes; license, registration and documentation fees; and customs’ duties, tariffs, and similar charges.

“Termination Fee” means $600,000.

“Third Party” means any Person or “group” (as defined under Section 13(d) of the Exchange Act) of Persons, other than Purchaser or any of its Affiliates or representatives.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Certificate of Designation, the Supply Agreement, the Warrants, the Governance Agreement and any other documents, certificates or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare, the current transfer agent of the Company, with a mailing address of 2 North LaSalle Street, Chicago, IL 60602 and a facsimile number of 312-601-4348, and any successor transfer agent of the Company.

“Warrant” means the Common Stock purchase warrant to purchase 50,000,000 shares of Common Stock, which Warrant shall be in the form of Exhibit D attached hereto.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrant.

“WBCL” shall have the meaning ascribed to such term in Section 3.1(aa).

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, substantially concurrent with the execution and delivery of this Agreement by the parties hereto, the Company agrees to sell, and the Purchaser agrees to purchase, for a purchase price equal to the Purchase Price, (i) 8,000,000 shares of Common Stock (the “Subscribed Common Shares”), (ii) 28,048 shares of Preferred Stock (the “Subscribed Preferred Shares”), which Subscribed Preferred Shares shall be, subject to the terms and conditions of the Certificate of Designations, convertible into an aggregate of 42,000,000 shares of Common Stock at no additional cost to the Purchaser (the Subscribed Preferred Shares together with the Subscribed Common Shares, the “Subscribed Shares”) and (iii) the Warrant.  The Purchaser shall deliver to the Company, via wire transfer of immediately available funds equal to the Purchase Price and the Company shall deliver to the Purchaser the Subscribed Shares and the Warrant, and the Company and the Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Sections 2.2 and 2.3, the Closing shall occur at the offices of Company Counsel or such other location as the parties shall mutually agree.

2.2 Deliveries.

(a) On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Purchaser the following:

(i) a copy of the Certificate of Designation certified by the Wisconsin Department of Financial Institutions;

(ii) certificates evidencing the Subscribed Shares registered in the name of the Purchaser;

(iii) the Warrant registered in the name of the Purchaser;

(iv) the Supply Agreement duly executed by the Company;

(v) the Governance Agreement duly executed by the Company;

(vi) a certificate of the Company, dated as of the Closing Date, signed by the chief executive officer of the Company to evidence satisfaction of the conditions set forth in Section 2.3(b)(i), (ii) and (iv); and

(vii) a certificate of the Company in form reasonably acceptable to the Purchaser for purposes of satisfying the Purchaser’s obligations under Sections 1.1445-2(c)(3)(i) of the Regulations and a notice to the IRS in accordance with Section 1.897-2(h)(2) of the Regulations.

(b) On or prior to the Closing Date, the Purchaser shall deliver or cause to be delivered to the Company the following:

(i) the Purchase Price by wire transfer to the account in accordance with the wiring instructions attached hereto as Exhibit E attached hereto;

(ii) the Supply Agreement duly executed by the Purchaser; and

(iii) the Governance Agreement duly executed by the Purchaser;

(iv) a certificate of the Purchaser, dated as of the Closing Date, signed by the chief executive officer of the Purchaser to evidence satisfaction of the conditions set forth in Section 2.3(a)(i) and (ii).

2.3 Closing Conditions.

(a)           The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties of the Purchaser contained herein (unless as of a specific date therein, disregarding for this purpose any “materiality” or “material adverse effect” qualifications in the applicable representation or warranty), provided that the representations and warranties of the Purchaser contained in Section 3.2(a) and (g) shall be true and accurate in all respects as of the Closing Date (unless made as of a specific date other than the Closing Date);

(ii) all obligations, covenants and agreements of the Purchaser required to be performed at or prior to the Closing Date shall have been performed;

(iii) the Company shall have received clearance from NYSE MKT for the issuance of the shares of Common Stock included in the Subscribed Shares, the Conversion Shares and the Warrant Shares (the “NYSE Clearance”);

(iv) the Shareholder Approval shall have been obtained at the Shareholder Meeting (including any adjournment thereof);

(v) there shall not be in effect any Order (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and there shall be no applicable Law in effect that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited under applicable Law; and

(vi) the delivery by the Purchaser of the items set forth in Section 2.2(b) of this Agreement.

(b) The obligations of the Purchaser hereunder in connection with the Closing are subject to the following conditions being met:

(i) (x) the accuracy in all respects, other than de minimis inaccuracies  when made and on the Closing Date of the representations and warranties in Sections 3.1(b), (c), (d), (f), (g), (t), (y) and (bb);  and (y) the accuracy in all material respects when made and on the Closing Date of the other representations and warranties of the Company contained herein (unless as of a specific date therein, disregarding for this purpose any “materiality” or “Material Adverse Effect” qualifications in the applicable representation or warranty);

(ii) all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii) the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof;

(v) the Company shall have received the NYSE Clearance and promptly provided a copy thereof to the Purchaser;

(vi) the Company shall have received the consent of Wisconsin Small Business Administration, in form and substance reasonably acceptable to the Purchaser;

(vii) the Company shall have received the consent of GAS Technology Institute, in form and substance reasonably acceptable to the Company;

(viii) the Shareholder Approval shall have been obtained at the Shareholder Meeting (including any adjournment thereof);

(ix) the Company having received, and promptly provided Purchaser a copy of, the written opinion of Craig-Hallum Capital Group LLC, dated on or after the date of this Agreement and prior to the Closing Date, subject to the limitations, qualifications and assumptions set forth therein, to the effect that, as of such date, the Purchase Price is fair, from a financial point of view, to the Company;

(x) there shall not be in effect any Order (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated hereby, and there shall be no applicable Law in effect that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited under applicable Law;

(xi) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Subscribed Shares and the Warrant at the Closing; and

(xii) if the Purchaser in good faith, upon consultation with the Company, determined within fifteen (15) Business Days following the date hereof that it is advisable to make a voluntary filing with the Committee on Foreign Investment in the United States (“CFIUS”) and has complied with Section 4.13, the parties having received a written notice from CFIUS in response to the filing of a joint voluntary notice with CFIUS by the Parties regarding the transaction to the effect that either (i) the transaction is not subject to Section 721 of the Defense Production Act of 1950 (50 U.S.C. App. §2170), or (ii) any review or investigation (as the case may be) of the transaction has been concluded, and CFIUS has determined that there are no unresolved issues of national security of the United States sufficient to warrant further review or investigation under Section 721 of the Defense Production Act of 1950 (50 U.S.C. App. §2170) (the “CFIUS Approval”).

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company.  Except as otherwise disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2014, any Company Quarterly Report on Form 10-Q filed since the filing date of such Annual Report, or any of the Company’s Current Reports on Form 8-K filed since the filing date of such Annual Report (including any exhibit thereto and document incorporated by reference therein), in each case prior to the date hereof and excluding any risk factor disclosures, including those under the heading “Risk Factors” and included in any “forward-looking statements” disclaimer, and except as set forth in the corresponding section of the Disclosure Schedules, which sections of the Disclosure Schedules shall be deemed a part of the corresponding sections hereof, the Company hereby makes the following representations and warranties to the Purchaser:

(a) Subsidiaries.  A true and complete list of the direct and indirect subsidiaries of the Company is set forth on Schedule 3.1(a), identifying the jurisdiction of incorporation or organization of each Subsidiary, and the percentage of the outstanding share capital or other equity or similar interests of each such Subsidiary owned by the Company and each of its other Subsidiaries.  The Company owns, directly or indirectly, the capital stock or other equity interests of each Subsidiary as described on Schedule 3.1(a) free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.

(b) Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents, complete and correct copies of which have been furnished to Purchaser, and which are in full force and effect and, to the extent required by applicable Law, have been duly filed with or approved or issued (as applicable) by applicable governmental authorities.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c) Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection therewith other than the Shareholder Approval and in connection with the Required Approvals.  Each Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies.  The Board of Directors has (i) determined that this Agreement, the other Transaction Documents and the transactions contemplated herein and therein, on the terms and subject to the conditions set forth herein and therein, are fair to, and in the best interests of, the Company and its shareholders, (ii) approved and declared it advisable to enter into this Agreement and the other Transaction Documents, (iii) approved the execution, delivery and performance of this Agreement, the other Transaction Documents and the transactions contemplated herein and therein, and (iv) resolved to recommend the approval of this Agreement and, to the extent required by applicable Law, the other Transaction Documents and the transactions contemplated herein and therein by the shareholders of the Company, and directed that this Agreement and, to the extent required by applicable Law, the other Transaction Documents and the transactions contemplated herein and therein be submitted to the shareholders of the Company for their approval at the Shareholders Meeting.  The only Shareholder Approval required to approve this Agreement and the other Transaction Documents and the transactions contemplated herein and therein is the vote of a majority of the votes cast by, collectively, holders of the Common Stock and holders of the Company’s Series B Convertible Preferred Stock on an as-converted basis voting as a single class at a meeting duly called and noticed at which a quorum is present in accordance with the Company’s articles of incorporation and bylaws.

(d) No Conflicts.  Except as set forth on Schedule 3.1(d), the execution, delivery and performance by the Company of the Transaction Documents, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby to which it is a party do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any Law or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities Laws), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e) Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the Shareholder Approval and the Proxy Statement, (ii) a Current Report on Form 8-K, (iii) application(s) to each applicable Trading Market for the listing of the Common Stock included in the Subscribed Securities, the Conversion Shares and the Warrant Shares for trading thereon in the time and manner required thereby, (iv) the Certificate of Designation with the Wisconsin Department of Financial Institutions and (v) such filings as are required to be made under applicable state securities Laws (collectively, the “Required Approvals”).

(f) Issuance of the Securities.  The Subscribed Shares are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens.  The Conversion Shares, when issued in accordance with the terms of the Certificate of Designation, will be validly issued, fully paid and nonassessable, free and clear of all Liens.  The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable pursuant to the Subscribed Preferred Shares and the Warrants.

(g) Capitalization.  The capitalization of the Company as of March 31, 2015 and the date hereof, is as set forth on Schedule 3.1(g).  Except as set forth on Schedule 3.1(g), as of March 31, 2015 and the date hereof, the Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under and in accordance with the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  No Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as a result of the purchase and sale of the Securities and as set forth on Schedule 3.1(g), (i) the Company has not issued any outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to any shares of Common Stock or other securities of the Company, (ii) the Company has not issued any securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock or other securities of the Company, or (iii) there are no contracts, commitments, understandings or arrangements in any case, (i), (ii) or (iii), by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock, Common Stock Equivalents or other securities of the Company.  The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Purchaser) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  All of the outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities Laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Other than the Shareholder Approval, no further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities.  There are no shareholders agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

(h) SEC Reports; Financial Statements.  Since July 1, 2012, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder, and none of the SEC Reports, when filed (or if amended, when amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has never been an issuer subject to Rule 144(i) under the Securities Act. Neither the Company nor any of its Subsidiaries is the subject of ongoing review or investigation by the Commission.  Each of the financial statements of the Company included in the SEC Reports complies in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i) Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports through the date hereof, except as specifically disclosed in Schedule 3.1(i), (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.  The Company does not have pending before the Commission any request for confidential treatment of information.  Except for the issuance of the Securities contemplated by this Agreement or as set forth on Schedule 3.1(i), no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective business, properties, operations, assets or financial condition that would be required to be disclosed by the Company under applicable securities Laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j) Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities Laws or a claim of breach of fiduciary duty.  There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k) Labor Relations.

(i) No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign Laws relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.   Neither the Company nor any Subsidiary has misclassified any person as an independent contractor, temporary employee, leased employee, volunteer or any other servant or agent compensated other than through reportable wages as an employee of the Company or any Subsidiary (each a “Contingent Worker”) and no Contingent Worker has been improperly excluded from any benefits plan and neither the Company nor any Subsidiary employs or engages any volunteer workers, paid or unpaid interns or any other unpaid workers.

(ii) Neither the Company nor any current or former ERISA Affiliate has maintained, established, sponsored, participated in or contributed to any employee benefit plan that is a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a “Multiemployer Plan”) or for which the Company or any Subsidiary could incur liability under Section 4063 or 4064 of ERISA (a “Multiple Employer Plan”).  No employee benefit or other arrangement as to which the Company or any Subsidiary has any liability provides for or promises medical, dental, disability, hospitalization,  life or similar benefits (whether insured or self-insured) to any current or former Service Provider following termination of employment or service with the Company and the Subsidiaries (other than coverage mandated by applicable Law).

(iii) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby shall (either alone or in connection with the termination of employment or service of any employee, officer, director or independent contractor following, or in connection with, the transactions contemplated hereby):  (i) entitle any current or former Service Provider to severance pay or benefits or any increase in severance pay or benefits upon any termination of employment or service with the Company or any Subsidiary, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable or trigger any other obligation pursuant to, any of the Plans to any current or former Service Provider or (iii) limit or restrict the right of the Company or any Subsidiary or, after the consummation of the transactions contemplated hereby, the Purchaser, to merge, amend or terminate any arrangement providing compensation or benefits.  Except with respect to the Company’s compensation and equity package for the Company’s current Chief Operating Officer, there are no arrangements in place that would result separately or in the aggregate (including, without limitation, as a result of this Agreement or the transactions contemplated hereby) in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.

(l) Benefit Plans.  Schedule 3.1(l) lists all material compensation, benefit, fringe benefit and other plans, programs, arrangements or agreements (A) to which the Company or any Subsidiary is a party or (B) that are maintained, contributed to or sponsored by the Company or any Subsidiary, for the benefit of any current or former employee, director, or consultant (the “Company Plans”).  A copy of each plan document prepared in connection with a Company Plan, any summary plan descriptions, trust funding agreements, all related material governmental correspondence, and all material amendments have been made available to the Purchaser.

(m) Compliance.  Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or governmental body, (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority or any other Law, including without limitation any Law relating to Taxes, product quality and safety and employment and labor matters, or (iv) is in violation of applicable Law or the provisions of any plan, program, policy or agreement with respect to the provision of compensation or benefits, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(n) Regulatory Permits.  The Company and the Subsidiaries possess, and are in compliance with, all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted or as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

(o) Title to Assets.  The Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for the Liens identified on Schedule 3.1(o), which do not and could not reasonably be expected to have a Material Adverse Effect, and Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of any Taxes, the payment of which is neither delinquent nor subject to penalties.  All real property and facilities held under lease by the Company and the Subsidiaries are listed on Schedule 3.1(o) and are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

(p) Intellectual Property.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights necessary or material for use in connection with their respective businesses as currently conducted or described in the SEC Reports or which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”), free and clear of all Liens, and all such Intellectual Property Rights are listed on Schedule 3.1(p).  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q) Insurance.  The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage.  A true and complete list of all applicable insurance material policies held by the Company on the date hereof is set forth in Schedule 3.1(q).  Neither the Company nor any Subsidiary is in breach or default of any insurance policy, or has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

(r) Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $40,000 other than for (i) payment of salary, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s) Sarbanes-Oxley; Internal Accounting Controls.  The Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(t) Certain Fees.  Except as set forth on Schedule 3.1(t), no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type required to be set forth on Schedule 3.1(t).

(u) Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v) Listing and Maintenance Requirements.  Certain of the Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  The Company has not, in the twenty-four (24) months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

(w) No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

(x) Tax Status.  The Company and each Subsidiary (i) has timely made or filed all United States federal and state income, all foreign income and franchise, and all other material Tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all Taxes shown or determined to be due on such returns, reports and declarations or otherwise due in respect of the Company or such Subsidiary, as applicable and (iii) has set aside on its books provision reasonably adequate for the payment of all material Taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim. No adjustment relating to any Tax return, report or declaration of the Company or any Subsidiary has been proposed in writing by any taxing authority and there are no pending Actions for the assessment or collection of Taxes against the Company or any Subsidiary. There are no Tax liens on any assets of the Company or any Subsidiary. The Company and each Subsidiary has properly and timely withheld, collected and deposited all Taxes that are required to be withheld, collected and deposited under applicable Law.  Neither the Company nor any Subsidiary is doing business in or engaged in a trade or business in any jurisdiction in which it has not filed all required Tax returns, reports or declarations.  Neither the Company nor any Subsidiary has any liability for the Taxes of any Person (other than the Company or any Subsidiary.  The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(y) Foreign Corrupt Practices.  Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of Law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

(z) Material Contracts.  The corresponding subsections of Schedule 3.1(z) list all contracts and agreements of the following types to which the Company or any Subsidiary is a party (such contracts and agreements as are required to be set forth in such subsections being the “Material Contracts”):

(i) each “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) with respect to the Company and its Subsidiaries;

(ii) each contract and agreement which is reasonably expected to involve consideration of more than $1,000,000, in the aggregate, over any twelve (12) month period;

(iii) all joint venture contracts, partnership arrangements or other agreements outside the ordinary course of business involving a sharing of profits, losses, costs or liabilities by the Company or any Subsidiary with any third party;

(iv) each contract which is reasonably expected to involve consideration of more than $1,000,000 and which requires the Company or any Subsidiary to pay royalties or other amounts calculated based upon the revenues or income of the Company or any Subsidiary or income or revenues related to any product of the Company or any Subsidiary to which the Company or any Subsidiary is a party;

(v) each contract or agreement evidencing indebtedness in excess of $150,000;

(vi) all contracts and agreements with any governmental body to which the Company or any Subsidiary is a party;

(vii) all contracts and agreements that limit, or purport to limit, the ability of the Company or any Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

(viii) all contracts and agreements providing for benefits under any compensation plan or with any employee of the Company or any Subsidiary that contain an obligation to pay or accrue compensation of more than $150,000 per year; and

(ix) all other contracts and agreements, whether or not made in the ordinary course of business, which are material to the Company and the Subsidiaries, taken as a whole, or the conduct of their respective businesses, or the absence of which would, individually or in the aggregate, prevent or materially delay consummation of any of the transactions contemplated hereby or under the other Transaction Documents or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or the other Transaction Documents or would, individually or in the aggregate, have a Material Adverse Effect.

Except as would not, individually or in the aggregate, prevent or materially delay consummation of any of the transactions contemplated hereby or under the other Transaction Documents or otherwise prevent or materially delay the Company from performing its obligations under this Agreement or any other Transaction Document and would not, individually or in the aggregate, have a Material Adverse Effect, (i) each Material Contract is a legal, valid and binding agreement, and the Company is not in default of any of the Material Contracts; (ii) to the Company’s knowledge, no Material Contract has been canceled by the other party; (iii) to the Company’s knowledge, no other party is in breach or violation of, or default under, any Material Contract; (iv) the Company and the Subsidiaries have not received any claim of default under any such agreement; and (v) neither the execution of this Agreement or any other Transaction Document nor the consummation of the transactions contemplated hereby and thereby shall constitute a default under, give rise to cancellation rights under, or otherwise adversely affect any of the rights of the Company or any Subsidiary under any Material Contract.  The Company has furnished or made available to Purchaser true and complete copies of all Material Contracts, including any amendments thereto.

(aa) Takeover Statutes.  Assuming the accuracy of the representations and warranties contained in Section 3.2(h), the Company has taken all necessary action, including the necessary approvals of the Board of Directors, so that no “business combination”, “fair price”, “moratorium”, “control share acquisition” or other similar antitakeover statute or regulation enacted under state or federal laws in the United States applicable to the Company (including, without limitation, Section 180.1141 of the Wisconsin Business Corporation Law (the “WBCL”) and Section 180.1150 of the WBCL, but excluding Section 180.1130 to 180.1134 of the WBCL, Chapter 552 of the Wisconsin Statutes and Section 6.05 of Chapter DFI of the Wisconsin Administrative Code) will (i) prohibit or restrict the Purchaser’s ability to purchase, exercise or acquire any Securities, (ii) prohibit or restrict the Purchaser’s ability to purchase or otherwise acquire any additional Common Stock or Common Stock Equivalents after the Closing, (iii) prevent or delay the Purchaser or its Affiliates from entering into a merger or other business combination transaction with the Company or its Affiliates or (iv) otherwise apply to the Purchaser or the transactions contemplated by this Agreement. As of the date of this Agreement, (i) less than 33% of the outstanding shares of Common Stock is held of record by residents of the State of Wisconsin and (ii) the outstanding shares of Common Stock are held of record by less than 100 Persons in the State of Wisconsin.

(bb) Environmental Matters. Except as set forth on Schedule 3.1(bb), (i) the Company and the Subsidiaries and their owned, operated, and leased property (the “Properties”) are and have been for the last six (6) years in compliance with all Environmental Laws; (ii) the Company, the Subsidiaries and the Properties have all permits issued pursuant to Environmental Laws required to operate the Company and the Subsidiaries and, to the knowledge of the Company, there is not a reasonable objective basis for why any such permit required for the operations of the Company and the Subsidiaries would not be renewed or issued; (iii) there are no and have been no actual or alleged Releases of Hazardous Materials at, in, on, to or from any Properties, or, during the period of its ownership, operation or lease thereof, at, in, on, to or from any Company or Subsidiary formerly owned, operated or leased property, or, to the knowledge of the Company, at, in, on, to or from any offsite location relating to the operations of the Company or the Subsidiaries; (iv) the Company and the Subsidiaries are not conducting, and have not completed, any remediation of Hazardous Materials at any location; (v) there are no asbestos-containing materials, polychlorinated biphenyls or underground storage tanks at the Properties except as in compliance with Environmental Laws; and (vi) there are no pending or, to the knowledge of the Company, threatened claims, suits, proceedings, actions, order, judgments or notices relating to any Environmental Liability or Environmental Laws and the Company or the Subsidiaries. The Company has made available to Purchaser those reports, assessments, studies, and audits currently in the Company’s possession or control relating to the Environment and human health and safety and the Company, the Subsidiaries, the Property, and any formerly owned, operated or leased property that were generated in the last ten (10) years.

3.2 Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein):

(a) Organization; Authority.  The Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of California with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action, as applicable, on the part of the Purchaser.  Each Transaction Document to which the Purchaser is a party has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable Law.

(b) Understandings or Arrangements.  The Purchaser is acquiring the Securities as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities (this representation and warranty not limiting the Purchaser’s right to sell the Securities in compliance with applicable federal and state securities Laws).  The Purchaser is acquiring the Securities hereunder in the ordinary course of its business.

(c) Purchaser Status.  At the time the Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants, it will be an “accredited investor” as defined in Rule 501(a)(3) under the Securities Act.

(d) Experience of the Purchaser.  The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities, and has so evaluated the merits and risks of such investment.  The Purchaser is able to bear the economic risk of an investment in the Securities and, at the present time, is able to afford a complete loss of such investment.

(e) Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  The Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

(f) Non-Registration of Securities.  Purchaser understands that issuance of the Securities is not being registered with the Commission and that accordingly Purchaser must hold the Securities and the shares issuable upon exercise thereof indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  Purchaser represents that Purchaser is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby.

(g) Certain Fees.  Except as set forth on Schedule 3.2(g), no brokerage or finder’s fees or commissions are or will be payable by the Purchaser to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Company shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type required to be set forth on Schedule 3.2(g).

(h) Share Ownership. Neither the Purchaser nor any of its Subsidiaries, or the “affiliates” or “Associates” of any such Person is an “Interested Stockholder” of the Company, as defined in Section 180.1140 of the WBCL, immediately prior to the execution of the Agreement.

The Company acknowledges and agrees that the representations and warranties contained in Section 3.2 (other than those representations and warranties set forth in Section 3.2(h)) shall not modify, amend or affect the Purchaser’s right (which right the Company acknowledges) to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.  The Purchaser acknowledges that the Company has not made and is not making any representations or warranties regarding the subject matter of this Agreement, express or implied, except as provided in Section 3.1 and the Disclosure Schedule, and that Purchaser is not relying and has not relied on any representations or warranties whatsoever regarding the subject matter of this Agreement, express or implied, except as provided in Section 3.1 and the Disclosure Schedule.

ARTICLE IV.
OTHER AGREEMENTS OF THE PARTIES

4.1 Conduct of Business by the Company Prior to Closing.  The Company agrees that, between the date hereof and the Closing Date, unless Purchaser shall otherwise consent in writing (which consent shall not be unreasonably withheld), (i) the businesses of the Company and the Subsidiaries shall use commercially reasonable efforts to conduct their business in the ordinary course of business consistent with past practice; and (ii) the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Subsidiaries.  By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any other Transaction Document, neither the Company nor any Subsidiary shall, between the date hereof this Agreement and the Closing Date, directly or indirectly, do any Restricted Action (as defined in the Governance Agreement).

4.2 Further Action; Commercially Reasonable Efforts.  Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall use commercially reasonable efforts to (i) make promptly any filings or other required submissions, under applicable U.S. or foreign, federal or state antitrust, competition of fair trade Laws, or any other applicable Laws, with respect to the transactions contemplated hereby and (ii) use its commercially reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the transactions contemplated hereby.  Without limiting the generality of the foregoing, the Company shall use its commercially reasonable efforts to receive the NYSE Clearance.

4.3 Conversion Shares; Warrant Shares.  If any Subscribed Preferred Shares are converted or the Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Conversion Shares or Warrant Shares, as applicable, or at such time as a legend is no longer required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission), including if shares of Preferred Stock are converted six months or more following the Closing Date at a time when the holder is not an Affiliate of the Company, the Conversion Shares or Warrant Shares issued pursuant to any such conversion or exercise shall be issued free of all legends.  If the Conversion Shares or Warrant Shares bear a legend, the Company agrees that at such time as such legend is no longer required under applicable Laws, it will, as promptly as practicable following the delivery by a Purchaser to the Company or the Transfer Agent of a certificate representing the Subscribed Shares, Conversion Shares or Warrant Shares, as applicable, issued with a restrictive legend, together with a customary Rule 144 representation letter, deliver or cause to be delivered to the Purchaser a certificate representing such shares that is free from all restrictive and other legends.

4.4 Furnishing of Information.  Until the earliest of the time that (i) the Purchaser owns no Securities or (ii) the Warrants have expired, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.  As long as the Purchaser owns Securities, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Securities, including without limitation, under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, to the extent required from time to time to enable such Person to sell such Securities without registration under the Securities Act, including without limitation, within the requirements of the exemption provided by Rule 144.

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4.5 Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.6 Use of Proceeds. The Company shall use a portion of the net proceeds from the sale of the Securities hereunder to make reasonable improvements to its products that will facilitate bankability, third party insurance and warranty coverage and shall not use such proceeds for: (a) the satisfaction of any portion of the Company’s debt (other than payment of regular monthly debt payments and trade payables in the ordinary course of the Company’s business and prior practices), (b) the redemption of any Common Stock or Common Stock Equivalents or the payment of any dividend to its equity holders, (c) the settlement of any outstanding litigation or (d) in violation of the FCPA or OFAC regulations.

4.7 Indemnification of Purchaser.  Subject to the provisions of this Section 4.4, the Company will indemnify and hold the Purchaser and its directors, officers, shareholders, employees and agents, each Person who controls the Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents or employees of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur (collectively, “Losses”) as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement, (b) any action instituted against the Purchaser in any capacity, or any of its Affiliates, by any shareholder of the Company who is not an Affiliate of the Purchaser, with respect to any of the transactions contemplated by this Agreement (unless such action is based upon a breach of the Purchaser’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings the Purchaser may have with any such shareholder or any violations by the Purchaser of state or federal securities Laws or any conduct by the Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance), (c) any Company Environmental Liability, or (d) ZBB PowerSav Holdings Limited’s capital contribution into Anhui Meineng Store Energy Co., Ltd being deemed invalid in part or whole by any Person.  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel,  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement. The indemnification required by this Section 4.4 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others.

4.8 Reservation of Common Stock. As of the date hereof, the Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue Conversion Shares pursuant to any conversion of the Subscribed Preferred Shares and Warrant Shares pursuant to any exercise of the Warrants.

4.9 Listing of Common Stock. The Company hereby agrees to use commercially reasonable efforts to maintain the listing or quotation of the Common Stock on the Trading Market on which it is currently listed, and concurrently with the Closing, the Company shall apply to list or quote all of the Conversion Shares and Warrant Shares on such Trading Market and promptly secure the listing of all of the Conversion Shares and Warrant Shares on such Trading Market. The Company further agrees, if the Company applies to have the Common Stock traded on any other Trading Market, it will then include in such application all of the Conversion Shares and Warrant Shares, and will take such other action as is necessary to cause all of the Conversion Shares and Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible.  The Company will then take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

4.10 Non-Solicitation.

(a) Until the earlier of (A) consummation of the Closing and (B) termination of this Agreement, the Company shall not, nor shall it authorize or knowingly permit its Subsidiaries or representatives to, directly or indirectly, (i) solicit, initiate or knowingly encourage or assist (including by way of furnishing information) the submission by any third party of an Acquisition Proposal, or any inquiry, proposal or offer that is reasonably likely to lead to an Acquisition Proposal, or (ii) engage in, continue or otherwise participate in any negotiations or discussions regarding an Acquisition Proposal, or provide any information or data to any Person relating to the Company or any of its Subsidiaries, in any such case with the intent to induce the making, submission or announcement of, or to encourage, facilitate or assist, an Acquisition Proposal.

(b) Notwithstanding anything to the contrary set forth in Section 4.10(a) above, the Company and its representatives may (i) provide information in response to a request therefor by a Person who has made a bona fide written Acquisition Proposal, if the Person so requesting such information executes an acceptable confidentiality agreement (which shall be promptly provided to Purchaser), provided, that any non-public information provided to such Person shall have been previously delivered or made available to Purchaser or its representatives, and (ii) engage in negotiations or discussions with any Person who has made a bona fide written Acquisition Proposal, if in each such case, such Acquisition Proposal did not result from a breach of this Section 4.9 and the Company’s Board of Directors determines in good faith (A) after consultation with outside legal counsel that the failure to take such action would reasonably be expected to be inconsistent with the Company directors’ fiduciary duties under applicable Law, and (B) such Acquisition Proposal constitutes a Superior Proposal or could reasonably result in a Superior Proposal.  The Company shall keep the Purchaser reasonably informed of the status of any such negotiations or discussions and promptly provide copies of all material written correspondence relating to such Acquisition Proposal.

4.11 Shareholder Approval.

(a) The Company shall take all action necessary to duly call, give notice of, convene and hold the Shareholder Meeting as soon as reasonably practicable following the date hereof.  In connection with the Shareholder Meeting, the Company shall as promptly as reasonably practicable (i) prepare the Proxy Statement and file the Proxy Statement with the SEC (which shall in no case be later than fifteen (15) Business Days following the date hereof), (ii) respond to any comments or requests for additional information received from the SEC with respect to such filing and promptly provide copies of such comments or requests, and any other correspondence with the SEC, to the Purchaser, (iii) prepare and file any amendments or supplements necessary to be filed in response to any SEC comments or as required by Law, (iv) after confirmation from the SEC that it has no further comments on, or that it is not reviewing, the Proxy Statement, use commercially reasonable efforts to mail to the Company’s shareholders the Proxy Statement and all other customary proxy or other materials for meetings such as the Shareholder Meeting, (v) to the extent required by applicable Law, prepare, file and distribute to the Company’s shareholders any supplement or amendment to the Proxy Statement if any event shall occur which requires such action at any time prior to the Shareholder Meeting and (vi) otherwise use commercially reasonable efforts to comply with all applicable Law applicable to the Shareholder Meeting.

(b) The Purchaser shall cooperate with the Company in connection with the preparation of the Proxy Statement, including promptly furnishing the Company upon request with any and all information as may be required to be set forth in the Proxy Statement under applicable Law. The Company will provide the Purchaser a reasonable opportunity to review and comment upon the Proxy Statement and, if applicable, any amendments or supplements thereto, prior to filing the Proxy Statement (or such amendments or supplements, as applicable) with the SEC and prior to mailing the Proxy Statement to the Company’s shareholders and the Company shall reasonably consider in good faith all comments proposed by the Purchaser with respect to the Proxy Statement and, if applicable, any such amendments or supplements.  The Company shall cause the information included in the Proxy Statement (and any amendment thereto) at the time of mailing of the Proxy Statement (or such amendment), and at the time of the Shareholder Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) Except as contemplated in Section 4.10(d) below, the Company’s Board of Directors shall recommend adoption and approval of this Agreement by the Company’s shareholders (the “Company Recommendation”), and include such Company Recommendation in the Proxy Statement, and the Company shall take reasonable lawful action to solicit such adoption and approval.

(d) Neither the Board of Directors nor any committee thereof shall withhold, withdraw, qualify or modify (or publicly propose to withhold, withdraw, qualify or modify), in a manner adverse to the Purchaser, the Company Recommendation or fail to include the Company Recommendation in the Proxy Statement, or adopt, approve, recommend to propose to adopt, approve or recommend (publicly or otherwise), or fail to reject within five (5) Business Days of receipt, an Acquisition Proposal (an “Adverse Recommendation Change”); unless prior to the time the Shareholder Approval is obtained, but not after, the Board of Directors determines in good faith (after consultation with outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with their fiduciary duties under applicable Law, make an Adverse Recommendation Change, provided (i) the Company shall provide written notice to Purchaser (a “Notice of Adverse Recommendation Change”) advising Purchaser that the Board of Directors intends to make an Adverse Recommendation Change, specifying the material terms and conditions of any Acquisition Proposal and identifying the person making such Acquisition Proposal, and (ii) the Company shall, during the period beginning at 5:00 p.m. Eastern Time on the day of delivery by the Company to Purchaser of such Notice of Adverse Recommendation Change (or, if delivered after 5:00 p.m. Eastern Time or any day other than a Business Day, beginning at 5:00 p.m. Eastern Time on the next Business Day) and ending five (5) Business Days later at 5:00 p.m. Eastern Time (the “Notice Period”) negotiate with Purchaser and its representatives in good faith (to the extent Purchaser desires to negotiate) any proposed modifications to the terms and conditions of this Agreement and/or the Transaction Documents so that the failure to make an Adverse Recommendation Change would no longer be inconsistent with the directors' fiduciary duties under applicable Law; provided that, in the event of any material revisions to an Acquisition Proposal, the Company shall deliver a new written notice to Purchaser and comply again with the requirements of this Section 4.11(d)(ii) with respect to such new written notice; provided, further, that with respect to the new written notice to Purchaser, the Notice Period shall be deemed to be a three (3) Business-Day period rather than the five (5) Business-Day period first described above.

(e) Notwithstanding the foregoing or anything to the contrary herein, the Company shall not be obligated to prepare or file the Proxy Statement or any amendments thereto, nor to distribute the Proxy Statement or solicit votes from Company stockholders pursuant to the Proxy Statement, nor convene and hold the Stockholder Meeting, from and after the date of any Adverse Recommendation Change or any action taken pursuant to Section 5.1(g).

4.12 Disclosure Schedule Update.  On or before the Closing Date, the Company may disclose to Purchaser in writing any exceptions to or variances from the representations and warranties in Section 3.1 that are discovered by the Company or that occur as a result of subsequent events or developments.  Such disclosures shall, subject to the satisfaction of the condition set forth in Section 2.3(b)(i), amend and supplement the Disclosure Schedules and will be deemed to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such exception or variance; provided that, such exception or variance relates to an event or development which occurred after the date of this Agreement.

4.13 CFIUS. If Purchaser in good faith, upon consultation with the Company, determines within fifteen (15) Business Days following the date hereof, that it is advisable to make a voluntary filing with CFIUS, then the Purchaser shall notify the Company and promptly thereafter both Parties shall jointly submit a notification to CFIUS with respect to the transaction contemplated by this Agreement, and shall respond appropriately to any reasonable request for information from CFIUS in the time frame set forth in the CFIUS regulations; provided, however, that the Party from whom such information is requested shall have sole discretion with respect to the information to be provided in response to such request.

4.14 Access to Information.  From the date of this Agreement until the Closing Date, the Company shall (and shall cause its Subsidiaries to):  (i) provide to Purchaser (and Purchaser's officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to Purchaser such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as Purchaser or its Representatives may reasonably request.

ARTICLE V.

MISCELLANEOUS

5.1 Termination.  This Agreement may be terminated:

(a) by mutual written consent of Purchaser and the Company at any time prior to the Closing, whether before or after Shareholder Approval is obtained;

(b) by either party by written notice to the other party, if the Closing has not been consummated on or before September 30, 2015 (the “Outside Date”); provided, however, that this right shall not be available to any party whose breach or failure to perform any of its representations, warranties, covenants or agreements set forth in this Agreement has been a principal cause of, or resulted in, the failure of the Closing to take place on or before the Outside Date;

(c) by Purchaser, if prior to Closing (i) there shall have occurred any effects, events, occurrences, developments, state of facts or changes that, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect or (ii) there shall have been a breach or inaccuracy of any representation, warranty, covenant or agreement on the part of the Company contained in this Agreement, which breach or inaccuracy would (A) give rise to the failure of a condition set forth in Section 2.3(a) or Section 2.3(b) and (B) is incapable of being cured or has not been cured prior to the Outside Date; provided, however, that Purchaser is not then in material breach of any representation, warranty or covenant under this Agreement;

(d) by the Company prior to the Closing, if there shall have been a breach or inaccuracy of any representation, warranty, covenant or agreement on the part of Purchaser contained in this Agreement, which breach or inaccuracy (i) would reasonably be expected to prevent Purchaser from consummating the transactions contemplated hereby in accordance with the terms hereof and (ii) is incapable of being cured or has not been cured prior to the Outside Date; provided, however, that the Company is not then in material breach of any representation, warranty or covenant under this Agreement;

(e) by either party, if the Company Shareholder Meeting (including any adjournment or postponement thereof) has concluded, the Company’s shareholders have voted and the Shareholder Approval was not obtained; provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(e) shall not be available to the Company if it has not materially complied with its obligations under Sections 4.10 and 4.11;

(f) by Purchaser if prior to the Shareholder Meeting an Adverse Recommendation Change occurs;

(g) by the Company, upon written notice to Purchaser, if at any time prior to receipt of the Shareholder Approval, the Company’s Board of Directors has determined to enter into a definitive agreement with respect to a Superior Proposal; provided, however, that the right to terminate this Agreement pursuant to this Section 5.1(g) shall not be available to the Company if it has not materially complied with its obligations under Section 4.10 and 4.11; or

(h) by either party by written notice to the other party if, at any time there shall be any final and non-appealable Order that prohibits or restrains the Purchaser and/or the Company from consummating the Closing or the transactions contemplated hereby.

5.2 Termination Fee.  In the event that this Agreement is terminated pursuant to Section 5.1(f) or Section 5.1(g), the Company shall pay to the Purchaser immediately prior to the consummation of the transactions contemplated by such Superior Proposal the Termination Fee by wire transfer of immediately available funds to an account or accounts designated in writing by Purchaser.  The Company acknowledges that the agreement contained in this Section 5.2 is an integral part of this Agreement and the transactions contemplated hereby.  Notwithstanding anything to the contrary in this Agreement, in the event that Purchaser shall receive the Termination Fee, the receipt of the Termination Fee shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Purchaser, any of its Affiliates, or any other Person in connection with this Agreement (and the termination hereof), the other Transaction Documents, the transactions contemplated hereby and thereby (and the abandonment thereof) or any matter forming the basis for such termination, and none of Purchaser, any of its Affiliates, or any other Person shall be entitled to bring or maintain any other claim, action or proceeding against the Company or any of its Affiliates arising out of this Agreement, any of the other Transaction Documents, any of the transactions contemplated hereby or thereby or any matters forming the basis for such termination.

5.3 Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Purchaser shall pay all Transfer Agent fees, stamp taxes and other similar taxes and duties levied in connection with the delivery of any Securities to the Purchaser.

5.4 Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.5 Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.6 Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchaser or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.7 Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  Neither the Company nor Purchaser may assign this Agreement or any rights or obligations hereunder without the prior written consent of the other party (other than by a merger of Purchaser). Notwithstanding the previous sentence, the Purchaser may assign this Agreement or any of its rights hereunder to one or more of its Affiliates without the consent of the Company; provided, however, that (i) the Purchaser’s rights under the Warrant may only be assigned to one (and not more than one) Person and (ii) Purchaser shall remain liable for Purchaser’s obligations hereunder.

5.8 No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.4.

5.9 Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York except to the extent Wisconsin law mandatorily applies, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by Law.

5.10 Survival.  The representations and warranties contained herein shall survive the Closing.  The representations and warranties set forth in Section 3.1(aa) (Environmental Matters) shall survive the Closing until the date that is four (4) years after the Closing Date.  The indemnification provided in Section 4.6(c) regarding Company Environmental Liabilities shall survive the Closing until the date that is six (6) years after the Closing Date.

5.11 Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12 Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.13 Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14 Remedies.  In addition to being entitled to exercise all rights provided herein or granted by Law, including recovery of damages, each of the Purchaser and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate; provided, that as a condition to the Company seeking specific performance compelling the Purchaser to effect the Closing, all conditions to Purchaser’s obligation to effect the Closing have been satisfied and that the Company stands ready, willing and able to immediately consummate the Closing.

5.15 Payment Set Aside.  To the extent that the Company makes a payment or payments to the Purchaser pursuant to any Transaction Document or the Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any Law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

5.16 Saturdays, Sundays, Holidays, etc.    If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.17 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. The use of the masculine, feminine or neuter gender or the singular or plural form of words used herein (including defined terms) shall not limit any provision of any Transaction Document. The terms “include,” “includes” and “including” are not intended to be limiting and shall be deemed to be followed by the words “without limitation” (whether or not they are in fact followed by such words) or words of like import. The term “or” has the inclusive meaning represented by the phrase “and/or.” Reference to a particular Person includes such Person’s successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement. Reference to a particular agreement (including this Agreement), document or instrument (other than those referred to in the Disclosure Schedule) means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof. The terms “dollars” and “$” wherever used in any Transaction Document mean United States Dollars. The exhibits and schedules identified in any Transaction Document are incorporated into such Transaction Document by reference and made a part of such Transaction Document. The article, section, paragraph, exhibit and schedule headings contained in any Transaction Document are for reference purposes only and shall not affect in any way the meaning or interpretation of any Transaction Document. Unless the context otherwise requires, references in any Transaction Document to articles, sections, paragraphs, clauses, exhibits or schedules shall refer to those portions of such Transaction Document. The use in any Transaction Document of the terms “hereunder,” “hereof,” “hereto” and words of similar import shall refer to such Transaction Document as a whole and not to any particular article, section, paragraph or clause of, or exhibit or schedule to, such Transaction Document.

5.18 WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ZBB ENERGY CORPORATION	Address for Notice:
By:__________________________________________ Eric Apfelbach Chief Executive Officer	Attention: Chief Executive Officer N93 W14475 Whittaker Way Menomonee Falls, WI 53051 Fax: (262) 253-9822
With a copy to (which shall not constitute notice):	K&L Gates, LLP Attention: Mark Busch 214 N. Tryon Street, 47th Floor Charlotte, NC 28202 Fax: (704) 353-3140

SOLAR POWER, INC.	Address for Notice:
By:__________________________________________ Name: Xiahou, Min Title: Chief Executive Officer	Attention: Chief Executive Officer 3400 Douglas Boulevard, Suite 285 Roseville, CA 95661 Fax: (916) 771-3657
With a copy to (which shall not constitute notice):	Shearman & Sterling Attention: Shuang Zhao 12th Floor Gloucester Tower 15 Queen’s Road Central Hong Kong Fax: (852) 2978 8099

Appendix C

ZBB ENERGY CORPORATION

CERTIFICATE OF DESIGNATION
OF PREFERENCES, RIGHTS AND LIMITATIONS
OF

SERIES C-1 CONVERTIBLE PREFERRED STOCK

SERIES C-2 CONVERTIBLE PREFERRED STOCK

SERIES C-3 CONVERTIBLE PREFERRED STOCK

SERIES C-4 CONVERTIBLE PREFERRED STOCK

Pursuant to Sections 180.1002 and 180.0602 of the Wisconsin Business Corporation Law

Pursuant to the authority granted to and vested in the Board of Directors (the “Board of Directors”) of ZBB Energy Corporation, a Wisconsin corporation (the “Corporation”), in accordance with the Articles of Incorporation of the Corporation, as amended, the following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Articles of Incorporation of the Corporation provide for a class of its authorized stock known as preferred stock, comprised of Ten Million (10,000,000) shares, $0.01 par value per share, issuable from time to time in one or more series; and

WHEREAS, the Board of Directors is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of preferred stock and the number of shares constituting any series and the designation thereof, of any of them; and

WHEREAS, it is the desire of the Board of Directors, pursuant to its authority as aforesaid, to fix the rights, preferences, restrictions and other matters relating to a series of the preferred stock, which shall consist of up to 28,048 shares of the preferred stock which the Corporation has the authority to issue, with stated value of $1000 per share, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby adopt an amendment to the Articles of Incorporation to create a series of preferred stock that may be issued for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of preferred stock as follows:

TERMS OF PREFERRED STOCK

Section 1.                      Definitions. For the purposes hereof, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 of the Securities Act.

“Alternate Consideration” shall have the meaning set forth in Section 7(b).

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Wisconsin are authorized or required by law or other governmental action to close.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the Corporation’s common stock, par value $0.01 per share, and stock of any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Corporation or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Date” shall have the meaning set forth in Section 6(a).

“Conversion Price” shall have the meaning set forth in Section 6(b).

“Conversion Shares” means the shares of Common Stock issuable upon conversion of the shares of Preferred Stock in accordance with the terms hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Preferred Stock” means the outstanding shares of Series B Convertible Preferred Stock of the Corporation.

“Fundamental Transaction” shall have the meaning set forth in Section 7(b).

“Holders” means the holders of shares of Preferred Stock (each, a “Holder”).

“Junior Securities” means the Common Stock and all other Common Stock Equivalents of the Corporation other than those securities which are explicitly senior or pari passu to the Preferred Stock in dividend rights or liquidation preference.

“Liquidation” shall have the meaning set forth in Section 5.

“Notice of Conversion” shall have the meaning set forth in Section 6(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Preferred Stock” shall have the meaning set forth in Section 2.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of April 17, 2015, among the Corporation and the original Holder, as amended, modified or supplemented from time to time in accordance with its terms.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Stated Value” shall have the meaning set forth in Section 2.

“Successor Entity” shall have the meaning set forth in Section 7(b).

“Trading Day” means a day on which the principal Trading Market is open for trading, or if the Common Stock is not listed or quoted on any Trading Market, “Trading Day” means a “Business Day”.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Transfer Agent” means Computershare, the current transfer agent of the Company, with a mailing address of 2 North LaSalle Street, Chicago, IL 60602 and a facsimile number of 312-601-4348, and any successor transfer agent of the Company.

Section 2.                      Designation, Amount and Par Value. The preferred stock shall be designated as follows.  7012 shares shall be designated as Series C-1 Convertible Preferred Stock (“C-1 Preferred”), 7012 shares shall be designated as Series C-2 Convertible Preferred Stock (“C-2 Preferred”), 7012 shares shall be designated as Series C-3 Convertible Preferred Stock (“C-3 Preferred”) and 7012 shares shall be designated as Series C-4 Convertible Preferred Stock (“C-4 Preferred”, and together with the C-1 Preferred, C-2 Preferred and C-3 Preferred, the “Preferred Stock”).  Each share of Preferred Stock shall have a par value of $0.01 per share and a stated value equal to $1000 (the “Stated Value”). Except with respect to when such shares shall become convertible pursuant to Section 6(a) below or as required by law, the relative rights, preferences and limitations of the C-1 Preferred, C-2 Preferred, C-3 Preferred and C-4 Preferred are identical in all respects.

Section 3.                      Dividends.

a)           Dividends.  So long as any shares of Preferred Stock are outstanding, no dividends shall be paid or declared and set apart for payment upon the Junior Securities by the Corporation.

b)           Other Securities. So long as any Preferred Stock shall remain outstanding, the Corporation shall not redeem, purchase or otherwise acquire directly or indirectly more than a de minimis amount of any Junior Securities other than as to repurchases of Common Stock or Common Stock Equivalents from departing officers or directors, and provided that, while any of the Preferred Stock remains outstanding, such repurchases shall not exceed an aggregate of $100,000 in any fiscal year from all officers and directors.

Section 4.                      Voting Rights.  Except as otherwise provided herein or as otherwise required by law, the Preferred Stock shall have no voting rights.  However, as long as any shares of Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote of the Holders of 50.1% or more of the then outstanding shares of the Preferred Stock, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 5) senior to, or otherwise pari passu with, the Preferred Stock, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the Holders, (d) increase the number of authorized shares of Preferred Stock, or (e) enter into any agreement with respect to any of the foregoing. Except as required by law, holders of Series C-1 Preferred, C-2 Preferred, C-3 Preferred and C-4 Preferred shall not have any separate class voting rights.

Section 5.                    Liquidation. Upon any liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary (a “Liquidation”) or a Fundamental Transaction, the Holders shall be entitled to receive out of the assets of the Corporation an amount equal to higher of (a) the Stated Value and (b) the amount payable to the Holder if it had converted the Preferred Stock into Common Stock immediately prior to the Liquidation or Fundamental Transaction, as the case may be, for each share of Preferred Stock after any distribution or payment to the holders of the Existing Preferred Stock and before any distribution or payment shall be made to the holders of any Junior Securities, and if the assets of the Corporation shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be ratably distributed among the Holders in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Section 6.                      Conversion.

a)           Conversions at Option of Holder. Shares of C-1 Preferred shall become convertible into shares of Common Stock after the Corporation receives final payment for energy storage systems with discharge time of two or more hours (“Energy Storage Systems”) for solar projects in accordance with the Supply Agreement between the Corporation and Solar Power, Inc. dated _______, 2015 (“Solar Projects”) with an aggregate power rating exceeding 5 megawatts.  Shares of C-2 Preferred shall become convertible into shares of Common Stock after the Corporation receives final payment for Energy Storage Systems for Solar Projects with an aggregate power rating exceeding a total of 15 megawatts.  Shares of C-3 Preferred shall become convertible into shares of Common Stock after the Corporation receives final payment for Energy Storage Systems for Solar Projects with an aggregate power rating exceeding a total of 25 megawatts.  Shares of C-4 Preferred shall become convertible into shares of Common Stock after the Corporation receives final payment for Energy Storage Systems for Solar Projects with an aggregate power rating exceeding a total of 40 megawatts.  Once convertible in accordance with the preceding sentence, shares of Preferred Stock may be converted at any time and from time to time at the option of the Holder thereof, and without any amount being paid by the Holder thereof, into that number of shares of Common Stock (subject to the limitations set forth in Section 6(d)) determined by dividing the Stated Value of such share of Preferred Stock by the Conversion Price.  Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Preferred Stock to be converted, the number of shares of Preferred Stock owned prior to the conversion at issue, the number of shares of Preferred Stock owned subsequent to the conversion at issue and the date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. To effect conversions of shares of Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing the shares of Preferred Stock to the Corporation unless all of the shares of Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Preferred Stock promptly following the Conversion Date at issue.  Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.

b)           Conversion Price.  The conversion price for the Preferred Stock shall equal $0.6678 subject to adjustment herein (the “Conversion Price”). For the avoidance of doubt and notwithstanding anything to the contrary herein or in any other Transaction Document (as defined in the Purchase Agreement), no payment shall be required to be made by any Holder in connection with any conversion of any shares of Preferred Stock into shares of Common Stock in accordance with the terms hereof, in addition to the payment made by the original Holder at the Closing (as defined in the Purchase Agreement) of the Purchase Agreement.

c)	Mechanics of Conversion

i.           Delivery of Certificate Upon Conversion. Certificates for Conversion Shares shall be transmitted by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is two (2) Trading Days after such Conversion Date.

ii.           Reservation of Shares Issuable Upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Preferred Stock as herein provided, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Holder (and the other holders of the Preferred Stock), not less than such aggregate number of shares of the Common Stock as shall be issuable (taking into account the adjustments and restrictions of Section 7) upon the conversion of the then outstanding shares of Preferred Stock.  The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable, free and clear of all liens.

iii.           Fractional Shares of Common Stock. No fractional shares or scrip representing fractional shares shall be issued upon the conversion of the Preferred Stock.   As to any fraction of a share which the Holder would otherwise be entitled to receive upon such conversion, the Corporation shall at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Conversion Price or round up to the next whole share.

iv.           Obligation Absolute; Partial Liquidated Damages.  The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Preferred Stock in accordance with the terms hereof is absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation or any violation or alleged violation of law by such Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Corporation to such Holder in connection with the issuance of such Conversion Shares; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder. If the Corporation fails to deliver to the Holder such Conversion Shares on the second Trading Day after the Share Delivery Date applicable to such conversion, the Corporation shall pay to the Holder, in cash, as liquidated damages and not as a penalty, for each $5,000 of Stated Value of Preferred Stock being converted, $50 per Trading Day (increasing to $100 per Trading Day on the third Trading Day and increasing to $200 per Trading Day on the sixth Trading Day after such damages begin to accrue) for each Trading Day after such second Trading Day after the Share Delivery Date until such Conversion Shares are delivered or Holder rescinds such conversion. Nothing herein shall limit the Holder’s right to pursue actual damages for the Corporation’s failure to deliver Conversion Shares within the period specified herein and the Holder shall have the right to pursue all remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights shall not prohibit the Holder from seeking to enforce damages pursuant to any other Section hereof or under applicable law.

v.           Transfer Taxes.  The issuance of certificates for shares of the Common Stock on conversion of Preferred Stock shall be made without charge to the Holder for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificates, provided that the Corporation shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holders of such shares of Preferred Stock and the Corporation shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

Section 7.                      Certain Adjustments.

a)           Stock Dividends and Stock Splits.  If the Corporation, at any time while Preferred Stock is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions payable in shares of Common Stock on shares of Common Stock or any other Common Stock Equivalents (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Corporation upon conversion of, or payment of a dividend on, Preferred Stock), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of a reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues, in the event of a reclassification of shares of the Common Stock, any shares of capital stock of the Corporation, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) outstanding immediately before such event, and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event.  Any adjustment made pursuant to this Section 7(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

b)           Distributions. During such time as any Preferred Stock is outstanding, if the Corporation shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), then, in each such case, upon conversion the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the Conversion Shares, as applicable immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution. Such portion of the Distribution shall be held in abeyance for the benefit of the Holder until the Holder converts the Preferred Stock.

c)           Fundamental Transaction.  If, at any time while Preferred Stock is outstanding, (i) the Corporation, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Corporation with or into another Person, (ii) the Corporation, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Corporation or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Corporation, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Corporation, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent conversion of Preferred Stock, the Holder shall have the right to receive, for each Conversion Share that would have been issuable upon such conversion immediately prior to the occurrence of such Fundamental Transaction, the greater of (i) the amount the Holder would receive for such Conversion Share pursuant to Section  hereof and (ii) the number of shares of Common Stock of the successor or acquiring corporation or of the Corporation, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which Preferred Stock is convertible immediately prior to such Fundamental Transaction.  For purposes of any such conversion, the determination of the Conversion Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Corporation shall apportion the Conversion Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of Preferred Stock following such Fundamental Transaction.  To the extent necessary to effectuate the foregoing provisions, any successor to the Corporation or surviving entity in such Fundamental Transaction shall file a new Certificate of Designation with the same terms and conditions and issue to the Holders new preferred stock consistent with the foregoing provisions and evidencing the Holders’ right to convert such preferred stock into Alternate Consideration.  The Corporation shall cause any successor entity in a Fundamental Transaction in which the Corporation is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents (as defined in the Purchase Agreement) in accordance with the provisions of this Section 7(b) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Preferred Stock, deliver to the Holder in exchange for this Preferred Stock a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Preferred Stock which is convertible for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon conversion of this Preferred Stock (without regard to any limitations on the conversion of this Preferred Stock) prior to such Fundamental Transaction, and with a conversion price which applies the conversion price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such conversion price being for the purpose of protecting the economic value of this Preferred Stock immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Certificate of Designation and the Other Transaction Documents referring to the “Corporation” shall refer instead to the Successor Entity), and may exercise every right and power of the Corporation and shall assume all of the obligations of the Corporation under this Certificate of Designation and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Corporation herein.

d)           Calculations.  All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.  For purposes of this Section 7, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the number of shares of Common Stock (excluding any treasury shares of the Corporation) issued and outstanding.

e)           Notice to the Holders.

i.           Adjustment to Conversion Price.  Whenever the Conversion Price is adjusted pursuant to any provision of this Section 7, the Corporation shall promptly deliver to each Holder a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.           Notice to Allow Conversion by Holder.  If (A) the Corporation shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Corporation shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Corporation shall authorize the granting to all holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Corporation shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Corporation is a party, any sale or transfer of all or substantially all of the assets of the Corporation, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property or (E) the Corporation shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Corporation, then, in each case, the Corporation shall cause to be filed at each office or agency maintained for the purpose of conversion of this Preferred Stock, and shall cause to be delivered to each Holder at its last address as it shall appear upon the stock books of the Corporation, at least twenty (20) calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange, provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Corporation or any of the Subsidiaries, the Corporation shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Holder shall remain entitled to convert any outstanding Preferred Stock (or any part hereof) during the 20-day period commencing on the date of such notice through the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 9.                      Miscellaneous.

a)           Notices.  Any and all notices or other communications or deliveries to be provided by the Holders hereunder including, without limitation, any Notice of Conversion, shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service, addressed to the Corporation’s President or Chief Executive Officer at the Corporation’s principal place of business on file with the Wisconsin Department of Financial Institutions, or such facsimile number or other address as the Corporation may specify for such purposes by notice to the Holders delivered in accordance with this Section 9.  Any and all notices or other communications or deliveries to be provided by the Corporation hereunder shall be in writing and delivered personally, by facsimile, or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of such Holder appearing on the books of the Corporation.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

b)           Lost or Mutilated Preferred Stock Certificate.  If a Holder’s Preferred Stock certificate shall be mutilated, lost, stolen or destroyed, the Corporation shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated certificate, or in lieu of or in substitution for a lost, stolen or destroyed certificate, a new certificate for the shares of Preferred Stock so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such certificate, and of the ownership hereof reasonably satisfactory to the Corporation.

c)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Certificate of Designation shall be governed by and construed and enforced in accordance with the internal laws of the State of Wisconsin, without regard to the principles of conflict of laws thereof.

d)           Waiver.  Any waiver by the Corporation or a Holder of a breach of any provision of this Certificate of Designation shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Certificate of Designation or a waiver by any other Holders.  The failure of the Corporation or a Holder to insist upon strict adherence to any term of this Certificate of Designation on one or more occasions shall not be considered a waiver or deprive that party (or any other Holder) of the right thereafter to insist upon strict adherence to that term or any other term of this Certificate of Designation on any other occasion.  Any waiver by the Corporation or a Holder must be in writing.

e)           Severability.  If any provision of this Certificate of Designation is invalid, illegal or unenforceable, the balance of this Certificate of Designation shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.  If it shall be found that any interest or other amount deemed interest due hereunder violates the applicable law governing usury, the applicable rate of interest due hereunder shall automatically be lowered to equal the maximum rate of interest permitted under applicable law.

f)           Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

g)           Headings.  The headings contained herein are for convenience only, do not constitute a part of this Certificate of Designation and shall not be deemed to limit or affect any of the provisions hereof.

h)           Status of Converted or Redeemed Preferred Stock.  If any shares of Preferred Stock shall be converted, redeemed or reacquired by the Corporation, such shares shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Preferred Stock.

*********************

RESOLVED, FURTHER, that the chairman, chief executive officer, president or any vice-president, and the secretary or any assistant secretary, of the Corporation be and they hereby are authorized and directed to prepare and file Articles of Amendment to the Articles of Incorporation of the Corporation including a Certificate of Designation of Preferences, Rights and Limitations of Series C-1 Convertible Preferred Stock, Series C-2 Convertible Preferred Stock, Series C-3 Convertible Preferred Stock, Series C-4 Convertible Preferred Stock setting forth the terms of the Preferred Stock, which upon effectiveness of such filing shall be deemed a part of the Articles of Incorporation in accordance with the foregoing resolution and the provisions of Wisconsin law.

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES OF PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series C-[●] Convertible Preferred Stock indicated below into shares of common stock, par value $0.01 per share (the “Common Stock”), of ZBB Energy Corporation, a Wisconsin corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation in accordance with the Purchase Agreement pursuant to which the Preferred Stock was issued. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion: _____________________________________________
Number of shares of Preferred Stock owned prior to Conversion: _______________
Number of shares of Preferred Stock to be Converted: ________________________
Stated Value of shares of Preferred Stock to be Converted: ____________________
Number of shares of Common Stock to be Issued: ___________________________
Applicable Conversion Price:____________________________________________
Number of shares of Preferred Stock owned subsequent to Conversion: ___________
Address for Delivery: ______________________
[HOLDER] By:___________________________________ Name: Title:

Appendix D

THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.  THIS WARRANT AND THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT OR APPLICABLE EXEMPTION OR SAFE HARBOR PROVISION.

Warrant No. W2015-[__]

COMMON STOCK PURCHASE WARRANT

 ZBB ENERGY CORPORATION

____________ 2015	Warrant Shares: 50,000,000

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, Solar Power, Inc. or a permitted assignee (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the Vesting Date (as defined below) and on or prior to the close of business on the fourth anniversary of the date hereof (the “Termination Date”) but not thereafter, to subscribe for and purchase from ZBB Energy Corporation, a Wisconsin corporation (the “Company”), 50,000,000 shares (the “Warrant Shares”) of Common Stock.  The aggregate purchase price for all of the shares of Common Stock underlying this Warrant shall be equal to the Aggregate Exercise Price, as defined in Section 2(c).

Section 1.                      Definitions.  Capitalized terms used and not otherwise defined herein shall have the meanings set forth in that certain Securities Purchase Agreement (the “Purchase Agreement”), dated April 17, 2015, by and between the Company and Solar Power, Inc. (“SPI”).

Section 2.                      Exercise.

a)           Vesting of Warrant.  The Warrant Shares shall vest upon, and the Holder shall not be entitled to exercise this Warrant with respect to such Warrant Shares until the Vesting Date.  The “Vesting Date” shall mean the date on which the Series C-4 Convertible Preferred Stock of the Company becomes eligible for conversion.

b)           Exercise of Warrant.  Exercise of the purchase rights represented by this Warrant may be made at any time on or after the Vesting Date and on or before the Termination Date by delivery to the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of the Holder appearing on the books of the Company) of a duly executed copy of the Notice of Exercise Form annexed hereto delivered via facsimile at the facsimile number or by email to the email address set forth on the Notice of Exercise Form annexed hereto; and, within three (3) Trading Days of the date said Notice of Exercise is delivered to the Company, the Company shall have received payment of the Aggregate Exercise Price of the shares thereby purchased by wire transfer.  This Warrant may only be exercised for the full number of Warrant Shares and, for the avoidance of doubt, any attempted exercise of this Warrant for less than the full number of Warrant Shares shall be invalid, null and void.  Upon the exercise of this Warrant, the Holder shall surrender this Warrant to the Company for cancellation within three (3) Trading Days of the date the Notice of Exercise is delivered to the Company.

c)           Exercise Price.  The exercise price per share of the Common Stock under this Warrant shall be $0.7346, subject to adjustment hereunder (the “Exercise Price”). The aggregate exercise price for this Warrant shall be $36,729,000, subject to adjustment hereunder (the “Aggregate Exercise Price”), which amount is determined based on the Exercise Price and the number of Warrant Shares, subject to adjustment hereunder.

d)           Mechanics of Exercise.

i.      Delivery of Certificates Upon Exercise.  Certificates for shares purchased hereunder shall be transmitted by physical delivery to the address specified by the Holder in the Notice of Exercise by the date that is three (3) Trading Days after the latest of (A) the delivery to the Company of the Notice of Exercise Form, (B) surrender of this Warrant and (C) payment of the aggregate Exercise Price as set forth above (such date, the “Warrant Share Delivery Date”).  This Warrant shall be deemed to have been exercised on the first date on which all of the foregoing have been delivered to the Company.  The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised, with payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 2(d)(v) prior to the issuance of such shares, having been paid.

ii.      Rescission Rights.  If the Company fails to cause the  to be transmited to the Holder a certificate or the certificates representing the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then, the Holder will have the right to rescind such exercise and cause the Company to return the Warrant (if surrendered prior to such date).

iii.      Liquidated Damages.  If the Company fails  to transmit to the Holder a certificate or the certificates representing the Warrant Shares pursuant to an exercise on or before three (3) Trading Days after the Warrant Share Delivery Date, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, $2,000 per Trading Day for each Trading Day after such date until such certificates are delivered or Holder rescinds such conversion.

iv. Charges, Taxes and Expenses.  Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.  The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise.

v.      Closing of Books.  The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

Section 3.                      Certain Adjustments.

a)           Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged.  Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

c)           Subsequent Rights Offerings.  In addition to any adjustments pursuant to Section 3(a) above, if at any time the Company grants, issues or sells any rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

d)           Pro Rata Distributions.  During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled following exercise of this Warrant to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon such exercise of this Warrant, as applicable  immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution.  In addition, to the extent that this Warrant has not been exercised at the time of such Distribution, such portion of the  Distribution shall be held in abeyance for the benefit of the Holder until the Holder has exercised this Warrant.

e)           Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company, directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person, (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, (v) the Company, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding shares of Common Stock (not including any shares of Common Stock held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction.  For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration.  If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction.  The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(e) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the holder of this Warrant, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.

f)           Calculations. All calculations under this Section 3 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

g)           Notice to Holder.

i.      Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly mail to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment.

ii.      Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any shareholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be mailed to the Holder at its last address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice.  To the extent that any notice provided hereunder constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.

Section 4.                      Transfer of Warrant.

a)           Transferability.  This Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, but only in whole (and not in part), upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer.  Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant in the name of the assignee and this Warrant shall promptly be cancelled.  The Warrant, if properly assigned in accordance herewith, may be exercised by the new holder for the purchase of the Warrant Shares without having a new Warrant issued.

c)           Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time.  The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

Section 5.                      Miscellaneous.

a)           No Rights as Shareholder Until Exercise.  This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a shareholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth herein.

b)           Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

c)           Saturdays, Sundays, Holidays, etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then, such action may be taken or such right may be exercised on the next succeeding Business Day.

d)           Authorized Shares.

The Company covenants that, during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant.  The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant.  The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed, and shall provide customary representations in respect of the Warrant Shares at issuance.  The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.  Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.

Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

e)           Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be determined in accordance with the provisions of the Purchase Agreement.

f)           Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Wisconsin, without regard to the principles of conflict of laws thereof.

g)           Restrictions.  The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

h)           Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies.  Without limiting any other provision of this Warrant or the Purchase Agreement, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

i)           Notices.  Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

j)           Limitation of Liability.  No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

k)           Remedies.  The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.

l)           Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder.  The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by the Holder or holder of Warrant Shares.

m)           Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

n)           Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

o)           Headings.  The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

ZBB ENERGY CORPORATION

By:__________________________________________
Name:
Title:

NOTICE OF EXERCISE

TO:           ZBB ENERGY CORPORATION
Facsimile No. for delivery of Notices: (262) 253-9822
With a copy to: (704) 353-3140

Email address for delivery of Notices: [●]
With a copy to: mark.busch@klgates.com

(1)      The undersigned hereby elects to purchase 50,000,000 Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the Aggregate Exercise Price in full, together with all applicable transfer taxes, if any.

(2)      Payment shall be made in lawful money of the United States via wire transfer of immediately available funds.

(3)      Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

_______________________________

The Warrant Shares shall be delivered to:

_______________________________

_______________________________

_______________________________

(4)  Accredited Investor.  The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ______________________________________________________________________________
Signature of Authorized Signatory of Investing Entity: ________________________________________________________
Name of Authorized Signatory: __________________________________________________________________________
Title of Authorized Signatory: ___________________________________________________________________________
Date:  _____________________________________________________________________________________________

ASSIGNMENT FORM

(To assign the foregoing warrant, execute
this form and supply required information.
Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, all shares of the foregoing Warrant and all rights evidenced thereby are hereby assigned to

_______________________________________________ whose address is

_______________________________________________________________.

_______________________________________________________________

Dated:  ______________, _______

Holder’s Signature:              _____________________________

Holder’s Address:               _____________________________

_____________________________

Signature Guaranteed:  ___________________________________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

Appendix E

SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (this “Agreement”) is entered into as of this ___ day of ____, 2015 (the “Effective Date”), by and between ZBB Energy Corporation, a Wisconsin corporation (“ZBB”), and Solar Power, Inc., a California corporation (“SPI” and, together with ZBB, individually, a “Party” and, collectively, the “Parties”).

RECITALS

WHEREAS, ZBB is a developer of energy management system solutions serving the utility and commercial and industrial building markets, providing power in off-grid and grid-connected environments;

WHEREAS, SPI is a global turnkey developer and EPC contractor for large-scale solar energy facilities; and

WHEREAS, ZBB and SPI desire to enter into a supply agreement where ZBB will sell to SPI and its Affiliates (as defined below), and SPI and its Affiliates will purchase from ZBB, the Products and Services (as each is defined below) on the terms and conditions set forth below.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, ZBB and SPI hereby agree as follows:

AGREEMENT

           Definitions

.  Capitalized terms not otherwise defined herein shall have the meanings set forth below.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with such first Person at such time, where “Control” shall mean (a) the possession, directly or indirectly, of the power to direct or cause the direction of management and policies of a Person, whether through the ownership of voting securities, as a trustee or executor, by contract, or otherwise, or (b) the ownership, directly or indirectly, of more than fifty percent (50%) of the equity interest in a Person.

“Business Day” means all days excluding Saturdays, Sundays and any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Wisconsin are authorized or required by applicable Law to close.  Any reference herein to days that does not specify “Business Days” shall be interpreted as referring to calendar days.

“Government Authority” means any federal, state, county, city, local, municipal, foreign or other government authority or any department, agency, subdivision, court or other tribunal of any of the foregoing.

“Law” means, at any date of determination, any federal, state, local, foreign or other law, statute, code, ordinance, regulation or rule of any Government Authority in effect on such date.

“Ordering Party” means, for each purchase order placed or purchase agreement entered into pursuant to this Agreement, the SPI Entity that placed such purchase order or entered into such purchase agreement.

“Person” means any individual, company, corporation, partnership, joint venture, association, limited liability company, trust, estate, Government Authority or other entity having legal capacity.

“Products” means the products or systems (including Software) offered for sale (or, with respect to Software, license) by ZBB from time to time in the ordinary course of its business.  For the avoidance of doubt, “Products” shall not include the Lotte 500 KWh battery.

“Services” means the services offered for sale by ZBB from time to time in the ordinary course of its business.  “Software” means all software and software documentation, if any, included in or with any Products.

“SPI Entity” means SPI and each Affiliate of SPI.

           Forecasts; Orders; Commitments

(a)           Within thirty (30) days after the Effective Date and on or by the first Business Day of each month thereafter, SPI shall provide ZBB with its good faith forecast, in the form attached hereto as Exhibit A, of the SPI Entities’ estimated requirements for Products and Services for the twelve following months (each, a “Forecast”).  Based on each Forecast, the Parties shall discuss the time from which such a Forecast shall become a purchase order or purchase agreement, at which time the applicable purchase shall become binding.  Notwithstanding anything herein to the contrary, ZBB shall have no obligation to accept any purchase order or enter into any purchase agreement, with respect to any pre-prototype Product, with up to an eight (8) month lead time (or such lesser lead time as may have become customary for ZBB) and, with respect to any other Product, with up to one hundred and twenty (120) days lead time (or such lesser lead time as may have become customary for ZBB).

(b)           ZBB shall make its sales managers available as requested by SPI to work with SPI’s project manager in order to determine the feasibility and the best Product and Service for each given order or purchase agreement.

(c)           SPI agrees to purchase and pay for, and ZBB agrees to sell and supply in accordance with this Agreement, Products (and approved related Services) that have an aggregated total of at least 40MW of energy storage rated power output, with discharge time of two (2) or more hours, all of which purchases and payments shall occur prior to the fourth anniversary of the Effective Date according to the following schedule:

(i)	Products (and related Services) for a minimum total aggregated 5 MW of rated power, with discharge time of two (2) or more hours, within twelve (12) months from the Effective Date;

(ii)	Products (and related Services) for a minimum total aggregated 15 MW of rated power, with discharge time of two (2) or more hours, within twenty-four (24) months from the Effective Date;

(iii)	Products (and related Services) for a minimum total aggregated 25 MW of rated power, with discharge time of two (2) or more hours, within thirty-six (36) months from the Effective Date; and

(iv)	Products (and related Services) for a minimum total aggregated 40 MW of rated power, with discharge time of two (2) or more hours within forty-eight (48) months from the Effective Date.

Accordingly, SPI shall include in each Forecast requirements that are no less than the requirements necessary for SPI to satisfy the foregoing commitment, and, subject to the lead time requirements set forth above, ZBB shall make available sufficient and appropriate manufacturing capacity in order to satisfy such requirements.

(d)           The SPI Entities shall place orders or enter into purchase agreements with ZBB, and ZBB shall accept orders from or enter into purchase agreements with the SPI Entities consistent with the terms of this Section 2.  In the event of a conflict between the provisions of this Agreement and the terms and conditions of any purchase order or purchase agreement, the provisions of this Agreement shall prevail except as may be expressly set forth herein or in the purchase order or purchase agreement.  Neither Party shall unreasonably withhold its approval for any provision in any purchase order or purchase agreement to prevail over any conflicting provision in this Agreement.  Any pre-printed terms of any purchase order shall be null and void and shall have no effect.

(e)           Forecasts are for planning purposes only and no SPI Entity is under any obligation to purchase, and ZBB is under no obligation to sell, forecasted quantities.

(f)           Each Ordering Party and SPI (if SPI is not an Ordering Party) shall be jointly and severally liable for payment of all amounts owing by any Ordering Party to ZBB pursuant to this Agreement, including any purchase order or purchase agreement pursuant hereto.  By submitting a purchase order or entering into a purchase agreement hereunder, an Ordering Party is agreeing to be bound by the terms of this Agreement to the same extent that SPI is bound, whether individually or as an Ordering Party, and acknowledges that it shall be jointly and severally liable for all obligations of SPI and any Ordering Party hereunder.

(g)           Except as expressly provided in this Agreement, no purchase order or purchase agreement hereunder may be cancelled without the written agreement of the Parties.

(h)           The Parties acknowledge and agree that criteria that are necessary for the “bankability” of energy storage system projects, as opposed to solar projects, have not yet been developed as an industry standard.  Accordingly, the Parties acknowledge and agree that they shall cooperate in good faith, and use commercially reasonable efforts, to implement such practices that will achieve “bankability” for energy storage system projects as the criteria for the same become industry accepted, acknowledging that certain practices may be allocated by industry standard to the supplier and others to the buyer.

           Pricing Terms

(a)           ZBB shall not at any time sell a lower quantity of the Products and Services under similar terms and conditions (including delivery) to a different buyer at prices below those provided to an Ordering Party in any purchase order or purchase agreement pursuant to this Agreement.  If ZBB breaches the preceding sentence, then ZBB shall provide SPI with prompt written notice thereof and, as SPI’s sole and exclusive remedy, ZBB must immediately (i) apply such lower price to the same Product or Service under this Agreement, including any outstanding order or purchase agreement, for so long as such lower price is offered to a different buyer and the twelve (12) months thereafter, and (ii) reimburse to the applicable Ordering Party any excess amounts historically paid by such Ordering Party during the period in which such Product or Service was being sold to such different buyer at such lower price.  Notwithstanding the foregoing, any Products or Services that are provided at reduced prices, or free of charge, in either case for purposes of demonstration systems in the ordinary course, or to penetrate new markets or territories with the prior written notice to SPI, shall be excluded from the requirements of this Section 3(a).  Once per calendar year, SPI shall have the right, upon thirty (30) days’ prior written notice, to have an independent auditor reasonably acceptable to ZBB audit ZBB’s records to determine whether ZBB is in compliance with the provisions of this Section 3(a), provided that such auditor (i) enters into a confidentiality agreement reasonably requested by ZBB and (ii) is permitted to provide to SPI summaries of pricing, volume and terms of delivery without disclosing the identity of other customers of ZBB.  If any audit discloses any overcharges by ZBB, ZBB shall promptly make restitution to SPI therefor and, if the overcharges exceed the cost of such audit, shall reimburse SPI for the cost of such audit.

(b)           Unless otherwise stated herein, Service prices are based on normal business hours of ZBB (8a.m. to 5p.m., Monday through Friday).  Overtime and Saturday hours will be billed at one and one-half (1½) times the hourly rate; Sunday hours will be billed at two (2) times the hourly rate; and holiday hours will be billed at three (3) times the hourly rate.

(c)           The price does not include any federal, state, local or foreign property, license, privilege, sales, use, excise, gross receipts or other like taxes which may now or hereafter be applicable.  SPI agrees to pay or reimburse, or cause the applicable Ordering Party to pay or reimburse, ZBB for any such taxes which ZBB is required to pay or collect.  If SPI or the applicable Ordering Party is exempt from the payment of any such tax or holds a direct payment permit, SPI shall, upon order placement or purchase agreement execution, provide ZBB a copy, acceptable to the relevant Governmental Authority, of any such certificate or permit.

(d)           The price may exclude customs duties and other importation or exportation fees, shipping fees and insurance costs depending on the agreed upon delivery terms of the applicable order or purchase agreement.  If excluded from the price, SPI shall, or shall cause the applicable Ordering Party, to pay ZBB for such amounts.

           Payment

(a)           Unless specified to the contrary in writing by ZBB, payment terms are net cash, payable without offset, in United States Dollars, thirty (30) days from date of invoice as follows:

(i)	Fifty percent (50%) of the price due ninety (90) days prior to shipment;

(ii)	Forty percent (40%) of the price due thirty (30) days after shipment; and

(iii)	Ten percent (10%) of the price due at acceptance.

(b)           If any Ordering Party fails to pay ZBB any amount as and when due, such overdue amount shall accrue interest at a rate equal to the lesser of 1% per month or the highest applicable rate allowed by applicable Law until paid, and such Ordering Party shall reimburse ZBB for its reasonable attorneys’ fees and court costs incurred in connection with any collection.

           Changes

(a)           Any changes requested by any Ordering Party affecting the ordered scope of work (other than corrections of manifest errors on which ZBB has not relied) must be accepted by ZBB and resulting adjustments to affected provisions (other than resulting from corrections of manifest errors on which ZBB has not relied), including price, schedule, and warranties must be mutually agreed upon in writing prior to implementation of the change.

(b)           ZBB may, at its expense, make such changes in the Products or Services as it deems necessary, in its reasonable discretion, to conform the Products or Services to their published specifications.  If SPI objects to any such changes, ZBB shall be relieved of its obligation to conform to the applicable published specifications to the extent that conformance may be affected by such objection.

(c)           ZBB may, at its expense, make such changes in the Products as it desires, in its sole discretion, in the operation of its business, provided that no such change shall be made to any Product under an outstanding purchase order or purchase agreement accepted by ZBB hereunder and ZBB shall provide SPI with no less than 90 days’ prior written notice of any such change in the Products.  ZBB shall use reasonable efforts to reduce the costs of manufacturing the Products and shall consider manufacturing sourcing options that SPI may propose.

           Delivery

(a)           Shipping and delivery dates are contingent upon SPI’s timely approvals and delivery by SPI of any documentation required for ZBB’s performance hereunder.

(b)           No Ordering Party may delay delivery of any Product or Service without the prior written consent of ZBB.  Any delay to which ZBB does consent must be documented in writing and all costs as a result of any such delay, including any demurrage and storage costs, shall be borne by the Ordering Party.

           Title and Risk of Loss. Except with respect to Software (for which title shall not pass, use being licensed), title to Products shall pass to the applicable Ordering Party at the later of (i) the time risk of loss to such Products transfers to such Ordering Party as provided by the applicable agreed delivery terms and (ii) payment to ZBB for such Products.

           Inspection, Testing and Acceptance

(a)           Each Ordering Party may inspect the Products on ZBB’s premises, provided that any such inspection shall be scheduled in advance to be performed during normal working hours.

(b)           If the applicable purchase order or purchase agreement provides for factory acceptance testing, ZBB shall notify the Ordering Party when ZBB will conduct such testing prior to shipment.  Unless the Ordering Party states specific objections in writing within ten (10) days after completion of factory acceptance testing, completion of the acceptance test constitutes the Ordering Party’s factory acceptance of the Products and its authorization for shipment.

(c)           Promptly after delivery of the Products to the Ordering Party, the Ordering Party shall ship the Products to the destination where they are to be installed.  The Ordering Party shall use all reasonable efforts to obtain all applicable permits for the installation and operation of the Products and the system in which the Products are to be installed within forty-five (45) days of arrival at the destination.  The Ordering Party shall inspect the Products during the un-crating and, if any damage to the Products is found, the Ordering Party shall immediately notify ZBB in writing in order that ZBB and the Ordering Party can jointly determine the root cause and responsibility therefor prior to proceeding.  If ZBB is responsible for such damage, then, as the Ordering Party’s sole and exclusive remedy, the Ordering Party shall return the damaged Products to ZBB for repair or replacement or, if repair or replacement is commercially impracticable, a refund of the original purchase price, freight collect, at ZBB’s option.  If the Products are undamaged and once the applicable permits are obtained, the Ordering Party shall move the Products to the location of the installation and issue a written notice to proceed to ZBB. ZBB shall send a representative to the installation site to complete the installation and commissioning of the Products (i.e., perform all electrical hookups and run a test charge/discharge).  The Ordering Party shall provide ZBB with all assistance reasonably required for ZBB’s representatives to be present at the installation, if the installation site is outside of the United States, including assisting in obtaining any work visas that may be necessary.  If it is determined through the commissioning process that the Products are not in compliance with the published specifications for such Products, then, as the Ordering Party’s sole and exclusive remedy, the Ordering Party shall return the non-compliant Products to ZBB for repair or replacement or, if repair or replacement is commercially impracticable, a refund of the original purchase price, freight collect, at ZBB’s option.  If the Products are not commissioned within one hundred (100) days following delivery to the Ordering Party through no fault of ZBB, then the Products shall be deemed to have been accepted by the Ordering Party subject only to Section 9.

           Warranties and Remedies

(a)           Products and Services Warranty.  ZBB warrants that Products (excluding Software, which is warranted as specified in Section 9(d)) shall be delivered free of defects in material and workmanship and that Services shall be performed in a professional and workmanlike manner.  The warranty remedy period for Products (excluding Software, spare parts and refurbished or repaired parts) shall end twelve (12) months after installation or eighteen (18) months after date of shipment, whichever first occurs.  The warranty remedy period for new spare parts shall end twelve (12) months after the date of shipment.  The warranty remedy period for refurbished or repaired parts shall end ninety (90) days after the date of shipment.  The warranty remedy period for Services shall end ninety (90) days after the date of completion of Services.  Each of the above warranty remedy periods shall be hereinafter referred to as a “Warranty Remedy Period.”

(b)           Products and Services Remedy.  Subject to Section 9(c), if there shall exist a nonconformity to the foregoing warranty in the Products or Services and written notice of such nonconformity is delivered to ZBB within the applicable Warranty Remedy Period, ZBB shall, at its option, either (i) repair or replace the nonconforming portion of the Products or re-perform the nonconforming Services or (ii) if the remedy in clause (i) is commercially impracticable, refund the portion of the price applicable to the nonconforming portion of Products or Services.  If any portion of the Products or Services so repaired, replaced or re-performed fails to conform to the foregoing warranty, and written notice of such nonconformity is provided to ZBB promptly after discovery and within the original Warranty Remedy Period applicable to such Products or Services or thirty (30) days from completion of such repair, replacement or re-performance, whichever is later, then the provisions of this Section 9(b) shall again apply.  The original Warranty Remedy Period shall not otherwise be extended.

(c)           Exceptions.  ZBB shall not be responsible for providing working access to any of the nonconforming Products, including disassembly and re-assembly of non-ZBB supplied equipment, or for providing transportation to or from any repair facility, all of which shall be at the Ordering Party’s risk and expense.  ZBB shall have no obligation hereunder with respect to any Product (i) which has been improperly repaired or altered by any person other than ZBB or its representatives; (ii) which has been subjected to misuse, negligence or accident; (iii) which has been used in a manner contrary to ZBB’s instructions; or (iv) to the extent it is comprised of materials provided by or a design specified by, or on behalf of, any SPI Entity (provided that any instructions provided by such SPI Entity were followed in all respects by ZBB).  Products supplied by ZBB but manufactured by others, and identified as such in writing to SPI prior to any SPI Entity purchasing such Products, are warranted only to the extent of the manufacturer’s warranty, and only the remedies, if any, provided by the manufacturer will be allowed.

(d)           Software Warranty and Remedies.  ZBB warrants that, except as specified below, the Software will, when properly installed, execute in accordance with ZBB’s published specification.  If a nonconformity to the foregoing warranty is discovered during the period ending one (1) year after the date of shipment and written notice of such nonconformity is provided to ZBB within that period, including a description of the nonconformity and reasonable information about the manner of its discovery, ZBB shall correct the nonconformity by, at ZBB’s option, either (i) modifying or making available to the applicable Ordering Party instructions for modifying the Software; or (ii) making available at ZBB’s facility necessary corrected or replacement programs.  ZBB shall have no obligation with respect to any nonconformities resulting from and to the extent of any (1) unauthorized modification of the Software or (2) non-ZBB-supplied software or interfacing.  ZBB does not warrant that the functions contained in the software will operate in combinations which may be selected for use by the Ordering Party, or that the software products are free from errors in the nature of what is commonly categorized by the computer industry as “bugs.”

(e)           THE FOREGOING WARRANTIES ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES OF QUALITY AND PERFORMANCE, WHETHER WRITTEN, ORAL OR IMPLIED, AND ALL OTHER WARRANTIES INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USAGE OF TRADE ARE HEREBY DISCLAIMED.  THE REMEDIES STATED HEREIN CONSTITUTE EACH ORDERING PARTY’S EXCLUSIVE REMEDIES AND ZBB’S ENTIRE LIABILITY FOR, IN RESPECT TO OR ARISING OUT OF ANY BREACH OF WARRANTY.

           Patent Indemnity

(a)           Subject to Section 10(b), ZBB shall defend at its own expense any action brought against any SPI Entity alleging that the Products or the use of the Products to practice any process for which such Products are specified by ZBB (a “Process”) directly infringes any claim of a patent and to pay all damages and costs finally awarded in any such action.  Such SPI Entity shall give ZBB prompt (and in any event prior to the occurrence of any material prejudice) written notice of such action, reasonable assistance in the defense thereof and the right to control all aspects of the defense thereof, including the right to settle or otherwise terminate such action on behalf of such SPI Entity.

(b)           ZBB shall have no obligation hereunder and this provision shall not apply to: (i) any other equipment or processes, including Products or Processes which have been modified or combined with other equipment or process not supplied by ZBB; (ii) any Products or Process supplied according to a design, other than a ZBB design, required by or on behalf of any SPI Entity; (iii) any products manufactured by the Products or Process; or (iv) any action settled or otherwise terminated without the prior written consent of ZBB (such consent not to be unreasonably withheld, conditioned or delayed).

(c)           If, in any such action, a Product is finally held to constitute an infringement, or the practice of any Process using the Product is finally enjoined, ZBB shall, at its option and its own expense, (i) procure for the applicable SPI Entity the right to continue using said Product, (ii) modify or replace it with non-infringing equipment, (iii) with the SPI Entity’s assistance, modify the Process so that it becomes non-infringing, or (iv) if the foregoing remedies are commercially impracticable, remove it and refund the portion of the price allocable to the infringing Product.

(d)           To the extent that any Product or any part thereof is modified by any SPI Entity, or combined by any SPI Entity with equipment or processes not furnished hereunder (except to the extent that ZBB is a contributory infringer) or said Product or any part thereof is used by any SPI Entity to perform a process not furnished hereunder by ZBB or to produce an article, and, by reason of said modification, combination, performance or production, an action is brought against ZBB or any of its Affiliates, SPI shall defend and indemnify ZBB or such Affiliate, as applicable, in the same manner and to the same extent that ZBB would be obligated to indemnify any Ordering Party under this Section 10.

           Limitation of Liability

(a)           EXCEPT AS SET FORTH IN ANY PURCHASE ORDER OR PURCHASE AGREEMENT, IN NO EVENT SHALL ZBB, ITS SUPPLIERS OR SUBCONTRACTORS, OR ANY SPI ENTITY, BE LIABLE FOR SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY OR OTHERWISE, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS OR REVENUE, LOSS OF USE OF THE PRODUCTS OR ANY ASSOCIATED EQUIPMENT, COST OF CAPITAL, COST OF SUBSTITUTE EQUIPMENT, FACILITIES OR SERVICES, AND DOWNTIME COSTS.

(b)           OTHER THAN WITH RESPECT TO ANY THIRD PARTY CLAIMS, ZBB’S LIABILITY FOR ANY CLAIM WHETHER IN CONTRACT, WARRANTY, TORT, NEGLIGENCE, STRICT LIABILITY, OR OTHERWISE FOR ANY LOSS OR DAMAGE ARISING OUT OF, CONNECTED WITH, OR RESULTING FROM THIS AGREEMENT OR THE PERFORMANCE OR BREACH THEREOF, OR FROM THE DESIGN, MANUFACTURE, SALE, DELIVERY, RESALE, REPAIR, REPLACEMENT, INSTALLATION, TECHNICAL DIRECTION OF INSTALLATION, INSPECTION, OPERATION OR USE OF ANY EQUIPMENT COVERED BY OR FURNISHED UNDER THIS AGREEMENT, OR FROM ANY SERVICES RENDERED IN CONNECTION THEREWITH, SHALL IN NO CASE (EXCEPT AS PROVIDED IN SECTIONS 8(c), 9 AND 10) EXCEED THE AGGREGATE PURCHASE PRICE UNDER THE PURCHASE ORDER OR PURCHASE AGREEMENT FOR THE PRODUCTS OR SERVICES WHICH GIVES RISE TO THE CLAIM.

           Laws and Regulations

ZBB shall manufacture the Products in accordance with applicable Laws.  Compliance with any Laws relating to the operation or use of the Products in any particular jurisdiction is the sole responsibility of the applicable Ordering Party.  If an Ordering Party desires a modification as a result of any change in Law, it shall be treated as a change pursuant to Section 5(a).  Except as may be contemplated by the applicable Incoterm for any delivery of Products hereunder, nothing contained herein shall be construed as imposing responsibility or liability upon ZBB for obtaining any permits, licenses or approvals from any Government Authority required in connection with the supply, installation or operation of the Products.  ZBB shall reasonably cooperate with efforts by the applicable Ordering Party in obtaining any such permits, licenses or approvals.

           Software License

(a)           ZBB owns all rights in or has the right to sublicense all of the Software, if any, to be delivered to SPI under this Agreement.  As part of the sale made hereunder, the Ordering Party hereby obtains a limited license to use the Software, subject to the following: (i) the Software may be used only in conjunction with equipment specified by ZBB; (ii) the Software shall be kept strictly confidential; (iii) the Software shall not be copied, reverse engineered, or modified; (iv) the Ordering Party’s right to use the Software shall terminate immediately when the specified Product is no longer used by the Ordering Party or when otherwise terminated, e.g. for breach, hereunder; and (v) the rights to use the Software are non-exclusive and non-transferable, except with ZBB’s prior written consent.

(b)           Nothing in this Agreement shall be deemed to convey to any Ordering Party any title to or ownership in the Software or the intellectual property contained therein in whole or in part, nor to designate the Software as a “work made for hire” under the Copyright Act, nor to confer upon any Person who is not the Ordering Party any right or remedy under or by reason of this Agreement.  In the event of termination of this license, SPI shall, or shall cause the applicable Ordering Party to, immediately cease using the Software and, without retaining any copies, notes or excerpts thereof, return to ZBB the Software and all copies thereof and remove all machine readable Software from all of its or its Affiliates’ storage media.

           Inventions and Information

All right, title and interest in and to any inventions, developments, improvements or modifications of or for Products and Services, whether created by any SPI Entity or ZBB, shall be and remain with ZBB.  SPI, on its behalf and on behalf of each other SPI Entity and their respective employees, hereby assigns to ZBB all of its or their right, title, and interest in and to all inventions, developments, improvements or modifications of or for Products and Services created by any of them, and, to the extent that any of the foregoing is a copyrightable work or work of authorship (including computer programs, technical specifications, documentation, and manuals), the Parties agree that such work is a “work made for hire” for ZBB under the U.S. Copyright Act.  Any design, manufacturing drawings or other information submitted to SPI or any Ordering Party remains the exclusive property of ZBB.  Neither SPI nor any Ordering Party shall, without ZBB’s prior written consent, copy or disclose such information to a third party.  Such information shall be used solely for the operation or maintenance of the Products and not for any other purpose, including the duplication thereof in whole or in part.

           Confidentiality

(a)           Each Party (the “Receiving Party”) shall, and shall cause each of its Affiliates to, keep in strict confidence all technical or commercial information, specifications, inventions, processes or initiatives of the other Party (the “Disclosing Party”) which have been disclosed to the Receiving Party by the Disclosing Party or its representatives and any other information concerning the Disclosing Party’s business or its products and/or its technologies (the “Confidential Information”).

(b)           The Receiving Party shall, and shall cause each of its Affiliates to, apply reasonable safeguards against the unauthorized disclosure of the Confidential Information of the Disclosing Party and protect the Confidential Information of the Disclosing Party in accordance with the generally accepted standards of protection in the related industry, or in the same manner and to the same degree that it protects its own Confidential Information, whichever standard is the higher.  The Receiving Party may disclose Confidential Information of the Disclosing Party to “Permitted Additional Recipients” (which means the Receiving Party’s authorized representatives, including auditors, counsels, consultants and advisors), provided that each such Permitted Additional Recipient is subject to and complies with substantially the same obligations of confidentiality as applicable to the Receiving Party or, where applicable, is required to comply with codes of professional conduct ensuring confidentiality of such information, and the Receiving Party shall be liable for any unauthorized disclosures by such Permitted Additional Recipient.

(c)           Notwithstanding the foregoing, Confidential Information of the Disclosing Party shall not include any information which (i) was known to the Receiving Party before receipt from the Disclosing Party or its representatives; (ii) is or becomes publicly available through no fault of any the Receiving Party or any Person for which the Receiving Party is responsible hereunder; (iii) is rightfully received by the Receiving Party from a third party without a duty of confidentiality; or (iv) is independently developed by the Receiving Party without a breach of this Agreement and without reference to or use of, in whole or in part, any of the Confidential Information of the Disclosing Party.  If the Receiving Party or any of its Affiliates is required by a Government Authority to disclose Confidential Information, then such the Receiving Party or Affiliate may disclose such Confidential Information as required by applicable Law, provided that the Receiving Party shall give the Disclosing Party reasonable advance notice and cooperate with the Disclosing Party so that the Disclosing Party may seek a protective order or otherwise contest the disclosure.

(d)           The terms of this Agreement shall be deemed to be Confidential Information of each Party.

           Force Majeure.  Neither party shall be liable for loss, damage, detention or delay nor be deemed to be in default for failure to perform when prevented from, or delayed in, doing so by causes beyond its reasonable control, including but not limited to acts of war (declared or undeclared), acts of God, fire, strikes, labor difficulties, acts or omissions of any Government Authority or of the other party hereto or any of its Affiliates, changes in Law, insurrection or riot, embargo, delays or shortages in transportation or power or inability to obtain necessary labor, materials, or manufacturing facilities from usual sources or from defects or delays in the performance of its suppliers or subcontractors due to any of the foregoing causes.  In the event of delay due to any such cause, the date of performance will be extended by a period equal to the delay plus a reasonable time to resume performance.

          Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the Parties shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

           Term and Termination

(a)           The term of this Agreement shall commence on the Effective Date and, subject to the other provisions of this Section 18, shall continue in effect until either Party provides the other Party no less than one year prior written notice of termination, provided that, subject to the other provisions of this Section 18, neither Party may terminate this Agreement prior to the date on which all shares of Series C Convertible Preferred Stock of ZBB held by SPI have become convertible into shares of Common Stock of ZBB (the “Term”).

(b)           If SPI or the applicable Ordering Party fails to pay any delinquent amounts within ninety (90) days after receipt of written notice thereof, then ZBB shall have the right to terminate this Agreement by notice of termination to SPI.

(c)           If either Party (such Party, the “Breaching Party”) has materially breached a provision of this Agreement and fails to remedy such material breach within the Cure Period (as defined below) after the Breaching Party’s receipt of notice thereof in writing (the “Notice of Default”) from the other Party (the “Non-Breaching Party”), then the Non-Breaching Party shall have the right to terminate this Agreement by notice of termination to the Breaching Party (the “Notice of Termination”), which termination shall be effective upon receipt by the Breaching Party of such notice.  “Cure Period” means a thirty (30) day period commencing upon receipt by the Breaching Party of the Notice of Default, provided that, if the applicable breach is capable of being cured but not within such thirty (30) day period, such period shall be extended for such additional number of days as the Breaching Party shall reasonably require in order to cure such breach, and provided further that any such extension of the Cure Period shall be conditioned upon the Breaching Party commencing immediately to cure the applicable breach and its diligent and continual prosecution of such measures as are reasonably calculated to cure such breach within the extended Cure Period.

(d)           If either Party (i) files or has filed against it, a petition for voluntary or involuntary bankruptcy or otherwise become subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, (ii) makes or seeks to make a general assignment for the benefit of its creditors, or (iii) applies for or has appointed a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business, then the other Party shall have the right to terminate this Agreement by notice of termination to such Party, which termination shall be effective upon receipt of such notice.

(e)           Subject to the following sentence, termination of this Agreement shall also terminate any outstanding purchase orders and purchase agreements pursuant to this Agreement, but shall not affect the liability of either Party for breaches of this Agreement occurring prior to such termination.  If this Agreement is terminated by ZBB pursuant to Section 18(b), 18(c) or 18(d) or by SPI pursuant to Section 18(c) or 18(d), then, at the election of such terminating Party, any outstanding purchase order or purchase agreement shall continue in effect and the terms and provisions of this Agreement shall continue after such termination solely for purposes of fulfilling the obligations of each Party in respect to any such outstanding purchase order or purchase agreement, provided that no new Forecasts shall be required after such termination.

(f)           Without limiting Section 18(e), the following provisions shall survive termination of this Agreement:  Sections 9, 10, 11, 13, 14, 15, 18, 19, 21 and 22.

           Export Controls

(a)           SPI represents and warrants that the Products and Services provided hereunder and the “direct product” thereof is intended for civil use only and will not be used, directly or indirectly, for the production of chemical or biological weapons or of precursor chemicals for such weapons, or for any direct or indirect nuclear end use.  SPI shall, and shall cause each Ordering Party to, fully comply with all applicable export and import control Laws with regard to any Products or with regard to information supplied by ZBB under this Agreement.  In particular, SPI shall not, and shall not permit any Ordering Party, directly or indirectly use, export, re-export, distribute, transfer or transmit any Product or information in whole or in part and in any form without all required United States and foreign government licenses and authorizations, including any applicable export control licenses of any U.S. Government Authority.  In no event shall Owner be obligated under this Agreement or any other agreement to provide access to or furnish any Product or information except in compliance with applicable United States export control Laws.

(b)           If applicable, ZBB shall file for a U.S. export license, but only after appropriate documentation for the license application has been provided by SPI or the applicable Ordering Party.  SPI or the applicable Ordering Party shall furnish such documentation within a reasonable time after order acceptance or purchase agreement execution.  If an export license is not granted or, if once granted, is thereafter revoked or modified by the appropriate Government Authorities, the order or purchase agreement for the applicable Product may be canceled by either Party without liability for damages of any kind resulting from such cancellation.  At ZBB’s request, SPI shall provide to ZBB a Letter of Assurance and End-User Statement in a form reasonably satisfactory to ZBB.

          Assignment.  Neither Party shall assign this Agreement or any rights or obligations under the Agreement without the prior written consent of the other Party, and any such attempted assignment shall be null and void; provided, that, without limiting its own obligations hereunder, either Party may assign this Agreement to any of its Affiliates upon written notice to, but without the consent of, the other Party.  If any such Affiliate shall cease to be an Affiliate of the assigning Party, then, concurrently therewith, this Agreement shall be assigned by such Affiliate back to such assigning Party and written notice thereof shall be provided to the other Party.

           Resale.  If any Ordering Party resells any of the Products, the sale terms shall limit ZBB’s liability to the buyer to the same extent that ZBB’s liability is limited hereunder.  No Ordering Party shall make any representations or guarantees in respect to any Product that is inconsistent with any representation or guarantee provided by ZBB hereunder.

           Governing Law; Disputes

(a)           This Agreement shall be governed by the laws of the State of New York, but excluding the provisions of the United Nations Convention on Contracts for the International Sale of Goods and excluding New York law with respect to conflicts of law.  Each Party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a Party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York, New York, borough of Manhattan.  Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York, borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including any order placed or purchase agreement executed hereunder), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable Law.

(b)           IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

           Entire Agreement.  This Agreement and any purchase orders issued and accepted and any purchase agreements executed pursuant to this Agreement constitute the entire agreement between ZBB and SPI relating to the subject matter hereof.  There are no agreements, understandings, restrictions, warranties, or representations between ZBB and SPI relating to the subject matter hereof other than those set forth herein and in any such purchase order or purchase agreement.  The Parties acknowledge and agree the terms and conditions of this Agreement have been freely, fairly and thoroughly negotiated.  Further, the Parties acknowledge and agree that such terms and conditions, including those relating to waivers, allocations of, releases from, and limitations of liability, which may require conspicuous identification, have not been so identified by mutual agreement and the Parties have actual knowledge of the intent and effect of such terms and conditions.  Each Party acknowledges that in executing this Agreement it relies solely on its own judgment, belief, and knowledge, and such advice as it may have received from its own counsel.  Neither Party shall assert or claim a presumption disfavoring the other by virtue of the fact that this Agreement was drafted primarily by legal counsel for the other, and this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

           No Third Party Beneficiaries.  Except as expressly set forth in this Agreement, the provisions of this Agreement are intended for the sole benefit of ZBB and SPI, and there are no third party beneficiaries.  No reference herein to any other Person shall restrict in any way the ability of the Parties to amend or modify this Agreement from time to time in their sole and absolute discretion.

           Notices.  Any notices, demands or other communication to be sent or given hereunder by either Party (or any Ordering Party) shall in every case be in writing and shall be deemed properly served if (a) delivered personally to the recipient, (b) sent to the recipient by reputable express courier service (charges paid), (c) mailed to the recipient by registered or certified mail, return receipt requested and postage paid, or (d) sent via facsimile or email at the facsimile number or email address set forth below.  Date of service of such notice shall be (i) the date such notice is personally delivered, (ii) three (3) days after the date of mailing, if sent by certified or registered mail, (iii) the date on which delivery is guaranteed by the reputable express courier, if sent by overnight courier or (iv) the date of transmission, if sent via facsimile or email at the facsimile number or email address set forth below by 5:30p.m. (recipient’s time) on a Business Day or, if after 5:30p.m. (recipient’s time), the next succeeding Business Day.  Such notices, demands and other communications shall be sent to the addresses indicated below or such other address or to the attention of such other person as the recipient has indicated by prior written notice to the sending party in accordance with this Section:

If to ZBB:              ZBB Energy Corporation
               Attn: _______________
               ____________________
               ____________________
               Facsimile: ____________________
               Email: ____________________

If to SPI or any
Ordering Party:    Solar Power, Inc.
               Attn: _______________
               ____________________
               ____________________
               Facsimile: ____________________
               Email: ____________________

The language of this Agreement is the English language, which shall be the ruling language in which this Agreement shall be construed and interpreted.  Unless otherwise agreed by the Parties in writing, all correspondence, notices, certificates and other documentation shall be entirely in the English language.

           Counterparts.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Party, it being understood that both Parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the Party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ZBB Energy Corporation,
a Wisconsin corporation

By:        ______________________________

Name:   ______________________________

Title:     ______________________________

Solar Power, Inc.,
a California corporation

By:        ______________________________

Name:   ______________________________

Title:     ______________________________

Exhibit A

Forecast Template

Customer or Project Name	Project Location	SPI Region	ZBB Product Name	Configuration Description and Details (for example, KWh or MWh of storage)	Required Ship Date	Required Project Commissioning Completion Date

Appendix F

GOVERNANCE AGREEMENT

THIS GOVERNANCE AGREEMENT (this “Agreement”), by and between ZBB Energy Corporation, a Wisconsin corporation (the “Company”), and Solar Power, Inc. and its affiliates (the “Investor”) is entered into as of this __________, 2015.

WHEREAS, on April 17, 2015, the Investor and the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) pursuant to which the Investor agreed to acquire, and the Company agreed to issue, 8,000,000 shares of the Company’s common stock (the “Common Shares”), 42,000,000 shares of the Company’s Series C Convertible Preferred Stock (the “Preferred Shares”) and a warrant issued by the Company (the “Warrant”);

WHEREAS, the Preferred Shares are convertible into 42,000,000 shares of the Company’s common stock upon the achievement of certain milestones (the “Conversion Shares”), and the Warrant is exercisable by the holder thereof for issuance of up to 50,000,000 shares of the Company’s common stock upon the achievement of certain milestones (the “Warrant Shares”, and together with the Common Shares and the Conversion Shares, the “Subject Shares”); and

WHEREAS, as a condition and inducement to the willingness of the Company and the Investor to enter into the Securities Purchase Agreement, the Company and the Investor have agreed to enter into this Agreement;

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms have the meanings set forth in this Section.

(a)           “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person as such terms are used in and construed under Rule 405 under the Securities Act.

(b)           “Beneficially Own” with respect to any securities means having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, including without limitation, the 60-day provision in paragraph (d)(1)(i) thereof).  The terms “Beneficial Ownership” and “Beneficial Owner” have correlative meanings.

(c)           “Board” means the board of directors of the Company.

(d)           “Director” means a member of the Board.

(e)           “Equity Securities” means any Common Stock or any rights, warrants or options to subscribe for or purchase Common Stock.

(f)           “Junior Securities” has the meaning ascribed thereto in the Certificate of Designations for the Preferred Stock.

(g)            “Law” means any federal, state, local or foreign Order, writ, injunction, judgment, settlement, award, decree, statute, law, rule or regulation, including common law.

(h)           “Permitted Issuance” means any issuance by the Company of Equity Securities (1) to officers, employees, directors or consultants of the Company and its subsidiaries pursuant to equity incentive plans approved by the Company’s Board (including a director appointed by Investor) and the securities issued upon exercise of such grants, (2) pursuant to the conversion or exchange of any securities issued to the Investor pursuant to or in connection with the Securities Purchase Agreement or any other securities of the Company outstanding as of the date hereof into Capital Stock, or the exercise of any warrants or other rights issued to the Investor pursuant to or in connection with the Securities Purchase Agreement or any other warrants or rights outstanding as of the date hereof to acquire Capital Stock; (3) pursuant to a bona fide firm commitment underwritten public offering; (4) in connection with a joint venture, strategic alliance or other commercial relationship with any Person (including Persons that are customers, suppliers and strategic partners of the Company) relating to the operation of the Company’s business and for which a primary purpose thereof is not raising capital; or (5) in connection with any office lease or equipment lease or similar equipment financing transaction approved by the Board in which the Company obtains from a lessor or vendor the use of such office space or equipment for its business.

(i)           “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

(j)           “Pro Rata Share” means the quotient of (i) the number of shares of Common Stock Beneficially Owned by the Investor divided by, (ii) the number of shares of Common Stock outstanding at such time of determination.

2.           Investor Director.  For so long as the Investor holds in excess of 10,000 Preferred Shares or 25 million shares of Common Stock (including Conversion Shares) (the “Requisite Shares”), the Investor shall be entitled to nominate one (1) director to the Board. For so long as the Investor holds the Requisite Shares and following the time at which the Series C-2 Convertible Preferred Stock shall have become convertible in full, the Investor shall be entitled to nominate a total of two (2) directors to the Board. For so long as the Investor holds the Requisite Shares and following the time at which the Series C-3 Convertible Preferred Stock shall have become convertible in full, the Investor shall be entitled to nominate a total of three (3) directors to the Board (each such director, an “Investor Director”).  In accordance with the provisions of this Section, at each meeting of the Company’s shareholders at which the election of directors is to be considered, the Company shall nominate the Investor Directors designated by the Investor for election to the Board by the shareholders and solicit proxies from the Company’s shareholders in favor of the election of the Investor Directors.  The Company shall use reasonable best efforts to cause each Investor Director to be elected to the Board (including voting all unrestricted proxies in favor of the election of such the Investor Director and including recommending approval of such Investor Director’s appointment to the Board). Each Investor Director appointed pursuant to this Section shall continue to hold office until the next annual meeting of the shareholders of the Company and until his or her successor is elected and qualified in accordance with this Section and the Bylaws, unless such Investor Director is earlier removed from office or at such time as such Investor Director’s death, resignation, retirement or disqualification.  The Company shall use reasonable best efforts to ensure that an Investor Director is removed only if so directed in writing by the Investor, unless otherwise required by this Section or applicable Law. In the event of a vacancy on the Board resulting from the death, disqualification, resignation, retirement or termination of the term of office of the Investor Director, the Company shall use reasonable best efforts to cause the Board to fill such vacancy or new directorship with a representative designated by the Investor as provided hereunder, in either case, to serve until the next annual or special meeting of the shareholders.  If the Investor fails or declines to fill the vacancy, then the directorship shall remain open until such time as the Investor elects to fill it with a representative designated hereunder.

3.           Matters Requiring Investor Approval. So long as the Investor continues to hold the Requisite Shares, the Company hereby covenants and agrees with the Investor that it shall not, without prior written approval of Investor, take any of the following actions:

(a)            the conduct by the Company of any business other than, or the engagement by the Company in any transaction not substantially related to, the business as currently conducted;

(b)           changing the number or manner of appointment of the Directors on the Board;

(c)           the dissolution, liquidation or winding-up of the Company or the commencement of a voluntary proceeding seeking reorganization or other similar relief;

(d)           other than in the ordinary course of conducting the Company’s business consistent with past practice, the incurrence, issuance, assumption, guarantee or refinancing of any debt if the aggregate amount of such debt and all other outstanding debt of the Company exceeds $10 million;

(e)           the acquisition, repurchase or redemption by the Company of any Junior Securities;

(f)           (i) the acquisition of an interest in any Person or the acquisition of a substantial portion of the assets or business of any Person or any division or line of business thereof or any other acquisition of material assets, in any such case where the consideration paid exceeds $2 million, or (ii) any Fundamental Transaction (as defined in the Certificate of Designation);

(g)           the entering into by the Company of any agreement, arrangement or transaction with Affiliate (or any relative, beneficiary, employee or affiliate of such person) that calls for aggregate payments (other than payment of salary, bonus or reimbursement of reasonable expenses) in excess of $120,000;

(h)           the commitment to capital expenditures in excess of $7 million during any fiscal year;

(i)           the selection or replacement of the auditors of the Company;

(j)           entering into of any partnership, consortium, joint venture or other similar enterprise involving the payment, contribution, or assignment by the Company or to the Company of money or assets greater than $5 million;

(k)           amend or otherwise change its Articles of Incorporation or by-laws or equivalent organizational documents of the Company or any Subsidiary;

(l)           grant, issue or sell any Equity Securities (in each case, other than any Permitted Issuances) to any Person;

(m)           declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock; provided, however, that the dividends called for by Section 3(b) of the Certificate of Designation of Preferences, Rights and Limitations of the Company’s Series B Convertible Preferred Stock shall nonetheless continue to accrue and accumulate on each share of the Company’s Series B Convertible Preferred Stock;

(n)           reclassify, combine, split or subdivide, directly or indirectly, any of its capital stock;

(o)           permit any item of material intellectual property to lapse or to be abandoned, dedicated, or disclaimed, fail to perform or make any applicable filings, recordings or other similar actions or filings, or fail to pay all required fees and taxes required or advisable to maintain and protect its interest in such intellectual property; or

(p)           enter into any contract, arrangement, understanding or other similar agreement with respect to any of the foregoing.

4.           Preemptive Rights.  If at any time the Company proposes to grant, issue or sell any Equity Securities (in each case, other than any Permitted Issuances) to any Person (the “Purchase Rights”) then it shall give the Investor written notice of its intention to do so, describing the Equity Securities and the price and the terms and conditions upon which the Company proposes to issue the same. The Investor shall be entitled to acquire, upon the terms applicable to such Purchase Rights, its Pro Rata Share of the Equity Securities proposed to be granted, issued or sold by the Company triggering the Purchase Rights. The Investor shall have ten (10) Business Days from the giving of such notice to agree to purchase its Pro Rata Share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of such Equity Securities to be purchased.  If the Investor fails to exercise in full its Purchase Rights, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Investor’s rights were not exercised, at a price and upon terms and conditions no more favorable to the purchasers thereof than specified in the Company’s notice to the Investor pursuant to this Section.  If the Company has not sold such Equity Securities within such ninety (90) days, the Company shall not thereafter issue or sell any Equity Securities (other than Permitted Issuances) without first again complying with this Section.  The provisions of this Section shall terminate upon the Investor ceasing to own the Requisite Shares.

5.           Stand Still.  Until the earlier of (i) conversion in full by the Investor of the Preferred Shares, (ii) the occurrence of a Significant Event, the Investor covenants and agrees with the Company that it will not directly or in concert with others make any nominations to the Board (other than pursuant to this Agreement) or make any shareholder proposals for other shareholder business.  A “Significant Event” shall mean any of the following:  (a) the acquisition by any person or 13D Group (as defined below) of beneficial ownership of Voting Securities (as defined below) representing 10% or more of the then outstanding Voting Securities of the Company or a right to nominate or appoint a member of the Board; (b) the announcement or commencement by any person or 13D Group of a tender or exchange offer to acquire Voting Securities which, if successful, would result in such person or 13D Group owning, when combined with any other Voting Securities owned by such person or 13D Group, 10% or more of the then outstanding Voting Securities; and (c) the Company enters into or otherwise determines to seek to enter into any merger, sale or other business combination transaction pursuant to which the outstanding shares of common stock of the Company (the “Common Stock”) would be converted into cash or securities of another person or 13D Group or 50% or more of the then outstanding shares of Common Stock would be owned by persons other than current holders of shares of Common Stock, or which would result in all or a substantial portion of the Company’s assets being sold to any person or 13D Group.  “Voting Securities” shall mean at any time shares of any class of capital stock of the Company that are then entitled to vote generally in the election of directors; provided that for purposes of this definition any securities that at such time are convertible or exchangeable into or exercisable for shares of Common Stock shall be deemed to have been so converted, exchanged or exercised.  “13D Group” shall mean any group of persons formed for the purpose of acquiring, holding, voting or disposing of Voting Securities that would be required under Section 13(d) of the Exchange Act and the rules and regulations thereunder to file a statement on Schedule 13D with the SEC as a “person” within the meaning of Section 13(d)(3) of the Exchange Act.

6.           Directors’ and Officers’ Indemnification and Insurance.  For so long as Investor is entitled to appoint any Investor Director, (a) the Company agrees that its by-laws shall contain provisions no less favorable with respect to indemnification than are set forth in Article V of the Company's Amended and Restated By-Laws as of November 4, 2009, and (b) the Company shall maintain in effect directors’ and officers’ liability insurance policies of customary coverage maintained by the Company.

7.           Termination. This Agreement shall terminate upon the earliest to occur of:

(a)           Investor holding a majority of the Company’s common stock (including all Equity Securities of the Company on an as-convertible and as-exercisable basis);

(b)           upon mutual agreement of such parties as would be required to amend this Agreement; and

(c)           the liquidation, dissolution or winding up of the Company.

8.           Amendments and Waivers. Neither this Agreement nor any term hereof may be amended or otherwise modified other than by an instrument in writing signed by the Company and the Investor. No provision of this Agreement may be waived, discharged or terminated other than by an instrument in writing signed by the party against whom the enforcement of such waiver, discharge or termination is sought.

9.           Enforceability/Severability. The parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If any provision of this Agreement shall nevertheless be held to be prohibited by or invalid under applicable law, (a) such provision shall be invalid only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement, and (b) the parties shall, to the extent permissible by applicable law, amend this Agreement so as to make effective and enforceable the intent of this Agreement.

10.           Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.  All remedies, either under this Agreement, by law, or otherwise afforded to parties hereunder, shall be cumulative and not alternative.

11.           Governing Law. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by and construed under the laws of the State of Wisconsin without regard to principles of conflict of laws.

12.           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

13.           Successors and Assigns. This Agreement shall not be assignable or otherwise transferable by a party without the prior written consent of the other party, and any attempt to so assign or otherwise transfer this Agreement without such consent shall be void and of no effect.  The provisions hereof shall inure to the benefit of, and be binding upon, the successors and assigns of the parties hereto.

14.           Notices. Any notice, request or other document required or permitted to be given or delivered to the Investor by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

15.           Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants and agreements except as specifically set forth herein.  Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

16.           Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party hereunder, upon any breach, default or noncompliance under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring.

17.           Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18.           Attorneys’ Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[signatures follow on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first written.

COMPANY:

ZBB ENERGY CORPORATION

By:   ____________________________

Name: Eric Apfelbach

Title: Chief Executive Officer

INVESTOR:

SOLAR POWER, INC.

By:   ____________________________

Name:

Title:

Appendix G

ARTICLES OF AMENDMENT
TO ARTICLES OF INCORPORATION
OF ZBB ENERGY CORPORATION

Pursuant to Section 180.1003
of the Wisconsin Business Corporation Law

Pursuant to the consent of the Board of Directors dated [●], 2015 and the approval of the shareholders of ZBB Energy Corporation, a Wisconsin corporation (the "Corporation"), on [●], 2015, and in accordance with the provisions of Section 180.1003 of Wisconsin Business Corporation Law, the following resolution was duly adopted:

RESOLVED, that the Articles of Incorporation of the Corporation be, and they hereby are, amended by deleting Article I thereof and inserting in its place the following:

ARTICLE I

The name of the Corporation is [●].

This Amendment shall be effective as of [●] a.m. central time the [●] day of [●], 2015.

IN WITNESS WHEREOF, the undersigned has executed this instrument as of the [●] day of [●], 2015.

ZBB ENERGY CORPORATION

By __________________________________
(Signature)
Name: Bradley Hansen
Title: President and Chief Operating Officer
This instrument was drafted by:
Dennis F. Connolly
Godrey & Kahn, S.C.
780 North Water Street
Milwaukee, Wisconsin 53202

Electronic Voting InstructionsAvailable 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by
1:00 a.m., Central Time, on June 29, 2015.Vote by Internet  • Go to www.envisionreports.com/ZBB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas Special Meeting Proxy Card
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2 1. Approve and ratify, for purposes of Section 713 of the Company Guide of the NYSE MKT, LLC, the issuance of securities of ZBB Energy
Corporation (the “Company”) as described in the Proxy Statement under the terms of: (a) that certain Securities Purchase Agreement by and between the Company and Solar Power, Inc. dated as of April 17, 2015, which provides for the issuance of (i) 8,000,000 shares of the Company’s common stock, (ii) 28,048 shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and (iii) a warrant to purchase 50,000,000 shares of the Company’s common stock (the “Warrant”); (b) the Certificate of Designation of Preferences, Rights and Limitations governing the Series C Preferred Stock; and (c) the Warrant. 2. Approve amendment to the Company’s Articles of Incorporation, as amended to date, to change the name of the Company to [●]. 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meetinNon-Voting Items A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2. Change of Address — Please print new address below. Comments — Please print your comments below. Non-Voting Items
A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2. Change of Address — Please print new address below. Comments — Please print your comments below Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.g.

Agenda • Approve and ratify, for purposes of Section 713 of the Company Guide of the NYSE MKT, LLC, the issuance of securities of ZBB Energy Corporation (the
“Company”) as described in the Proxy Statement. • Approve an amendment to the Company’s Articles of Incorporation, as amended to date, to change the name of the Company to [●]. You can view the Proxy Statement on the internet at
www.envisionreports.com/ZBB
IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — ZBB ENERGY CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZBB ENERGY CORPORATION
The undersigned hereby appoints Paul Koeppe and Bradley Hansen proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of ZBB Energy Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Shareholders of ZBB Energy Corporation to be held at the Company’s corporate headquarters at N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin, on Monday, June 29, 2015 at 10:00 am local time, and at any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. PROPOSALS 1 AND 2 ARE BEING PROPOSED BY ZBB
ENERGY CORPORATION. (Continued, and to be marked, dated and signed, on the other side)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X023HBB 1 U PX +
 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Special Meeting Proxy Card
.B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.+A Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2. IMPORTANT SPECIAL MEETING INFORMATION 1. Approve and ratify, for purposes of Section 713 of the Company Guide of the NYSE MKT, LLC, the issuance of securities of ZBB Energy Corporation (the “Company”) as described in the Proxy Statement under the terms of: (a) that certain Securities Purchase Agreement by and between the Company and Solar Power, Inc. dated as of April 17, 2015, which provides for the issuance of (i) 8,000,000 shares of the Company’s common stock, (ii) 28,048 shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and (iii) a warrant to purchase 50,000,000 shares of the Company’s common stock (the “Warrant”); (b) the Certificate of Designation of Preferences, Rights and Limitations governing the Series C Preferred Stock; and (c) the Warrant. 2. Approve amendment to the Company’s Articles of Incorporation, as amended to date, to change the name of the Company to [●]. 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. For Against Abstain  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box

Agenda • Approve and ratify, for purposes of Section 713 of the Company Guide of the NYSE MKT, LLC, the issuance of securities of ZBB Energy Corporation (the
“Company”) as described in the Proxy Statement. • Approve an amendment to the Company’s Articles of Incorporation, as amended to date, to change the name of the Company to [●].  You can view the Proxy Statement on the internet at www.edocumentview.com/ZBB PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Proxy — ZBB ENERGY CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ZBB ENERGY CORPORATION The undersigned hereby appoints Paul Koeppe and Bradley Hansen proxies, each with power to act without the other and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of ZBB Energy Corporation standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Shareholders of ZBB Energy Corporation to be held at the Company’s corporate headquarters at N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin, on Monday, June 29, 2015 at 10:00 am local time, and at any adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. PROPOSALS 1 AND 2 ARE BEING PROPOSED BY ZBB
ENERGY CORPORATION. (Continued, and to be marked, dated and signed, on the other side)

Vote by Internet • Go to www.envisionreports.com/ZBB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website  IMPORTANT SPECIAL MEETING INFORMATION Shareholder Meeting Notice Important Notice Regarding the Availability of Proxy Materials for the ZBB Energy Corporation Shareholder Meeting to be Held on June 29, 2015. Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the special shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the special meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement is available at: Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote.
When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before June 15, 2015 to facilitate timely delivery.

Shareholder Meeting Notice ZBB Energy Corporation’s Special Meeting of Shareholders will be held at the Company’s corporate headquarters at N93 W14475 Whittaker Way, Menomonee Falls, Wisconsin, on Monday, June 29, 2015 at 10:00 am local time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR Proposals 1 and 2:
1. Approve and ratify, for purposes of Section 713 of the Company Guide of the NYSE MKT, LLC, the issuance of securities of ZBB Energy Corporation (the “Company”) as described in the Proxy Statement under the terms of:
(a) that certain Securities Purchase Agreement by and between the Company and Solar Power, Inc. dated as of April 17, 2015, which provides for the issuance of (i) 8,000,000 shares of the Company’s common stock, (ii) 28,048 shares of the Company’s Series C Convertible Preferred Stock (the “Series C Preferred Stock”) and (iii) a warrant to purchase 50,000,000 shares of the Company’s common stock (the “Warrant”);
(b) the Certificate of Designation of Preferences, Rights and Limitations governing the Series C Preferred Stock; and (c) the Warrant. 2. Approve an amendment to the Company’s Articles of Incorporation, as amended to date, to change the name of the Company to [●]. 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or by telephone by calling 1-800-652-VOTE (8683) within USA & Canada or 1-781-575-2300 outside USA & Canada or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. If you plan to attend the Special Meeting and require directions, please call the Company for directions at (262) 253-9800.
Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials.
PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. Internet – Go to www.envisionreports.com/ZBB. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.  Telephone – Call toll free 1-866-641-4276 within the USA, US territories & Canada or 1-781-575-4238 outside the USA, US territories & Canada using a touch-tone phone and follow the instructions to login in and order a paper copy.  Email – Send email to investorvote@computershare.com with “Proxy Materials ZBB Energy Corporation” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by June 15, 2015.

*** Exercise Your *Right* to Vote ***

ZBB ENERGY CORPORATION

Meeting Information

Meeting Type: Special Meeting
For holders as of: May 12, 2015
Date: June 29, 2015 **Time:** 10:00 AM CDT
Location: ZBB Energy Corporation
N93 W14475 Whittaker Way
Menomonee Falls, WI 53051

BROKER
LOGO
HERE

1 OF 2
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See the reverse side of this notice to obtain proxy materials and voting instructions.

BARCODE

Broadridge Internal Use Only

Job #
Envelope #
Sequence #
of # Sequence

0000249691_1 R1.0.0.51160

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on June 29, 2015 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).
We encourage you to access and review all of the important information contained in the proxy materials before voting. Meeting Information Meeting Type: <mtgtype> For holders as of: <recdate> Date: Time: <mtgtime> Location: 0000249691_1 R1.0.0.51160 ZBB ENERGY CORPORATION Special Meeting June 29, 2015 June 29, 2015 10:00 AM CDT May 12, 2015 ZBB Energy Corporation N93 W14475 Whittaker Way Menomonee Falls, WI 53051 Return Address Line 2 Return Address Line 3 51 MERCEDES WAY EDGEWOOD NY 11717 Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1 Broadridge Internal Use Only Job # Envelope # Sequence # # of # Sequence

Before You Vote How to Access the Proxy Materials Proxy Materials Available to VIEW or RECEIVE: How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com
* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. How To Vote
Please Choose One of the Following Voting Methods Vote In Person: If you choose to vote these shares in person at the meeting, you must request a "legal proxy." To do so, please follow the instructions at www.proxyvote.com or request a paper copy of the materials, which will contain the appropriate instructions. Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance.
Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions.
Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a voting instruction form.

Voting items The Board of Directors recommends you vote FOR the following proposal(s): 1. Approve and ratify, for purposes of Section 713 of the Company Guide of the NYSE MKT, LLC, the issuance of securities of ZBB Energy Corporation (the Company) as described in the Proxy Statement under the terms of:(a) that certain Securities Purchase Agreement by and between the Company and Solar Power, Inc. dated as of April
17, 2015, which provides for the issuance of (i) 8,000,000 shares of the Company's common stock, (ii) 28,048 shares of the Company's Series C Convertible Preferred Stock (the Series C Preferred Stock) and (iii) a
warrant to purchase 50,000,000 shares of the Company's common stock (the Warrant);(b) the Certificate of Designation of Preferences, Rights and Limitations governing the Series C Preferred Stock; and (c) the
Warrant. 2. Approve amendment to the Company's Articles of Incorporation, as amended to date, to change the name of the Company. NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Reserved for Broadridge Internal Control Information Voting Instructions THIS SPACE RESERVED FOR LANGUAGE PERTAINING TO
BANKS AND BROKERS AS REQUIRED BY THE NEW YORK STOCK EXCHANGE THIS SPACE RESERVED FOR SIGNATURES IF APPLICABLE